UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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H.J. HEINZ COMPANY

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H. J. Heinz Company
World Headquarters
600 Grant Street
Pittsburgh, Pennsylvania 15219

July 3, 2007

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of H. J. Heinz Company at 9:00 a.m. Eastern Time on Wednesday, August 15, 2007, at The Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania 15222.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. If you plan to attend the Meeting, please detach the Admission Ticket from your proxy card and bring it to the Meeting.

At this year’s Annual Meeting, you will be asked to vote on the election of directors and the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Additionally, you will be asked to vote on the extension of the Company’s Amended and Restated Global Stock Purchase Plan, which expires in 2009, and the authorization of additional shares for issuance under that Plan; the approval of the performance metrics used for equity and cash awards made under the Company’s Amended and Restated Fiscal Year 2003 Stock Incentive Plan; the Company’s two proposals to reduce the threshold for an affirmative vote of shareholders required to take certain actions under the Company’s By-Laws and Amended and Restated Articles of Incorporation; and the Company’s proposal to amend the Amended and Restated Articles of Incorporation to adopt simple majority voting in the election of directors.

Your vote is important. Whether you plan to attend the Annual Meeting in person or not, we hope you will vote your shares as soon as possible. Please either mark, sign, date and return the accompanying card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions are on the proxy card. This will ensure representation of your shares if you are unable to attend.

Sincerely,

William R. Johnson
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 15, 2007

TIME

9:00 a.m., Eastern Time, on
Wednesday, August 15, 2007

PURPOSE

To vote on seven proposals:

•	To elect 12 directors;

•	To ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm;

•	To amend the Amended and Restated Global Stock Purchase Plan to extend the term and authorize additional shares for issuance;

•	To approve the performance metrics for use under the Amended and Restated Fiscal Year 2003 Stock Incentive Plan;

•	To amend the Company’s By-Laws and Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to amend or repeal provisions relating to limitation of director liability and director and officer indemnification;

•	To amend the Company’s Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to approve certain business combinations with 10% shareholders;

•	To amend the Company’s Amended and Restated Articles of Incorporation to require that each director shall be elected by a majority of votes cast; and

•	To consider and act on such other business as may properly come before the meeting.

DOCUMENTS

The Proxy Statement and proxy card are included in this mailing. These documents are first being mailed to shareholders on or about July 3, 2007. Our 2007 Annual Report, including our Form 10-K for Fiscal Year 2007, does not form any part of the material for the solicitation of proxies.

PLACE

The Westin Convention Center Hotel
1000 Penn Avenue
Pittsburgh, Pennsylvania 15222

RECORD DATE

Owners of shares of the Company’s Common Stock and Third Cumulative Preferred Stock, $1.70 First Series, as of the close of business on June 6, 2007, will receive notice of and be entitled to vote at the meeting and any adjournments.

VOTING

Even if you plan to attend the meeting, please mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy by filing with the Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. If you are present at the meeting, you may revoke your proxy and vote in person on each matter brought before the Meeting. You may also vote over the Internet using the Internet address on the proxy card or by telephone using the toll-free number on the proxy card.

Rene D. Biedzinski
Secretary
Dated: July 3, 2007

Page

Questions and Answers	1

Security Ownership of Certain Principal Shareholders	8

Security Ownership of Management	9

Corporate Governance	11

Director Independence Standards	15

Related Person Transaction Policy	16

Board of Directors and Committees of the Board	16

Director Compensation Table	19

Report of the Audit Committee	20

Relationship with Independent Registered Public Accounting Firm	22

Matters to Be Acted Upon	22
1. Election of Directors	22
2. Ratification of Independent Registered Public Accounting Firm	25
3. Approval of Amendment and Extension of the Amended and Restated H. J. Heinz Company Global Stock Purchase Plan	25

4. Approval of Performance Metrics for Use under the Amended and Restated Fiscal Year 2003 Stock Incentive Plan	27

5. Amendment of By-Laws and Amended and Restated Articles of Incorporation to Reduce the Affirmative Shareholder Vote Required to Amend or Repeal Provisions Relating to Limitation of Director Liability and Director and Officer Indemnification	33

6. Amendment of Amended and Restated Articles of Incorporation to Reduce the Affirmative Shareholder Vote Required to Approve Certain Business Combinations with 10% Shareholders	34

7. Amendment of Amended and Restated Articles of Incorporation to Require that Each Director be Elected by a Majority of Votes Cast	35

8. Other Business	37

Compensation Discussion and Analysis	37

Report of the Management Development and Compensation Committee on Executive Compensation	65

Additional Information	66

Appendix A—Second Amended and Restated Global Stock Purchase Plan	A-1

Appendix B—Amended and Restated Fiscal Year 2003 Stock Incentive Plan	B-1

Appendix C—Audit Committee Charter	C-1

Appendix D—Management Development and Compensation Committee Charter	D-1

Appendix E—Corporate Social Responsibility Committee Charter	E-1

Appendix F—Corporate Governance Committee Charter	F-1

Appendix G—Director Independence Standards	G-1

QUESTIONS AND ANSWERS

Q:  When and where is the Annual Meeting?

A:  The Company’s Annual Meeting of Shareholders will be held at 9:00 a.m. Eastern Time, Wednesday, August 15, 2007, at The Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania 15222.

Q:  Who is entitled to vote?

A:  You are entitled to vote at the Annual Meeting if the Company’s records on June 6, 2007 (the “record date”) showed that you owned the Company’s common stock, par value $.25 (the “Common Stock”), or Third Cumulative Preferred Stock, $1.70 First Series (the “Preferred Stock”). As of June 6, 2007, there were 322,128,996 shares of Common Stock and 7,527 shares of Preferred Stock outstanding.

Q:  How many votes is each share entitled to?

A:  Each share of Common Stock has one vote, and each share of Preferred Stock has one-half vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

Q:  Do I need a ticket to attend the Annual Meeting?

A:  Yes. Retain the bottom of the proxy card as your admission ticket. One ticket will permit two persons to attend. If your shares are held through a broker, contact your broker and request that the broker provide you with evidence of share ownership. This documentation, when presented at the registration desk at the Annual Meeting, will enable you to attend the Meeting.

Q:  How can I listen to the Annual Meeting if I do not attend in person?

A:  You are invited to listen to the Annual Meeting webcast live via the Internet on Wednesday, August 15, 2007, at www.heinz.com, beginning at 9:00 a.m. Eastern Time. The audio portion of the event will also be available in a listen-only mode via telephone conference call. For the telephone conference call option, dial 866-648-9952 (within the U.S./Canada) or 706-679-8682 (outside the U.S./Canada) and mention conference ID 7301453 at least 15 minutes prior to the designated starting time. Using the webcast will enable you to view the slides shown at the meeting and hear the speakers. Neither the webcast nor the teleconference will enable you to ask questions or to vote your shares. Information included in our website, other than the Proxy Statement and form of proxy, is not part of the proxy solicitation material.

The webcast of the Meeting will be archived on the Company’s website at www.heinz.com for one year. A replay of the teleconference will be available at 11:00 a.m. EST and for 30 days at 800-642-1687 (within the U.S./Canada) or 706-645-9291 (outside the U.S./Canada) using the following access code: 7301453.

Q:  How do I access the Annual Meeting via the Internet?

A:  To access the Meeting via the Internet, please go to www.heinz.com. The minimum technical requirements to view this broadcast online are: Either Windows 98, Windows 2000, Windows XP, Vista OS, or Apple Mac OS X 10.3 operating system; Microsoft Internet Explorer 5.5, Netscape 7.1, or for Mac operating systems, Mozilla Firefox 1.0.4; Windows MediaPlayer 6.4 software (downloadable when you register for the webcast at www.heinz.com); 256 MHz or faster processor, 64 MB RAM minimum (128 MB recommended); and a 16-bit color video display card. In order to hear the audio portion, your PC must be equipped with a 16-bit or better sound card and speakers. A fast connection to the Internet such as T1, DSL, or cable modem will greatly enhance your experience in viewing the webcast. If your connection is a 56K modem you will experience lower quality sound or video.

Q:  How do proxies work?

A:  The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other item(s) or abstain from voting. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees; for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm; for the amendment of the Company’s Amended and Restated Global Stock Purchase Plan; for the approval of the performance metrics under the Amended and Restated Fiscal Year 2003 Stock Incentive Plan; for the amendment of the By-Laws and Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to amend provisions relating to limitation of director liability and director and officer indemnification; for the amendment of the Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to approve certain business combinations with 10% shareholders; and for the amendment of the Amended and Restated Articles of Incorporation to require that each director be elected by a majority of votes cast.

Q:  How do I vote?

A:  You may:

•	Vote by marking, signing, dating, and returning a proxy card;

•	Vote via the Internet by following the voting instructions on the proxy card or the voting instructions provided by your broker, bank, or other holder of record. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your instructions have been properly recorded. If you submit your vote by Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies;

•	Place your vote by telephone by following the instructions on the proxy card or the instructions provided by your broker, bank, or other holder of record; or

•	Vote in person by attending the Annual Meeting. We will distribute written ballots to any shareholder who wishes to vote in person at the Annual Meeting.

Q:  Do I have to vote?

A:  No. However, we strongly encourage you to vote. You may vote for all, some, or none of the Company’s director nominees. You may abstain with respect to or vote “FOR” or “AGAINST” other proposals.

Q:  What does it mean if I receive more than one proxy card?

A:  If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please sign, date, and return each proxy card you receive. If you choose to vote by phone or Internet, please vote each proxy card you receive. Only your latest dated proxy for each account will be voted.

Q:  Will my shares be voted if I do not sign and return my proxy card?

A:  They could be. If your shares are held in street name and you do not instruct your broker or other nominee how to vote your shares, your broker or nominee may either use its discretion to vote your shares on “routine matters” (such as election of directors and ratification of auditors) or leave your shares unvoted. For any “non-routine matters” being considered at the Meeting, your broker or other nominee would not be able to vote on such matters. A broker will not have discretionary authority to vote shares for the amendment of the Amended and Restated Global Stock Purchase Plan; for the approval of the performance metrics under the Amended and Restated Fiscal Year 2003

Stock Incentive Plan; for the amendment of the By-Laws and Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to amend provisions relating to limitation of director liability and director and officer indemnification; for the amendment of the Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to approve certain business combinations with 10% shareholders; or for the amendment of the Amended and Restated Articles of Incorporation to require that each director be elected by a majority of votes cast. If your shares are held in street name, your broker, bank, or nominee will include a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your voting instruction card to your nominee to ensure that a proxy card is voted on your behalf.

Q:  Can I change my vote?

A:  Yes. You may revoke your proxy and change your vote before the Annual Meeting by submitting a new proxy with a later date, by casting a new vote by Internet or telephone, by notifying the Company’s Corporate Secretary in writing, or by voting in person at the Meeting. If you do not properly revoke your proxy, properly executed proxies will be voted as you specified in your earlier proxy.

Q:  What is a quorum?

A:  A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the Annual Meeting. At least a majority of the outstanding shares eligible to vote (with each share of Preferred Stock counting as one-half of a share for purposes of the quorum) must be represented at the Meeting, either in person or by proxy, in order to transact business.

Q:  What will I likely be voting on?

A:  There are seven proposals that are expected to be voted on at the Annual Meeting:

•	The election of 12 members of our Board of Directors;

•	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm;

•	The amendment of the Amended and Restated Global Stock Purchase Plan to extend the term and authorize additional shares for issuance;

•	The approval of the performance metrics for use under the Amended and Restated Fiscal Year 2003 Stock Incentive Plan;

•	The amendment of the Company’s By-Laws and Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to amend or repeal provisions relating to limitation of director liability and director and officer indemnification;

•	The amendment of the Company’s Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to approve certain business combinations with 10% shareholders; and

•	The amendment of the Company’s Amended and Restated Articles of Incorporation to require that each director be elected by a majority of the votes cast.

As of the date this Proxy Statement went to press, the Company was not aware of any additional matters to be raised at the Annual Meeting.

Q:  What are the Board’s recommendations?

A:  The Board of Directors recommends a vote:

•	FOR the election of each of the directors nominated by the Company;

•	FOR the ratification of the selection of our independent registered public accounting firm;

•	FOR the amendment of the Amended and Restated Global Stock Purchase Plan to extend the term and authorize additional shares for issuance;

•	FOR the approval of the performance metrics for use under the Amended and Restated Fiscal Year 2003 Stock Incentive Plan;

•	FOR the amendment of the Company By-Laws and Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to amend or repeal provisions relating to limitation of director liability and director and officer indemnification;

•	FOR the amendment of the Company Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to approve certain business combinations with 10% shareholders; and

•	FOR the amendment of the Company Amended and Restated Articles of Incorporation to require that each director be elected by a majority of the votes cast.

Q:  How many votes are needed to approve each item?

A:  Election of Directors.  Under Pennsylvania law, plurality voting applies to this election, and the 12 director nominees receiving the highest numbers of votes cast will be elected to fill the seats on the Board. However, pursuant to a majority voting policy unanimously adopted by the Board of Directors on November 7, 2006, in an uncontested election for directors such as this election, any nominee who receives a greater number of votes “withheld” from his or her election than “for” such election shall promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation offer or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decisions of the Corporate Governance Committee with respect to his or her own resignation.

Ratification of Independent Registered Public Accounting Firm Selection.  The favorable vote of a majority of votes cast is necessary for this proposal to be approved.

The Amendment of the Amended and Restated Global Stock Purchase Plan to Extend the Term and Authorize Additional Shares for Issuance.   The favorable vote of a majority of votes cast is necessary for this proposal to be approved.

The Approval of the Performance Metrics for Use under the Amended and Restated Fiscal Year 2003 Stock Incentive Plan.  The favorable vote of a majority of votes cast is necessary for this proposal to be approved.

The Amendment of the Company’s By-Laws and Amended and Restated Articles of Incorporation to Reduce the Affirmative Shareholder Vote Required to Amend or Repeal Provisions Relating to Limitation of Director Liability and Director and Officer Indemnification.  The favorable vote of a majority of votes cast is necessary for this proposal to be approved.

The Amendment of the Company’s Amended and Restated Articles of Incorporation to Reduce the Affirmative Shareholder Vote Required to Approve

Certain Business Combinations with 10% Shareholders.  The favorable vote of 80% of the voting power of the shares outstanding is necessary for this proposal to be approved.

The Amendment of the Company’s Amended and Restated Articles of Incorporation to Require that Each Director Be Elected by a Majority of Votes Cast.  The favorable vote of a majority of votes cast is necessary for this proposal to be approved.

Q:  Who will tabulate the votes?

A:  A representative from our transfer agent, Mellon Investor Services, will tabulate the votes and act as inspector of election.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election. The inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned signed but not marked will be voted FOR each of the Director nominees, FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, FOR the amendment of the Amended and Restated Global Stock Purchase Plan to extend the term and authorize additional shares for issuance; FOR the approval of the performance metrics for use under the Amended and Restated Fiscal Year 2003 Stock Incentive Plan; FOR the amendment of the Company’s By-Laws and Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to amend or repeal provisions relating to limitation of director liability and director and officer indemnification; FOR the amendment of the Company’s Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to approve certain business combinations with 10% shareholders; FOR the amendment of the Company’s Amended and Restated Articles of Incorporation to require that each director be elected by a majority of votes cast; and as the proxy holder deems desirable for any other matters that may come before the Meeting.

Q:  How will shares in the Company’s employee benefit plans be voted?

A:  This Proxy Statement is being used to solicit voting instructions from you with respect to shares of our stock that you own but which are held by the trustees of our benefit plans for the benefit of you and other plan participants. Shares held in our benefit plans that are entitled to vote will be voted by the plan trustees pursuant to your instructions. Shares held in any employee benefit plan that you are entitled to vote, but do not vote, will be voted by the plan trustees in proportion to the voting instructions received for other shares. You must instruct the plan trustees to vote your shares by utilizing one of the voting methods described above.

Q:  Who are the proxy solicitors and what are the solicitation expenses?

A:  We have hired MacKenzie Partners, Inc., to assist us in the distribution of proxy materials and the solicitation of proxies by mail, telephone, facsimile, or personal meetings. We estimate the fees of MacKenzie Partners to be $15,000 plus expenses. Our officers, directors, and employees may also assist us with solicitation efforts; they will not receive any extra compensation for these activities.

Q:  May I access this year’s Proxy Statement and Annual Report via the Internet?

A:  Yes. This Proxy Statement and our 2007 Annual Report, which includes our Form 10-K for Fiscal Year 2007, are available on our website at www.heinz.com. In addition, most shareholders can elect to receive future Proxy Statements and proxy cards, annual reports, and reports on Form 10-K over the Internet instead of receiving paper copies in the mail.

Links will be provided to elect this option if you vote over the Internet in accordance with the instructions on your proxy card.

Q:  How do I obtain a copy of the Company’s materials related to corporate governance?

A:  The Company’s Corporate Governance Principles, charters of each standing Board committee, Global Code of Conduct, Global Operating Principles, Supplier Guiding Principles, and other materials related to our corporate governance can be found in the Corporate Governance section of the Company’s website at www.heinz.com under the Investors tab. In addition, this information is available in print free of charge to any shareholder who requests it by contacting the Corporate Secretary at P.O. Box 57, Pittsburgh, Pennsylvania 15230.

Q:  What is a broker non-vote?

A:  Under the rules that govern brokers who have record ownership of shares that they hold in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as uncontested director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as shareholder proposals. The amendment of the Amended and Restated Global Stock Purchase Plan to extend the term and authorize additional shares for issuance; the approval of the performance metrics for use under the Amended and Restated Fiscal Year 2003 Stock Incentive Plan; the amendment of the Company’s By-Laws and Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to amend or repeal provisions relating to limitation of director liability and director and officer indemnification; the amendment of the Company’s Amended and Restated Articles of Incorporation to reduce the affirmative shareholder vote required to approve certain business combinations with 10% shareholders; and the amendment of the Company’s Amended and Restated Articles of Incorporation to require that each director be elected by a majority of votes cast will be considered “non-routine matters.” Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted on such non-routine matters, your broker or other nominee will not be able to vote your shares in any of these non-routine matters. We urge you to provide instructions to your broker or nominee so that your votes may be counted on these important non-routine matters. You should vote your shares by following the instructions provided on the voting instruction card and returning your proxy card to your broker or bank to ensure that a proxy card is voted on your behalf. Because the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, with respect to uninstructed shares, the broker may turn in a proxy card and vote on routine matters.

Q:  How do abstentions and broker non-votes count for voting purposes?

A:  Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but are not considered to be votes cast. An abstention or broker non-vote will therefore not affect the votes required to approve any of the proposals requiring approval by a majority of votes cast. However, for the proposal requiring approval by 80% of the voting power of the outstanding voting shares, an abstention or broker non-vote will have the same effect as a vote against the proposal.

Q:  What is householding?

A:  Householding is a procedure which permits the Company, with your permission, to send a single set of its annual report and proxy materials to any household at which two or more shareholders reside if the Company believes they are members of the same family. Each shareholder will continue to receive a separate proxy card for voting and attendance purposes. Householding reduces the volume of duplicate information you receive, as well as the Company’s expenses. A number of brokerage firms and Mellon Investor Services, our transfer agent, have instituted householding. If your family has multiple Heinz accounts, you may have received a householding notification from your broker or the transfer agent. Please contact your broker or the transfer agent directly if you have questions, require additional copies of the Proxy Statement or Annual Report, or wish to revoke your decision to household or to receive multiple statements and reports. These options are available to you at any time. Upon written or oral request to the transfer agent, a separate copy of the Proxy Statement or Annual Report will be sent promptly to any shareholder of record to whom householding applies.

Q:  How do I nominate a director or bring other business before the Annual Meeting?

A:  The Company’s By-Laws prescribe the procedures shareholders must follow to nominate directors or to bring other business before shareholder meetings. To nominate a candidate for director at the Annual Meeting to be held in 2008, your notice of the nomination must be received by the Company between December 12, 2007, and March 12, 2008. The notice must describe various matters regarding the nominee, including name, address, occupation, and shares held. To bring other matters before the 2008 Annual Meeting, notice of your proposal must also be received by the Company within the time limits described above and must meet Company By-Law requirements. In addition, to include a proposal in the Company’s Proxy Statement and proxy for that meeting, your notice and proposal must also comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Copies of the Company’s By-Laws may be obtained free of charge from the Corporate Secretary.

Security Ownership of Certain Principal Shareholders

Set forth below is the name, address, and stock ownership of each person or group of persons known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, based on information provided by the beneficial owner in public filings made with the Securities and Exchange Commission (“SEC”).

	Number of Shares
	of Common Stock	Percent of
Name and Address	Beneficially Owned	Class

Capital Research and Management Company(1) 333 South Hope Street Los Angeles, CA 90071	36,355,700	11%
Trian Fund Management, L.P. and other joint filers(2) 280 Park Avenue New York, NY 10017	18,987,000	5.9%

(1)	Based on a report on Schedule 13G filed with the SEC on February 12, 2007, Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, was deemed to be the beneficial owner of 36,355,700 shares of the Common Stock for which beneficial ownership is disclaimed pursuant to Rule 13d-4, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(2)	Based on a Schedule 13D filed with the SEC on May 23, 2006, as amended, by Trian Fund Management, L.P. (“Trian”), Nelson Peltz and certain other parties, and on Form 4s filed with the SEC by Mr. Peltz and Trian, Trian may be deemed the beneficial owner of (i) 3,000 shares held directly by Mr. Peltz, (ii) 13,252,600 shares owned by funds and accounts managed by Trian, (iii) put-call options relating to 350,000 shares of common stock which are held by funds and accounts managed by Trian that may be exercised by Trian, or sold by the counterparty to Trian, at any time on or prior to July 18, 2008, and (iv) 5,381,400 shares of common stock owned by Sandell Asset Management Corp. and certain of its affiliates who, by reason of an agreement with Trian, may be deemed to be a “group” with Trian for purposes of owning of such shares. Trian may be deemed to share voting and dispositive power with regard to such shares, but disclaims beneficial ownership of such shares for all other purposes. Mr. Peltz disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

Security Ownership of Management

The following table sets forth all equity securities of the Company beneficially owned as of April 30, 2007, by each director, director nominee, and executive officer named in the Summary Compensation Table, and all directors, director nominees, and executive officers as a group, being 21 in number. The individuals listed below do not own shares of the Company’s Preferred Stock.

	Shares of
	Common Stock
	Owned	Percent of
Name	(1)(2)(3)(4)(5)	Class(6)

Jeffrey P. Berger	544,012	—
Charles E. Bunch	10,500	—
Leonard S. Coleman, Jr.	13,600	—
John G. Drosdick	3,000	—
Edith E. Holiday	18,346	—
William R. Johnson	4,314,920	1.3
Candace Kendle	14,888	—
David C. Moran	449,871	—
Dean R. O’Hare	13,700	—
Nelson Peltz	18,987,000	5.9
Dennis H. Reilley	3,000	—
D.E.I. Smyth	479,824	—
Lynn C. Swann	10,017	—
Thomas J. Usher	28,447	—
Michael F. Weinstein	3,653	—
Arthur B. Winkleblack	394,247	—
All directors, director nominees, and all executive officers as a group	26,335,671	8.2

(1)	Shares listed in this column include all shares in which the named individuals and all directors, director nominees, and executive officers as a group have a present beneficial economic interest, and also include all shares allocated to the accounts of the named individuals and all directors, director nominees, and executive officers as a group under the Company’s Employees Retirement and Savings Plan (W.R. Johnson, 85,705; A.B. Winkleblack, 3,722; D.C. Moran, 442; J.P. Berger, 27,915; D.E.I. Smyth, 24,615; and all directors, director nominees, and executive officers as a group, 183,685). Each person has both sole voting and sole investment power with respect to the shares listed unless otherwise indicated.

(2)	Shares listed include shares subject to stock options granted under the Company’s stock option plans and exercisable within 60 days following April 30, 2007 (W.R. Johnson, 3,695,946; A.B. Winkleblack, 360,290; D.C. Moran, 433,477; J.P. Berger, 447,480; D.E.I. Smyth, 421,498; and all directors, director nominees, and executive officers as a group, 6,261,397).

(3)	Shares listed for Messrs. Johnson, Winkleblack, Moran, Berger, and Smyth include restricted stock units which vest within 60 days of April 30, 2007 (W.R. Johnson, 5,225; A.B. Winkleblack, 1,589; D.C. Moran, 1,420; J.P. Berger, 1,589; D.E.I. Smyth, 1,076).

(4)	Shares listed for Mr. Usher also include 1,000 shares held by a trust of which Mr. Usher is co-trustee and sole beneficiary.

(5)	Shares listed for Mr. Peltz include (i) 3,000 shares held directly by Mr. Peltz, (ii) 13,252,600 shares owned by funds and accounts managed by Trian, of which Mr. Peltz is a founding partner and Chief Executive Officer, (iii) put-call options relating to 350,000 shares of common stock which are held by funds and accounts managed by Trian that may be exercised by Trian, or sold by the counterparty to Trian, at any time on or prior to July 18, 2008, and (iv) 5,381,400 shares of common stock owned by Sandell Asset Management Corp. and certain of its affiliates who, by reason of an agreement with Trian, may be deemed to be a “group” with Trian for purposes of owning of such shares. Mr. Peltz disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

(6)	Percentages of less than one percent are omitted.

CORPORATE GOVERNANCE

Role and Composition of the Board of Directors

The Company’s Board of Directors believes that good corporate governance principles and practices provide a strong framework to assist the Board in fulfilling its responsibilities to shareholders. The Board recognizes the interests of the Company’s shareholders, employees, customers, suppliers, consumers, creditors, and the communities in which it operates, who are all essential to the Company’s success. Accordingly, the Board has adopted corporate governance principles relating to its role, composition, structure, and functions. The Board periodically reviews the principles and other corporate governance matters.

Role of the Board and Management

The Company’s business is conducted by its employees, managers, and officers under the direction of the chief executive officer (“CEO”) and the oversight of the Board. The Board of Directors is elected by the shareholders to oversee management and to ensure that the long-term interests of the shareholders are being served. Directors are expected to fulfill duties of care and loyalty and to act with integrity as they actively conduct Board matters.

As part of its general oversight function, the Board actively reviews and discusses reports by management on the performance of the Company, its strategy, goals, financial objectives, and prospects, as well as issues and risks facing the Company. The Board also selects, evaluates, and determines compensation and succession planning for the CEO and senior management. The Board oversees processes designed to maintain the quality of the Company, including the integrity of the financial statements, the integrity of compliance with laws and ethics, and the integrity of relationships with stakeholders, including shareholders, employees, customers, suppliers, consumers, and the communities in which the Company operates.

Board Membership Qualifications

The Board has the responsibility for nominating director candidates to shareholders and filling vacancies. The Corporate Governance Committee is responsible for recommending candidates to the Board, as well as recommending the selection criteria used in seeking nominees for election to the Board. The Board has adopted the following director nominee selection criteria. Nominees should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of all shareholders. Nominees should be selected on the basis of their business and professional experience and qualifications, public service, diversity of background, availability to devote sufficient time to the Board and the needs of the Company in light of the qualifications of the other directors or nominees. Candidates should be persons who have demonstrated leadership in multinational companies or government, finance or accounting, higher education or other fields, or who are able to provide the Company with relevant expertise, industry knowledge or marketing acumen. Nominees should also represent all shareholders rather than special interest groups or any group of shareholders. In determining whether to recommend a director for re-election, the Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contribution to the activities of the Board. The Corporate Governance Committee uses the services of an executive search firm to assist the Company in identifying potential nominees and to participate in the evaluation of candidates for Board membership. Shareholders may suggest nominees for consideration by submitting names of nominees and supporting information to the Corporate Secretary of the Company.

Size of the Board

The Company’s By-Laws establish that the Board shall fix the number of directors from time to time so long as the number so determined shall not be less than three. The Board periodically reviews the appropriate size of the Board. In Fiscal Year 2006, the size of the Board was increased to 12 Board members.

Chairman and CEO

The Chairman and the CEO are selected by the Board. The Board determines whether the role of Chairman and CEO should be separate or combined based upon its judgment as to the most appropriate structure for the Company at a given point in time.

Presiding Director

The Chairman of the Corporate Governance Committee, Thomas J. Usher, is the Presiding Director. In that role, Mr. Usher presides over all executive sessions of the independent directors, acts as principal liaison between the Chairman of the Board and the independent directors, interviews Board candidates, recommends membership of Board committees to the Board, makes recommendations about retention of consultants to the Board, is the contact director for shareholders, leads the Board and committee evaluation process, and is involved in communicating any sensitive issues to the directors.

Independence

All non-employee directors, including all of the director nominees other than the Company’s CEO, are independent directors who meet the NYSE independence requirements and the Company’s Director Independence Standards.

Ethics and Conflicts of Interest

The Board expects its directors, as well as the Company’s officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Global Code of Conduct. The Board will not permit any waiver of any ethics policy for any director or executive officer. The Board will resolve any conflict of interest question involving a director, the CEO, or a member of the Office of the Chairman, and the CEO will resolve any conflict of interest issue involving any other officer of the Company. The Global Code of Conduct is available at www.heinz.com.

Stock Ownership

In order to align the interests of directors with shareholders, non-management directors are required to own 10,000 shares of Company stock within five years of a director’s election to the Board.

Retirement and Resignation

No director may stand for re-election after attaining age 72, except for any director who was serving on the Board as of June 12, 1996. Should a director’s principal occupation or business association change substantially during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Chairman of the Board and the Corporate Governance Committee. The Chairman and the Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation offer. Any director who is a full-time employee of the Company shall offer to resign from the Board at the time of his or her retirement, resignation, or removal from full-time employment.

Term Limits

The Board does not believe that it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they have the disadvantage of losing the contribution of directors who over time have developed increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Corporate Governance Committee periodically reviews director contributions to the Board and has instituted a mandatory retirement age (as described above).

BOARD COMMITTEES

Number and Responsibilities of Committees

The current five committees of the Board are Audit, Management Development and Compensation, Corporate Governance, Corporate Social Responsibility, and Executive. The membership of the first four committees is required to consist entirely of independent directors, based on the NYSE’s requirements and the Company’s Director Independence Standards. The Executive Committee is comprised of the Chairman and CEO of the Company and the chair of each of the first four committees. The Board may form new committees, disband an existing committee, and delegate additional responsibilities to a committee. The responsibilities of the committees are set forth in written charters, which are reviewed periodically by the committees, the Corporate Governance Committee and the Board, and are available on the Company website at www.heinz.com. The charters of the Audit, Management Development and Compensation, Corporate Social Responsibility, and Corporate Governance Committees are attached hereto as Appendices C, D, E, and F, respectively.

Assignment, Rotation and Removal of Committee Members

Members are appointed to committees by the Board of Directors upon recommendation of the Corporate Governance Committee. Committee assignments are based on a director’s business and professional experience, qualifications, and public service. The need for continuity, subject matter expertise, and tenure, and the desires of the individual Board members are also considered. Consideration will be given to rotating committee members from time to time if rotation is likely to improve committee performance or facilitate the work of the committee. Directors generally serve on a working committee for approximately five to seven years before rotating. A committee member may be removed by a majority vote of the independent directors of the full Board.

Committee Meetings

The chair of each committee, in consultation with committee members and in compliance with the committee’s charter requirements, determines the frequency of committee meetings and develops meeting agendas. The full Board is apprised of matters addressed by the committees in their meetings.

Committee Chairs

The chair of each committee rotates periodically. It is currently anticipated that chairs will serve for a period of four to eight years unless otherwise agreed to by the Chairman of the Board and the chair of the Corporate Governance Committee.

BOARD OPERATIONS

Board Meetings

Regular meetings of the Board are held at least six times per year and typically extend over two days. Once a year the Board attends a strategic planning session that normally extends over three days. The Board may hold additional meetings, including by teleconference or other electronic means, as needed, to discharge its responsibilities. The Chairman of the Board, in consultation with other Board members, establishes the agenda for each Board meeting. Each Board member may suggest items for inclusion on the agenda.

Executive Sessions and Presiding Director

The non-management directors of the Board meet in regularly scheduled executive sessions at each Board meeting. The chair of the Corporate Governance Committee is the presiding director and chairs the executive sessions for non-management directors.

Board Materials

Information and data that is important to the business to be considered at a Board or committee meeting is distributed in advance of the meeting, to the extent possible.

Board Assessment

The Board annually assesses the effectiveness of the Board and its committees.

Management Evaluation, Succession, and Compensation

The performance of the CEO is evaluated annually by the Management Development and Compensation Committee, in consultation with the full Board, based upon objective criteria, including the performance of the business and the accomplishment of goals and strategic objectives. This committee also makes recommendations to the Board with respect to CEO succession. The CEO reviews management succession planning and development with the full Board of Directors on an annual basis. The Management Development and Compensation Committee evaluates performance in setting CEO and senior executive officer salary, bonus, and other incentive and equity compensation.

Board Compensation

The Board periodically reviews director compensation based upon benchmarking information of peer group companies. The Corporate Governance Committee is responsible for recommending any changes in Board compensation. In discharging this duty, the committee is guided by the following considerations: compensation should fairly pay directors for work required for a company of Heinz’s size and scope; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of compensation should be transparent and understandable.

Board Access to Management and Independent Advisors

Members of the Board have free access to the employees of the Company, and committees have the authority to retain such outside advisors as they determine appropriate to assist in the performance of their functions. Additionally, members of the Board periodically visit Company facilities.

Approval of Goals and Strategic and Financial Objectives

The overall strategy of the Company is reviewed and approved periodically at Board meetings. In addition, the Board conducts an annual planning session at which the Company strategy is assessed in detail.

Orientation and Education

The Board and the Company provide orientation for new directors on the Company’s corporate structure and organization, business units, strategic plan, significant accounting and risk-management issues, governance policies, and Global Code of Conduct. In addition, on an ongoing basis, directors participate in educational programs and/or seminars.

Communication with Management and Directors

The response to any shareholder proposal is the responsibility of management subject to oversight by the appropriate Board committee. The Board is apprised of shareholder proposals and the Company’s response to such proposals.

Shareholders and other interested parties may contact the outside directors via the Corporate Secretary of the Company at P.O. Box 57, Pittsburgh, Pennsylvania 15230, or via facsimile at (412) 456-7868.

Shareholder Rights Plan Policy

The Board adopted a policy under which it will seek shareholder approval within one year in the event the Board adopts a shareholder rights plan, commonly known as a “poison pill.” The Company does not currently have a shareholder rights plan in place.

Disclosure and Review of Corporate Governance Principles

The Company’s Corporate Governance Principles and all Board committee charters are available on the Company’s website at www.heinz.com and are also available in print to any shareholder upon request. The Corporate Governance Committee reviews these Corporate Governance Principles periodically, and reports the results of this review to the full Board.

Director Independence Standards

Pursuant to NYSE listing standards, the Board of Directors has adopted a formal set of Director Independence Standards (the “Standards”) with respect to the determination of director independence. In accordance with the Standards, an independent director must be determined to have no material relationship with the Company other than as a director. The Standards specify the criteria by which the independence of the directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Standards prohibit the Audit Committee members from receiving compensation from the Company, other than as a director or under a retirement plan, and from being an affiliated person as defined by the SEC. The Standards also prohibit Management Development and Compensation Committee members from serving if they have ever been a Company officer or if they have any direct or indirect material interest in a transaction that must be disclosed under SEC Regulation S-K Item 404(a).

The Board has determined that every director, with the exception of Mr. Johnson, is independent under these Standards.

The full text of the Standards is attached as Appendix G to this Proxy Statement. The Standards are also posted on the Company website at www.heinz.com.

Policies on Business Ethics and Conduct

All Company employees and directors, including the CEO, the Chief Financial Officer, and the Principal Accounting Officer, are required to abide by the Company’s long-standing Global Code of Conduct to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Global Code of Conduct forms the foundation of a comprehensive program that requires compliance with all corporate policies and procedures and seeks to foster an open relationship among colleagues that contributes to good business conduct and an abiding belief in the integrity of our employees. The Company’s policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of the Company’s business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Global Code of Conduct. The Audit Committee has established a policy and procedure to receive, retain, and treat complaints regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting, internal accounting control, or audit matters, including a toll-free ethics and compliance hotline.

The full text of the Global Code of Conduct is published on the Company website at www.heinz.com, and is available in print to any shareholder upon request.

Related Person Transaction Policy

The Related Person Transaction Policy of the Board ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Person Transaction” is a transaction with the Company in an amount exceeding $120,000 in which a Related Person has a direct or indirect material interest. A Related Person includes the executive officers, directors, and five percent shareholders of the Company, and any immediate family member of such a person. Under the Related Person Transaction Policy, Company management screens for any potential Related Person Transactions, primarily through the annual circulation of a Directors and Officers Questionnaire (“D&O Questionnaire”) to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Securities Act of 1934. The D&O Questionnaire contains questions intended to identify Related Persons and transactions between the Company and Related Persons. If Company management identifies a Related Person Transaction, such transaction is brought to the attention of the Corporate Governance Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

Capital Guardian Trust Company, an affiliate of Capital Research and Management Company, which is a greater than five percent shareholder of the Company, has been managing the international equity portion of the H. J. Heinz Company Employees’ Retirement System Master Trust. During Fiscal Year 2007, Capital Guardian Trust Company earned approximately $440,000 in fees for such management services.

Board of Directors and Committees of the Board

Fiscal Year 2007 Meetings

Management
			Development and			Corporate	Corporate Social
Name	Board		Compensation	Audit		Governance	Responsibility	Executive
William R. Johnson	X	*						X	*
Charles E. Bunch	X		X *	X				X
Leonard S. Coleman, Jr.	X			X		X	X *	X
John G. Drosdick	X			X			X
Edith E. Holiday	X		X			X
Candace Kendle	X			X		X
Dean R. O’Hare	X		X	X	*		X	X
Nelson Peltz	X					X	X
Dennis H. Reilley	X		X			X
Lynn C. Swann	X					X	X
Thomas J. Usher	X		X			X *	X	X
Michael F. Weinstein	X		X	X
Number of Meetings in Fiscal Year 2007	16		7	13		8	3	0

X Member
* Chairperson

Committee Duties and Responsibilities

Management Development and Compensation Committee

•	Recommends to the Board candidates for CEO of the Company and the election of executive officers who report directly to the CEO.
•	Develops and oversees the processes to set objectives, evaluate performance, and determine compensation and overall compensation policy for the CEO and his direct reports. The Committee formally solicits the opinions of non-Committee Board members.
•	Reviews annually the succession plan of the CEO and other executive officers as part of a talent review in which all Board members participate.
•	Makes recommendations to the Board with respect to the structure of overall incentive compensation and equity-based plans applicable to executive officers or other employees and administers such plans.
•	Selects and retains outside consultants to review and recommend appropriate types and levels of executive compensation, with the sole authority to approve consultant fees and other retention terms. Terminates such consultants as necessary.
•	Prepares the report of the Management Development and Compensation Committee for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.
•	Evaluates the Committee’s performance annually.
Audit Committee

•	Oversees management’s establishment and maintenance of processes to provide for the reliability and integrity of the accounting policies, financial statements, and financial reporting and disclosure practices of the Company.
•	Oversees management’s establishment and maintenance of processes to provide for an adequate system of internal control over financial reporting at the Company and assists with the oversight by the Board of Directors and the Corporate Governance Committee of the Company’s compliance with applicable laws and regulations.
•	Oversees management’s establishment and maintenance of processes to provide for compliance with the Company’s financial policies.
•	Oversees the independence of the independent registered public accounting firm and the qualifications and effectiveness of both the independent registered public accounting firm and the internal auditors.
•	Prepares the report of the Audit Committee for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.
•	Appoints, retains, and reviews the performance of the independent registered public accounting firm.
•	Evaluates the Committee’s performance annually.
Corporate Governance Committee

•	Monitors compliance with the Company’s Global Code of Conduct and all applicable laws and regulations.
•	Notifies the Audit Committee of any matters regarding accounting, internal control, or audit matters of which the Committee has become aware as a result of monitoring the Company’s compliance efforts.
•	Annually reviews the Company’s Corporate Governance Principles and recommends changes to these Principles.
•	Identifies qualified candidates to serve on the Board, including candidates recommended by shareholders, and reviews Board candidate qualifications, selection criteria, and any potential conflicts with the Company’s interests.

•	Recommends to the Board candidates for election or re-election to the Board at each Annual Meeting of Shareholders of the Company or to fill vacancies, and reviews the independence of current directors and nominees.
•	Recommends to the Board whether to accept or reject any resignation tendered by a Board member who received a greater number of votes “withheld” from his or her election than “for” such election in an uncontested election of directors.
•	Recommends to the Board candidates for appointment to or removal from Board committees and considers rotating members or chairs of various Board committees.
•	Provides orientation for new directors and continuing education for all directors.
•	Assesses the reporting channels through which the Board receives information and the quality and timeliness of information received on a periodic basis.
•	Makes recommendations to the Board concerning changes in non-employee director compensation.
•	Periodically reviews all Committee charters and recommends changes for Board approval.
•	Reviews management’s responses to shareholder proposals concerning corporate governance issues.
•	Assesses the Board’s performance and the Committee’s performance on an annual basis.
Corporate Social Responsibility Committee

•	Monitors issues and practices relating to the Company’s global social accountability, Global Operating Principles, Supplier Operating Guidelines, and human rights matters, and oversees publication of the Company’s Corporate Social Responsibility Report.
•	Reviews employment issues, equal employment opportunity matters, diversity initiatives, environmental matters, and workplace health and safety.
•	Reviews issues relating to food safety and security, nutrition, biotechnology, and food packaging regulations.
•	Reviews significant lawsuits, investigations by governmental entities, and other significant legal matters involving the Company or one of its affiliates that could affect the Company’s performance, business activities, or reputation.
•	Monitors programs and activities aimed at enhancing the Company’s global communications, crisis management, media relations, and community relations.
•	Oversees the H. J. Heinz Company Foundation and other charitable efforts of the Company and its affiliates.
•	Oversees the H. J. Heinz Company Political Action Committee and any political lobbying activity of the Company and its affiliates.
•	Reviews and makes recommendations to the Board regarding shareholder proposals submitted for inclusion in the Company’s annual proxy materials that relate to social responsibility issues.
•	Evaluates the Committee’s performance annually.
Executive Committee

•	Is comprised of the Chairman of the Board and the chairs of each of the other committees.
•	May exercise all powers of the Board except as limited by resolutions of the Board or by law; however, it is the general intention that all substantive matters be brought before the full Board.

Each incumbent director of the Company attended more than 75% of the aggregate number of meetings of the Board and committees on which the director served. As a general matter, all

Board members are expected to attend the Annual Meeting. At the Company’s 2006 Annual Meeting, all members of the Board were present.

Director Compensation Table (Fiscal Year 2007)

The following table sets forth the compensation paid to the directors of the Company in Fiscal Year 2007:

					Change in
					Pension Value
	Fees				And Nonqualified
	Earned			Non-Equity	Deferred
	Or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	($)(b)	($)(3)(c)	($)(d)	($)(e)	(4)(f)	($)(5)(6)(g)	($)(h)

Charles E. Bunch	121,000	103,325	—	—	—	—	224,325
Mary C. Choksi(1)	59,167	0	—	—	—	—	59,167
Leonard S. Coleman	114,667	103,325	—	—	—	—	217,992
Peter H. Coors(1)	59,750	0	—	—	—	—	59,750
John G. Drosdick	108,000	103,325	—	—	—	—	211,325
Edith E. Holiday	103,500	103,325	—	—	—	—	206,825
Candace Kendle	94,500	103,325	—	—	—	—	197,825
Dean R. O’Hare	129,000	103,325	—	—	—	—	232,325
Nelson Peltz(2)	53,500	123,990	—	—	—	—	177,490
Dennis H. Reilley	97,500	103,325	—	—	—	—	200,825
Lynn C. Swann	97,500	103,325	—	—	—	—	200,825
Thomas J. Usher -
Presiding Director	118,000	103,325	—	—	—	—	221,325
Michael F. Weinstein(2)	55,000	123,990	—	—	—	—	178,990

(1)	Ms. Choksi and Mr. Coors left the Board effective September 15, 2006.

(2)	Messrs. Peltz and Weinstein were elected to the Board effective September 15, 2006.

(3)	Represents the grant date fair value of restricted stock units granted on September 15, 2006, at a value of $41.33 per unit as follows: Mr. Bunch, 2,500; Ms. Choksi, 0; Mr. Coleman, 2,500; Mr. Coors, 0; Mr. Drosdick, 2,500; Ms. Holiday, 2,500; Ms. Kendle, 2,500; Mr. O’Hare, 2,500; Mr. Peltz, 3,000; Mr. Reilley, 2,500; Mr. Swann, 2,500; Mr. Usher, 2,500; and Mr. Weinstein, 3,000. As of May 2, 2007, the aggregate number of stock awards granted to each director was as follows: Mr. Bunch, 10,500; Ms. Choksi, 11,100; Mr. Coleman, 13,600; Mr. Coors, 9,000; Mr. Drosdick, 3,000; Ms. Holiday, 14,600; Ms. Kendle, 13,600; Mr. O’Hare, 12,700; Mr. Peltz, 3,000; Mr. Reilley, 3,000; Mr. Swann, 10,500; Mr. Usher, 12,700; and Mr. Weinstein, 3,000. Dividend equivalents are paid on the restricted stock units at the same rate as paid on the Company’s Common Stock. As of May 2, 2007, the restrictions on all awards have lapsed with the exception of any awards deferred at the election of each individual director.

(4)	See narrative below for description of non-employee director pension. Ms. Holiday is the only currently serving director who is eligible to receive this benefit upon retirement from the Board.

(5)	See narrative below for description of the director charitable award program. Ms. Holiday is the only currently serving director who is eligible to participate in this program. The program is fully funded and the Company made no premium payments during FY07.

(6)	See narrative below for travel policy and use of corporate aircraft, including personal use.

From January 1, 2006, through June 1, 2007, non-employee directors received the following annual compensation:

•	$60,000 in cash and 3,000 restricted stock units payable in Common Stock.
•	$1,500 for each meeting-day attended.
•	$15,000 retainer for the chairs of the Audit and Management Development and Compensation Committees.

•	$10,000 retainer for the chairs of the Corporate Social Responsibility and Corporate Governance Committees.

Effective June 1, 2007, the meeting day retainer was eliminated and the annual retainer adjusted such that non-employee directors receive the following annual compensation:

•	$85,000 in cash and 3,000 restricted stock units payable in Common Stock.
•	$15,000 retainer for the chairs of the Audit and Management Development and Compensation Committees.
•	$10,000 retainer for the chairs of the Corporate Social Responsibility and Corporate Governance Committees.

Annual restricted stock unit grants are restricted for six months, during which time directors receive cash dividend equivalents at the same rate as paid on the Company’s Common Stock. Non-employee directors may defer some or all of their cash and equity compensation into either a Heinz common stock fund or a cash account. Amounts deferred into Heinz stock units will be credited with additional stock units equal to the dollar amount of dividends paid from time to time. Sums deferred into cash accounts accrue interest calculated periodically at the prime rate. All amounts deferred are paid in stock or in cash, as appropriate, at a date elected by the non-employee directors at the time of the deferral. Currently, five directors have elected to defer some or all of their compensation.

Directors are reimbursed for travel to Board of Directors meetings for their actual out-of-pocket travel cost, up to the cost of a first-class, commercial airline ticket. The Company may, at its discretion, provide transportation via Company-operated aircraft or third-party charter aircraft. Directors are reimbursed for reasonable expenses incurred while traveling to or from Board of Directors meetings or while conducting business on behalf of the Company. To the extent any director uses the Company aircraft for personal travel, the director will receive imputed income for such use at the Standard Industry Fare Level established by the Internal Revenue Service, and the aggregate incremental cost of such use, if any, will be included in the “All Other Compensation” column in the table above.

The Company has maintained a charitable award program funded by insurance policies on the lives of non-employee directors who were members of the Board of Directors prior to 1995 as part of the Company’s overall program to promote charitable giving. Under the program, following the death of a covered non-employee director, the Company will donate $1,000,000 to qualifying charitable organizations recommended by the non-employee director and approved by the Company. The Company is reimbursed from the proceeds of the life insurance policies. Participants derive no financial benefit from these programs.

Non-employee directors who were on the Board prior to January 31, 1994, will receive, upon retirement on or after age 70, a pension benefit for life equivalent to $30,000 annually.

Mr. Johnson, the only employee director, receives no additional compensation for serving on the Board or any committee.

Report of the Audit Committee

The primary role of the Audit Committee is to oversee the Company’s processes to provide for the reliability and integrity of the accounting policies, financial statements, and financial reporting and disclosure practices of the Company. The Audit Committee oversees management’s establishment and maintenance of an adequate system of internal control over financial reporting. The Audit Committee retains the Company’s independent registered public accounting firm and oversees their independence and oversees the qualifications and effectiveness of both the independent registered public accounting firm and internal auditors. Management has primary responsibility for the financial reporting process, including the

Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

In the performance of its oversight function and its duties, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent registered public accounting firm the letter required by Independence Standards Board Standard No. 1 relating to independence from the Company, has discussed with the independent registered public accounting firm the auditors’ independence, and has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee has discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plan for their respective audits. The Audit Committee meets separately with both the internal auditors and independent registered public accounting firm, without management present, to discuss the results of their examinations, their audits of the Company’s financial statements and internal controls over financial reporting, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2007 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended May 2, 2007, for filing with the Securities and Exchange Commission (“SEC”). In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

The Board of Directors has determined that all members of the Audit Committee are “independent,” as defined by the Company’s Director Independence Standards, the current rules of The New York Stock Exchange (“NYSE”), and the SEC’s rules that implement certain provisions of the Sarbanes-Oxley Act of 2002. The Board of Directors has also determined that Mr. O’Hare is an “Audit Committee financial expert” as defined in the SEC’s rules. Consistent with the Audit Committee Charter, no member of the Audit Committee serves simultaneously on the audit committees of more than two other public companies.

Upon the Audit Committee’s recommendation, the Board has adopted a revised Audit Committee Charter, which is attached to this proxy statement as Appendix C.

Dean R. O’Hare, Chair	John G. Drosdick
Charles E. Bunch	Candace Kendle
Leonard S. Coleman, Jr.	Michael F. Weinstein

Relationship with Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP has been the independent registered public accounting firm and has audited the consolidated financial statements of the Company since 1979. In addition to performing the audit of the Company’s consolidated financial statements, PricewaterhouseCoopers provided various audit-related and tax services during Fiscal Year 2007. The aggregate fees billed for each of the past two fiscal years for each of the following categories of services are set forth below:

	Fiscal Year	Fiscal Year
	2007	2006
	(Dollars in thousands)

Audit Fees	$8,943	$8,707
Audit-Related Fees	261	283
Tax Fees
Tax Compliance	650	1,771
Other Tax Services	651	1,276
All Other Fees	0	0
Total Fees	$10,505	$12,037

Audit fees relate to professional services rendered for the integrated audit of the consolidated financial statements of the Company and of the Company’s internal controls over financial reporting, audits of the financial statements of certain subsidiaries and certain statutory audits, the issuance of consents, and assistance with review of documents filed with the SEC.

Audit-related fees relate primarily to audits of employee benefit plans and other attestation services.

Tax compliance services consist of fees related to the preparation of tax returns. Other tax services consist of fees related to tax planning regarding domestic and international taxes.

The Audit Committee prohibits the Company or any of its affiliates from receiving services by the Company’s independent registered public accounting firm that could be considered to have an impact on independence and services prohibited by the Sarbanes-Oxley Act of 2002 and SEC regulations.

In accordance with Audit Committee policy and legal requirements, all services to be provided by the independent registered public accounting firm in a category are pre-approved by the Audit Committee prior to engagement. The pre-approved services are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. If necessary, the Chair of the Audit Committee has been delegated authority to pre-approve additional services and then communicate these additional pre-approvals to the Audit Committee.

Matters to Be Acted Upon

1. Election of Directors
(Item 1 on proxy card)

You will have the opportunity to elect our entire Board of Directors, currently consisting of 12 members, at the Annual Meeting. Each of our directors is elected annually and serves until the next Annual Meeting of Shareholders or until a successor is elected or qualified.

The Board of Directors has nominated the following 12 nominees for election as directors at the Annual Meeting. If any of the nominees become unable or unwilling to serve, the proxies will be voted for the election of such other person as may be designated by the Board of Directors.

The 12 nominees who receive the highest number of votes at the Annual Meeting will be elected, subject to the Board majority voting policy, which requires that any nominee who receives a greater number of votes “withheld” from his or her election than “for” such election shall promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation offer or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results. The director who tenders his or her resignation will not participate in the decisions of the Corporate Governance Committee with respect to his or her own resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

WILLIAM R. JOHNSON Director since 1993 Age 58 Chairman, President and Chief Executive Officer of Heinz (2000-present); President and Chief Executive Officer of Heinz (1998-2000)

CHARLES E. BUNCH Director since 2003
Age 58
Chairman and Chief Executive Officer of PPG Industries, Inc. (coatings, sealants, and glass products) (2005-present); President and Chief Executive Officer of PPG Industries, Inc. (2005); President and Chief Operating Officer of PPG Industries, Inc. (2002-2005); Executive Vice President-Coatings Sector of PPG Industries, Inc. (2000- 2002); Senior Vice President of Planning, Corporate Services, and M&A of PPG Industries, Inc. (1997-2000); also serves as a director of PNC Financial Services

LEONARD S. COLEMAN, JR. Director since 1998
Age 58
Former President of the National League of Professional Baseball Clubs (1994-1999); also serves as a director of Omnicom Group Inc., Avis Budget Group, Inc., Electronic Arts Inc., and Churchill Downs Incorporated

JOHN G. DROSDICK Director since 2005
Age 63
Chairman, President, and Chief Executive Officer of Sunoco, Inc. (petroleum and petrochemical products) (2000-present); also serves as a director of United States Steel Corporation and Sunoco Logistics Partners, LLC, the general partner of Sunoco Logistics Partners L.P.

EDITH E. HOLIDAY Director since 1994
Age 55
Attorney; Operating Trustee of TWE Holdings Trust II (2002-present) and President, Secretary and Treasurer of Comcast TW Holdings, Inc. (manage and dispose of property for the benefit of Comcast Corporation) (2006-present); Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel of the United States Department of the Treasury (1989-1990); also serves as a director of Hess Corporation, RTI International Metals, Inc., Canadian National Railway Company, and White Mountains Insurance Group, Ltd., and a director or trustee of various investment companies in the Franklin Templeton group of mutual funds

CANDACE KENDLE Director since 1998 Age 60 Chairman and Chief Executive Officer of Kendle International, Inc. (contract research organization) (1981-present)

DEAN R. O’HARE Director since 2000
Age 65
Former Chairman and Chief Executive Officer of The Chubb Corporation (insurance) (1988 until his retirement in November 2002); also serves as a director of AGL Resources, Inc. and Fluor Corporation

NELSON PELTZ Director since 2006
Age 65
CEO and founding partner of Trian Fund Management, L.P. (management company for various investment funds and accounts) (2005-present); Chairman of Triarc Companies, Inc. (holding company that owns Arby’s Restaurant Group, Inc.) (1993-present); CEO of Triarc Companies, Inc. (1993-2007); Chairman and CEO of Triangle Industries, Inc. (packaging company) (1983-1988); also serves as a director of Deerfield Triarc Capital Corporation

DENNIS H. REILLEY Director since 2005
Age 54
Chairman of Praxair (industrial gases) (2000-2007); CEO of Praxair (2000-2006); Executive Vice President and Chief Operating Officer of E.I. DuPont de Nemours & Co. (responsible for pigments and chemicals, specialty polymers, nylon and polyester businesses) (1997-2000); also serves as a director of Marathon Oil Company, and is expected to serve as a director of Covidien Ltd. after completion of the distribution of Covidien Ltd. shares by Tyco International Ltd., which is expected to have occurred after the close of business on June 29, 2007

LYNN C. SWANN Director since 2003
Age 55
President, Swann, Inc. (marketing and consulting) (1976-present); Chairman of President’s Council on Physical Fitness and Sports (2002-2005); football and sports broadcaster, ABC Sports (1976-2006)

THOMAS J. USHER Director since 2000
Age 64
Chairman of Marathon Oil Company (oil and natural gas) (2002-present); Retired Chairman of United States Steel Corporation (2004 until his retirement in 2006); Chairman and Chief Executive Officer of United States Steel Corporation (2002-2004); Chairman of the Board and Chief Executive Officer of USX Corporation (1995-2001); also serves as a director of The PNC Financial Services Group, Inc. and PPG Industries, Inc.

MICHAEL F. WEINSTEIN Director since 2006
Age 58
Chairman and co-founder of INOV8 Beverage Company LLC (marketer and developer of beverage products and concepts) (2005-present); President of Liquid Logic Consulting (private beverage consulting company) (2004); President, Global Innovation and Business Development for Cadbury Schweppes plc (confectionary and beverage company) (2002-2003)

2. Ratification of Independent Registered Public Accounting Firm
(Item 2 on proxy card)

PricewaterhouseCoopers LLP has been the Company’s independent registered public accounting firm since 1979. The Audit Committee recommended to the Board to recommend that the shareholders ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for Fiscal Year 2008.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for Fiscal Year 2008.

A representative of PricewaterhouseCoopers LLP is expected to be at the Annual Meeting and will have an opportunity to make a statement and respond to questions.

3. Approval of Amendment and Extension of H. J. Heinz Company Amended and Restated Global Stock Purchase Plan
(Item 3 on proxy card)

On October 14, 1998, the Board of Directors adopted the H. J. Heinz Company Global Stock Purchase Plan (the “Plan”), which was approved by the shareholders at the Annual Meeting on September 8, 1999 and amended and restated by the Board as of February 15, 2006. The Plan expires by its terms on September 14, 2009.

The Board believes that the increase in the number of shares authorized for issuance under the Plan to 5,000,000 and the extension of the Plan to September 14, 2014, are in the best interests of the Company since the Plan aligns Employees’ interests with those of shareholders.

The Plan currently authorizes the issuance and the purchase by employees of up to 3,000,000 shares of Heinz Common Stock through payroll deductions. In recent years, the Plan has issued an average of approximately 350,000 shares per year, and at such rate, the number of authorized shares would be exhausted before the Plan’s termination date. Therefore, the Board is recommending that the Plan term be extended to September 14, 2014, and that the number of authorized shares be increased to 5,000,000. The following summary of the Plan is qualified by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix A. All capitalized or quoted terms have the meanings set forth in the Plan.

Eligibility. Generally, all regularly employed Employees are eligible to participate in the Plan, although the Company may exclude part-time Employees. Although the Plan does not currently qualify under Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company also may impose other eligibility requirements consistent with Code Section 423(b). In certain international locations, local tax or exchange control regulations make certain features of the Plan impracticable. The Plan authorizes the grant of options and issuance of Common Stock to Employees participating in a sub-plan, which is not designed to qualify under Section 423, to achieve desired tax or other objectives in particular locations outside the U.S. There is currently one sub-plan that covers Employees in any European Union Member State or European Economic Area.

Administration. The Plan is administered by the Management Development and Compensation Committee (the “Committee”) of the Board of Directors. The Committee is authorized to establish rules for the administration of the Plan, to interpret the Plan and to supervise its administration, to make determinations about Plan entitlements, to adopt sub-plans and to take other actions consistent with the delegation from the Board.

Participation. Employees enroll in the Plan by completing a payroll deduction form. The maximum payroll deduction allowed is generally 15% of an Employee’s pay. Pay is an Employee’s base cash pay, plus bonus, with any modifications determined by the Committee.

No employee is allowed to buy more than $25,000 of Common Stock in any year, based on the Fair Market Value at the end of the Purchase Period in which the shares are purchased. An Employee may discontinue participation in the Plan at any time. An Employee’s eligibility to participate in the Plan ends at termination of employment.

Offering. The Committee implements the Plan by establishing Purchase Periods that may be three months, six months or other periods as determined by the Committee; provided that such purchase periods shall not exceed 27 months. The Plan is implemented at different dates in different countries. If amended, the Plan will terminate September 14, 2014.

Purchase Price. Employees who choose to participate in the Plan receive an option to acquire Common Stock at a discount. Under the option, the purchase price of Common Stock is the Designated Percentage (not less than 85%) of the Fair Market Value on the last day of the Purchase Period. The Fair Market Value is the closing price on the NYSE.

Purchase of Stock. At the end of a Purchase Period, a Participant’s option will be exercised automatically to purchase the number of shares of Common Stock that the Employee’s accumulated payroll deductions will buy at the Purchase Price.

Payment and Delivery.  On the exercise of an option on the Purchase Date, the Company delivers to the Participant a record of the Common Stock purchased. The Committee may require that shares be held on deposit with a particular broker or agent.

Recapitalization.  In the event any change is made in the Company’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without the Company’s receipt of consideration, appropriate adjustments will be made to the shares available in the Plan, the maximum number of shares and the price of the option.

Transferability.  Options under the Plan cannot be voluntarily or involuntarily assigned. The shares of Common Stock acquired under the Plan are freely transferable, except as otherwise determined by the Committee.

Amendment and Termination. The Board of Directors may amend the Plan, except that no amendment may, without the approval of shareholders: (i) increase the number of shares authorized under the Plan, (ii) materially modify the eligibility requirements for participation in the Plan, (iii) reduce the Designated Percentage below 85%, or (iv) extend the term of the Plan beyond September 14, 2014.

U.S. Federal Income Tax Consequences. Employees generally have tax consequences associated with participation in the Plan. In the Participant’s calendar year in which each Purchase Period ends, a Participant will recognize ordinary income equal to the excess of the Fair Market Value of the shares of Common Stock purchased on the last day of the Purchase Period over the Purchase Price paid by the Participant for such shares of Common Stock. When the shares are later disposed of by the Participant, the Participant must recognize the difference between the sales price for such shares and the Participant’s tax basis in the shares as capital gain or loss.

The amount of ordinary income recognized by a Participant is added to the Purchase Price paid by the Participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Capital gain or loss will be short-term or long-term capital gain or loss depending on whether the holding period is 12 months or less, or more than 12 months.

Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 15% and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 35%).

However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 15% for net capital gains and 35% for ordinary income.

The Company is entitled to tax deductions in the U.S. for shares issued under the Plan to the extent of the amount of ordinary income includible in income by each Participant for the taxable year. The Plan will not meet the requirements in Code Section 162(m) which means that there may be no Company tax deductions for shares purchased by the Company’s executive officers named in the Summary Compensation Table.

The foregoing is only a summary of the federal income tax consequences of Plan transactions, and is based upon federal income tax laws in effect on the date of this Proxy Statement. Reference should be made to the applicable provisions of the Code. This summary does not purport to be complete, and does not discuss the tax laws of any municipality, state, or foreign country to which the grantee may be subject.

The Board of Directors believes that approval of the amendments to the Plan is in the Company’s best interests since the Plan, as amended, will align employee’s interests with those of shareholders.

The Board of Directors unanimously recommends a vote “FOR” this Proposal.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. An abstention or broker non-vote is not a vote cast and will not affect the number of votes required to approve the proposal.

4. Approval of Performance Metrics for Use under the Amended and Restated Fiscal Year 2003 Stock Incentive Plan
(Item 4 on proxy card)

Shareholders are being asked to approve performance metrics identified below in the H. J. Heinz Company Amended and Restated Fiscal Year 2003 Stock Incentive Plan, which was approved by the shareholders in September 2002, amended by the Board of Directors of the Company as of May 17, 2005 and as amended and restated by the Board of Directors on June 14, 2007 (the “2003 Plan”). These metrics are the same measures originally approved by the shareholders in 2002. Regulations under the Code require that performance metrics be reapproved every five years. The 2003 Plan provides for the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance-based cash awards. Performance-based awards are earned by achievement of performance metrics selected from the alternative metrics set forth in the 2003 Plan.

The performance metrics identified for use under the 2003 Plan are: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; ability to execute against customer service goals; and innovation as measured by a percentage of sales from new products. Performance measures may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

The Board of Directors has concluded that the approval of the performance metrics for use in the 2003 Plan is in the best interests of the Company and its shareholders. The Board of

Directors believes that the Company’s long-term success is dependent upon its ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company. Approval of the performance metrics by the Company’s shareholders exempts the compensation paid as performance-based awards under the 2003 Plan from possible limitations on the Company’s deduction of those awards for federal income tax purposes.

For your information, a general description of the principal terms of the 2003 Plan is set forth below, including the performance metrics applicable to performance-based compensation under the heading “Performance Measures.” However, the summary does not purport to be a complete description of all of the provisions of the 2003 Plan. This description is qualified in its entirety by the terms of the 2003 Plan, including the performance metrics as proposed to be adopted, which is attached to this Proxy Statement as Appendix B.

General Description

The Board of Directors adopted the 2003 Plan on July 10, 2002, and the Plan was approved by the shareholders at the Annual Meeting on September 12, 2002. The number of shares was adjusted to reflect a stock distribution made in connection with the spin-off of certain businesses to Del Monte Corporation on December 20, 2002. In 2002, the Company initially reserved an aggregate of 17,000,000 additional shares of Common Stock for issuance under the 2003 Plan. This amount represented approximately 4.8% of the Company’s Common Stock issued and outstanding as of July 17, 2002. The maximum number of shares of Common Stock that may be delivered to participants under the 2003 Plan equals the sum of:

•	The 18,869,000 shares of Common Stock (as adjusted due to the spinoff of certain businesses to Del Monte Corporation in 2002);

•	Any shares subject to awards granted under the 2003 Plan which are forfeited, expired, canceled or settled in cash without delivery of such shares to the participant; and

•	Any shares tendered by participants or withheld in payment of the exercise price of options or to satisfy withholding taxes.

•	As of May 2, 2007, there were 14,068,561 shares of Common Stock remaining available for issuance under the Plan.

In any given 36-month period, an individual participant under the 2003 Plan may not receive more than: (i) 3,000,000 shares underlying options and stock appreciation rights, (ii) 1,000,000 shares underlying any other stock-based awards, and (iii) $10,000,000 for cash awards intended to be performance-based awards under Code Section 162(m), subject to certain limitations. Furthermore, the aggregate number of shares that may be issued as incentive stock options to all participants under the 2003 Plan is 9,989,558 shares, and no more than 50% of the aggregate share reserve may be issued under awards other than options and stock appreciation rights.

Purpose. The purpose of the 2003 Plan is to provide the Company’s employees, directors and other participants (the “participants”) selected by the Management Development and Compensation Committee of the Board of Directors (the “Committee”) with an incentive, through ownership of shares of Common Stock and awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to continue in the Company’s service and help the Company to compete effectively with other enterprises for the services of qualified individuals. The awards granted under the 2003 Plan are intended to increase participants’ value to the Company by further aligning the interests of the participants with the interests of the Company’s shareholders and to motivate the participants to achieve long-range goals.

Administration. The 2003 Plan is administered by the Committee. The Committee is comprised solely of three or more directors who are “independent” as defined by the New York Stock Exchange, are “outside directors” as defined under Code Section 162(m) and its applicable regulations, and are “non-employee directors” as defined by the Securities Exchange Act of 1934. Except to the extent prohibited by applicable law or the rules of the applicable stock exchange, the Committee may allocate or delegate all or any portion of its responsibilities and powers to any one or more of its members, the CEO or a committee of Company officers, except with respect to awards to any officers or persons subject to Section 16 of the Exchange Act.

The 2003 Plan authorizes the Committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of Common Stock or other consideration to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the 2003 Plan as the Committee deems appropriate.

Eligibility. Awards may be granted to employees of the Company and its subsidiaries, directors and other participants selected by the Committee. There are currently 11 non-employee directors. A limited number of non-employee and non-director participants have been selected by the Committee to receive awards since 2002.

Section 162(m). The maximum number of shares with respect to which options or stock appreciation rights may be granted to an individual participant in any 36-month period is 3,000,000 shares. To the extent required by Code Section 162(m) or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the canceled award continues to count against the maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant.

Terms and Conditions of Awards. The Committee is authorized to award any type of award to a participant that is consistent with the provisions of the 2003 Plan. Awards may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, cash awards, or any combination of these types of awards. Subject to the terms of the 2003 Plan, the Committee determines the provisions, terms, and conditions of each award.

The Committee may grant awards subject to vesting schedules or restrictions and contingencies in the Company’s favor. However, the awards may be accelerated such that they are fully vested, exercisable, and released from any restrictions or contingencies under the following circumstances: (i) options and stock appreciation rights will become fully exercisable upon the participant’s death or disability, the occurrence of a change in control (as defined in the 2003 Plan) if such option or stock appreciation right is not assumed, substituted, or replaced, or, if it is assumed, substituted, or replaced, or the change in control does not involve a successor company, upon a qualifying termination of employment within 24 months of the occurrence of a change in control, or under other circumstances as determined by the Committee in its discretion; (ii) restricted stock or restricted stock units that vest upon completion of a specific period of service without achievement of performance objectives will be fully vested and released from restrictions and contingencies, to the extent permitted by the Committee as set forth in award agreements, upon the participant’s death, disability, or involuntary termination without cause, or, with certain exceptions, the occurrence of a change in control if such restricted stock or restricted stock unit is not assumed, substituted, or replaced, or, if it is assumed, substituted or replaced, or the change in control does not involve a successor company, upon a qualifying termination of employment within 24 months of the occurrence of a change in control; and (iii) a pro-rata portion of performance shares and cash-based performance awards will become payable, to the extent earned, upon the occurrence of a change in control.

The Committee may provide that stock-based awards earn dividends or dividend equivalents, which may be paid in cash or shares or credited to an account designated in the name of the participants. Participants may be required or permitted to defer the issuance of shares or cash settlements under awards.

Each option granted under the 2003 Plan is designated as either an incentive stock option or a non-statutory stock option. No option or stock appreciation right may be granted with a term in excess of ten years from the date of grant. Since Fiscal Year 2006, the Company has only granted options with seven-year terms.

Performance shares or cash awards are conditioned on the achievement of performance goals based on one or more performance measures determined by the Committee over a performance period as prescribed by the Committee of not less than one year. Performance goals may be established on a corporate-wide basis or with respect to one or more business units, divisions or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

Performance Measures. “Performance measures” means criteria established by the Committee relating to any of the following: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre-or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; ability to execute against customer service goals; and innovation as measured by a percentage of sales from new products. Performance measures may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

Exercise Price. The 2003 Plan authorizes the Committee to grant options and stock appreciation rights at an exercise price of not less than 100% of the fair market value of the shares on the date of grant. The exercise price is generally payable in cash, check, surrender of pre-owned shares of Common Stock, broker-dealer exercise and sale, or by such other means determined by the Committee.

Option Repricing Prohibited. The exercise price for any outstanding option or stock appreciation right may not be decreased after the date of grant, nor may any outstanding option or stock appreciation right be surrendered as consideration for the grant of a new option or stock appreciation right with a lower exercise price.

Termination of Employment. An option or stock appreciation right may not be exercised after the expiration date of such award, except in limited circumstances involving non-statutory options and stock appreciation rights exercised after the death or disability of a participant. For five years from the date of retirement, options and stock appreciation rights will continue to vest and be exercisable under the provisions of the grant. An option or stock appreciation right will vest immediately upon the date of the participant’s death or determination that a participant is disabled, and in such case the option or stock appreciation right will be fully exercisable for a period of one year from the date of death or determination that a participant is disabled. If a participant’s employment with the Company is involuntarily terminated for cause, the outstanding options will be canceled. If a participant’s employment is involuntarily terminated without cause, options will continue to vest and will be exercisable for 90 days from the date of termination unless the Committee determines otherwise; since 2003, the stock option award agreements have provided that, in the event of a termination of employment without cause, options will continue to vest and will be exercisable until the earlier of the original expiration date and five years after the date of termination. In all other events of termination of employment, awards terminate on the date of termination of employment. The vesting of restricted stock or restricted stock units may be accelerated to the extent permitted by the Committee in the event of the participant’s death, disability or involuntary termination. In each case, the Committee retains discretion to establish alternative vesting and exercisability rules.

Transferability of Awards. An option or stock appreciation right is exercisable during the participant’s lifetime only by the participant, his or her guardian or legal representative or by such other means as the Committee may approve that is not inconsistent with or contrary to applicable securities laws. Generally, awards may not be transferred other than by will or the laws of descent and distribution. However, outstanding awards may be amended to provide for transfer, without payment of consideration, to immediate family members of the participant or to trusts or partnerships for such family members. Furthermore, a participant may designate a beneficiary for the award in the event of his or her death.

Adjustments Upon Changes in Capitalization. The number and types of shares covered by outstanding awards, the number of shares authorized for issuance under the 2003 Plan, the exercise price of each outstanding award, the maximum number and types of shares that may be granted to any participant in a fiscal year, and the like will be appropriately adjusted by the Committee in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, reorganization, spin-off or other distribution (other than normal cash dividends) of the Company’s assets to shareholders, or any other change affecting shares.

Change in Control. In the event of a change in control as defined in the 2003 Plan, each outstanding award will become exercisable as described above under the section entitled “Terms and Conditions of Awards.”

Amendment or Termination. The Board of Directors may amend or terminate the 2003 Plan at any time, subject to shareholder approval in certain circumstances described in the 2003 Plan. No amendment or termination of the 2003 Plan may adversely affect outstanding awards unless consented to by the participant in writing. However, the Board of Directors may amend the 2003 Plan without shareholder approval or the consent of participants in order to facilitate qualification of incentive stock options; to ensure compliance with the provisions of Internal Revenue Code Section 409A governing the timing of deferral elections, distribution requirements, and changes in distribution elections with respect to nonqualified deferred compensation arrangements; or to preserve the deduction under Code Section 162(m).

Certain Federal Tax Consequences. The grant of a stock option or stock appreciation right under the 2003 Plan normally will not result in any federal income tax consequences to the grantee or to the Company.

Upon exercise of a non-statutory stock option, the grantee recognizes ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any gain or loss on the grantee’s subsequent disposition of the shares will receive capital gain or loss treatment.

In the case of an incentive option, the grantee recognizes no federal taxable income upon exercising the option (subject to the alternative minimum tax rules discussed below), provided that if the option is not exercised during employment or within three months (one year in the case of death or disability) after termination of employment, the tax treatment described above for non-statutory options will apply. In the event of a disposition of stock acquired upon exercise of an incentive option, the tax consequences depend upon how long the grantee has held the shares. If the grantee does not dispose of the shares within two years after the incentive option was granted, nor within one year after exercise, the grantee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. Failure to satisfy either of the above holding periods results in ordinary compensation income in the year of disposition (a “disqualifying disposition”) equal to the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain to the grantee in excess of the amount taxed as ordinary income will be treated as capital gain. The difference between the fair market value of the shares at exercise and the exercise price is classified as an item of adjustment in the year of exercise of an incentive option for purposes of the grantee’s alternative minimum tax. This treatment will not apply if there is a disqualifying disposition in the same calendar year in which the incentive stock options are exercised.

Upon exercise of stock appreciation rights, the grantee will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. The grantee will recognize capital gain or loss upon the disposition of any stock received on exercise of a stock appreciation right equal to the excess of the amount realized on such disposition over the ordinary income recognized upon exercise.

The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. Any gain or loss on the recipient’s subsequent disposition of the shares will receive capital gain or loss treatment. Recipients of restricted stock may within 30 days after issuance make a “Section 83(b) election” to recognize as ordinary compensation income in the year that restricted stock is received the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock, in which case the recipient recognizes no further compensation income upon the lapse of restrictions and any subsequent disposition will give rise to capital gain or loss based on the difference between the compensation income recognized under the election and the sale proceeds.

Grantees of restricted stock units will recognize no income at the time of grant of such units, will recognize ordinary compensation income upon receipt of unrestricted shares, and will receive capital gain or loss treatment on subsequent disposition of any shares received.

Recipients of stock-based awards who earn dividends or dividend equivalents will recognize ordinary compensation income on any dividend payments received during the period before compensation income is recognized with respect to the award. Certain “qualified dividends” may be subject to a lower 15% income tax rate. Compensation income recognized by an employee in the various situations discussed above may be subject to withholding for federal income and employment tax purposes.

The Company will be entitled to an income tax deduction in the same amount and at the same time as ordinary compensation income is recognized by an award recipient in the various situations described above, subject to the requirement of reasonableness, certain limitations imposed by Code Section 162(m) and the satisfaction of withholding obligations. The Company will not receive a deduction at the time of exercise by the recipient of an incentive option.

Capital gain or loss is treated as long-term or short-term depending on whether the shares are held for more than one year following exercise (one year following lapse of the restrictions in the case of restricted stock). Capital gain income is not subject to tax withholding and the Company is not entitled to receive a tax deduction with respect to such income. Certain long-term capital gain may be subject to a lower 15% income tax rate.

The foregoing is only a summary of the federal income tax consequences of transactions under the 2003 Plan, and is based upon federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Code. This summary does not purport to be complete, and does not discuss the tax laws of any municipality, state or foreign country to which the grantee may be subject.

The Board of Directors has unanimously approved the submission for shareholder approval of the performance metrics for use in the 2003 Plan and recommends a vote “FOR” this Proposal.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. An abstention or broker non-vote is not a vote cast and will not affect the number of votes required to approve the proposal.

5. Amendment of By-Laws and Amended and Restated Articles of Incorporation to Reduce the Affirmative Shareholder Vote Required to Amend or Repeal Provisions Relating to Limitation of Director Liability and Director and Officer Indemnification
(Item 5 on proxy card)

Factual Background

Shareholders are being asked to approve a reduction in the affirmative shareholder vote required to amend Article 6 of the Company’s Amended and Restated Articles of Incorporation and Articles VII and VIII of the By-Laws relating to limitation of director liability and director and officer indemnification. Currently, the vote of 80% of the voting power of the outstanding shares is required to amend or repeal these provisions, unless the amendment or repeal is first approved by the Board of Directors. The proposal would lower the vote required to amend or repeal these provisions to 60% of the voting power of the outstanding shares. Currently, any amendment or repeal approved by the Board of Directors could be approved by the shareholders by the vote of a majority of the votes cast on the proposal.

Articles VII and VIII of the By-Laws and Article 6 of the Amended and Restated Articles of Incorporation limit directors’ personal liability for monetary damages for any action taken, or any failure to take any action, as a director to the fullest extent permitted under Pennsylvania law. Additionally, directors and officers are entitled to be indemnified by the Company against reasonable expenses and any liability paid or incurred in connection with any actual, threatened, or completed claim, action, suit, or proceeding, civil, criminal, administrative, investigative, or other matter in which he or she may be involved by reason of being or having been a director or officer of the Company or serving another entity at the request of the Company. This right to indemnification does not exist where conduct of the officer or director is such that indemnification is prohibited by law. Under Pennsylvania law, a director’s personal liability for monetary damages may be limited, and a corporation may indemnify its directors and officers against liabilities incurred in their official capacities, except where the conduct of the director or officer resulting in the liability amounted to self dealing, willful misconduct or recklessness.

The Board of Directors now believes that requiring a 60% vote of the outstanding shares to amend these provisions absent prior Board approval is more appropriate than requiring an 80% vote of shares outstanding. On July 20, 2006, the Company publicly announced in a press release that the Board was committed to “recommending that Heinz shareholders reduce supermajority voting provisions from 80% to 60%.”

Proposed Amendments

With the approval of the Company’s shareholders, the following resolutions will be adopted to effectuate the proposed amendments to reduce the affirmative shareholder vote requirements as described above:

(1)	Article VII of the Company By-Laws is hereby amended to change all references to “80% of the voting power” to “60% of the voting power” in each instance.

(2)	Article VIII, Section 10 of the Company By-Laws is hereby amended to change all references to “80% of the voting power” to “60% of the voting power” in each instance.

(3)	Article 6, Section I of the Amended and Restated Articles of Incorporation of the Company is hereby amended to change all references to “80% of the voting power” to “60% of the voting power” in each instance.

(4)	Article 6, Section II of the Amended and Restated Articles of Incorporation of the Company is hereby amended to change all references to “80% of the voting power” to “60% of the voting power” in each instance.

The Board of Directors has unanimously approved the foregoing amendments and recommends a vote “FOR” this Proposal.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. An abstention or broker non-vote is not a vote cast and will not affect the number of votes required to approve the proposal.

6. Amendment of Amended and Restated Articles of Incorporation to Reduce the Affirmative Shareholder Vote Required to Approve Certain Business Combinations with 10% Shareholders
(Item 6 on proxy card)

Factual Background

Shareholders are being asked to approve a reduction in the affirmative shareholder vote required under Article 7 of the Company’s Amended and Restated Articles of Incorporation to approve certain business combinations involving a 10% shareholder. Currently, the vote of 80% of the voting power of the outstanding shares is required to approve a business combination subject to Article 7 or to amend, repeal, or adopt any provision inconsistent with Article 7. The proposal would lower the vote required to 60% of the voting power of the outstanding shares.

Article 7 requires that certain business combinations involving an interested shareholder must be approved by the affirmative vote of 80% of the voting power of the Company’s outstanding shares. An “interested shareholder” is generally any shareholder having more than 10% of the Company’s voting power. The business combinations subject to Article 7 include a merger or consolidation of the Company with an interested shareholder; the sale or other disposition to an interested shareholder of assets or securities of the Company with an aggregate fair market value of $15,000,000 or more; the adoption of a plan for liquidation or dissolution of the Company proposed by an interested shareholder; or any reclassification of Company securities, recapitalization, or other transaction which has the effect of increasing an interested shareholder’s percentage of ownership of the Company’s shares.

These business combinations do not require the approval by a vote of 80% of outstanding shares if the business combination has been approved by a majority of directors not affiliated with the interested shareholder or meets specified conditions that are designed to ensure that shareholders receive a fair price for their shares in any transaction with an interested shareholder. A vote of 80% of the outstanding shares is also required to amend, repeal or adopt any provision inconsistent with Article 7, regardless of whether the proposal is approved by the Board of Directors.

Given recent changes in corporate governance standards, the Board of Directors now believes that requiring a 60% vote of the outstanding shares is more appropriate than requiring an 80% vote of shares outstanding. We note that on July 20, 2006, the Company publicly announced in a press release that the Board was committed to “recommending that Heinz shareholders reduce supermajority voting provisions from 80% to 60%.”

Proposed Amendments

With the approval of the Company’s shareholders, the following resolutions will be adopted to effectuate the proposed amendments to reduce the affirmative shareholder vote requirements:

(1)	Article 7.1 of the Amended and Restated Articles of Incorporation of the Company is hereby amended to change all references to “80% of the voting power” to “60% of the voting power” in each instance.

(2)	Article 7.6 of the Amended and Restated Articles of Incorporation of the Company is hereby amended to change all references to “80% of the voting power” to “60% of the voting power” in each instance.

The Board of Directors has unanimously approved the foregoing amendments and recommends a vote “FOR” this Proposal.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of at least 80% of the voting power of outstanding shares of the Company’s Common Stock and Preferred Stock. An abstention or broker non-vote will have the same effect as a vote against the proposal.

7. Amendment of Amended and Restated Articles of Incorporation to Require that Each Director be Elected by a Majority of Votes Cast
(Item 7 on proxy card)

Factual Background

The Board recommends that shareholders approve an amendment to the Company’s Amended and Restated Articles of Incorporation to require that, in an uncontested election, each director must be elected by a majority of votes cast. Currently, under Pennsylvania law, absent a contrary requirement in the Articles of Incorporation or By-Laws, directors are elected through plurality voting in which the nominees with the most votes are elected. Under plurality voting, only “for” votes are counted, not any “withhold” votes, so in an uncontested election a director could be elected with only one “for” vote, despite an overwhelming number of “withhold” votes.

The proposed amendment would add a new Article 5, Section V, requiring that, in any election of directors in which the number of nominees equals the number of directors to be elected, a nominee must receive a majority of the votes cast in order to be elected. A majority of votes cast means that the number of shares voted “for” a director must exceed the number of shares cast “against” that director. In contrast, in a contested election where the number of nominees exceeds the number of directors to be elected, the current plurality voting rules will be in effect, meaning that the nominees receiving the highest numbers of votes, up to the number of directors to be elected, will be elected.

In an uncontested election, an incumbent director who is not reelected because he or she does not receive a majority of the votes cast would nonetheless continue in office because no successor has been elected. This is referred to as the “director holdover rule.” In that event, the incumbent director must offer to tender his or her resignation to the Board. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decisions of the Corporate Governance Committee or of the Board with respect to his or her own resignation.

Given recent changes in corporate governance standards, the Board of Directors now believes that requiring that directors be elected by a simple majority vote is more appropriate than plurality voting.

Proposed Amendments

With the approval of the Company’s shareholders, the following resolutions will be adopted to effectuate the proposed amendments to reduce the affirmative shareholder vote requirements:

(1)	The adoption of an amendment to the Amended and Restated Articles of Incorporation of the Company is hereby approved to add a new Article 5, Section V to read as set forth in these resolutions.

(2)	The new Article 5, Section V of the Amended and Restated Articles of Incorporation of the Company shall read as follows:

Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, then the nominees receiving the highest number of votes up to the number of directors to be elected shall be elected. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If an incumbent director is not elected the director shall offer to tender his or her resignation to the Board. The Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decisions of the Corporate Governance Committee or of the Board with respect to his or her own resignation.

The Board of Directors has unanimously approved the foregoing amendments and recommends a vote “FOR” this Proposal. If approved, this amendment will become effective upon filing of articles of amendment of our Amended and Restated Articles of Incorporation with the Pennsylvania Secretary of State. We would make such a filing promptly after the Annual Meeting.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. An abstention or broker non-vote is not a vote cast and will not affect the number of votes required to approve the proposal.

8. Other Business

The Board of Directors does not intend to present any business at the Annual Meeting not described in this Proxy Statement. If other matters are properly presented at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, the Company was not aware of any additional matters to be raised at the Annual Meeting.

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, we address the compensation objectives, policies and practices relating to the Fiscal Year 2007 compensation paid to our chief executive officer (principal executive officer), chief financial officer (principal financial officer) and three other executive officers who were most highly compensated in Fiscal Year 2007. We refer to these individuals as the named executive officers (the “NEOs”). Historically, our NEOs were determined based on their salary and annual bonus. The expensing of equity awards under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”) and retirement eligibility were material factors in the determination of the three other executive officers who are NEOs in Fiscal Year 2007 because of the manner in which equity awards are valued under the new SEC disclosure rules.

Compensation Objectives

Our NEO compensation programs are designed to reward superior performance and to achieve the following objectives established by the Management Development and Compensation Committee (“MDCC”) of the Board of Directors:

•	Provide competitive market-driven compensation to attract and retain superior executive talent for the long-term;

•	Target executive compensation at the median of the Compensation Peer Group (described below) based on available survey and proxy statement data;

•	Ensure that the pay opportunity for each NEO is linked to the building of shareholder value through the achievement of the financial and strategic objectives established by the Board of Directors;

•	Provide a balance between risk and potential reward for executives by creating effective incentives to retain superior performers and drive higher levels of performance;

•	Align the interests of our NEOs with those of our stockholders by paying a significant portion (approximately 60% for our CEO and 50% for the other NEOs) of compensation under long-term compensation plans and requiring our NEOs to maintain meaningful equity ownership in the Company;

•	Provide retirement and other benefits that approximate the median of our Compensation Peer Group, support succession planning, and enhance the productivity of our NEOs based on the following principles:

•	Each benefit/perquisite must support one or more of the following objectives:

•	Contribute to improved health;
•	Provide greater security/safety to the NEO;
•	Enhance personal financial management;
•	Increase time available for business purposes;
•	Facilitate business development; and

•	Represent a competitive practice that helps to support attraction/retention goals.

•	Supplemental retirement benefits must support one or more of the following:

•	Have a portion of the benefit linked to Company and/or individual performance by basing the benefit primarily on salary and bonus earned;
•	Enhance retention;
•	Aid in the recruitment of new hires, particularly mid-career executives; and
•	Compensate for benefit limitations imposed by the Internal Revenue Code.

In determining total compensation and allocating the elements of total compensation for the NEOs individually and as a group, the MDCC is assisted by (i) certain members of the Company’s management, including the CEO, Chief Administrative Officer, and Chief People Officer, who make recommendations regarding potential changes to NEO pay based on performance, regulatory, competitiveness and other issues; (ii) the Total Rewards Team at Heinz’s Corporate Human Resources Department which acts as a liaison between the MDCC and its compensation consultant and collects information and prepares materials for the MDCC’s use in compensation decisions; and (iii) a compensation consultant, retained exclusively by the MDCC, which is independent from and provides no services for management.

For the past two years and through the first nine months of FY07, the MDCC had engaged the firm of Frederic W. Cook & Co. as outside compensation consultants to advise the MDCC on all matters related to CEO and other NEO compensation. In January 2007, Mercer Human Resource Consulting was selected to replace the firm of Frederic W. Cook. This change reflects the MDCC’s belief that occasional changes in advisors provide a fresh perspective and new insights to MDCC deliberations. The MDCC’s consultant attended all of the MDCC meetings in Fiscal Year 2007. The Mercer consultant selected by the MDCC does not provide any other services to the Company or to management while serving as the MDCC’s consultant.

Peer Group Selection

One of the primary objectives of the Company’s NEO compensation programs is to provide compensation at the median of that paid by companies within the Compensation Peer Group. The MDCC believes this practice is necessary because it directly competes with these companies to hire executive talent. By targeting NEO compensation to the compensation practices and levels of the Compensation Peer Group, the Company enhances its ability to attract and retain a highly skilled and motivated executive leadership team, which is fundamental to the Company’s growth and delivery of value to shareholders.

The Company utilizes two peer groups: one for measuring financial performance under the Company’s Long Term Performance Program (“LTPP”) and one for comparison purposes in establishing pay targets. The purpose and composition of each peer group is as follows:

TSR Peer Group for LTPP — This peer group is composed of the ten companies in the S&P Packaged Foods Group Index adjusted to:

•	Include Kraft because of its similarities to Heinz; and

•	Exclude both Dean Foods and Tyson Foods, given that the majority of their revenues are derived from products and operations not comparable to Heinz (i.e., dairy products and meat processing).

The MDCC believes that the nine companies that comprise the TSR Peer Group reflect the performance of the packaged foods group industry and therefore is the best peer group against which to measure Heinz’s financial performance. The change in the Company’s stock price plus aggregate dividend payments (Total Shareholder Return or “TSR”) over a two-year performance period is compared to the same TSR of this group of companies to determine a portion of the payment made to participants in the Company’s LTPP.

Compensation Peer Group — This peer group is composed of sixteen companies, including those in the TSR Peer Group, plus the following highly regarded consumer products companies against which the Company competes to attract and retain talent: The Clorox Company, The Coca-Cola Company, Colgate-Palmolive Company, Johnson & Johnson, Kimberly-Clark Corporation, PepsiCo, Inc., and The Procter & Gamble Company.

The Company uses the median of this peer group’s aggregate pay elements (adjusted for size and other factors) to target its pay levels. The MDCC believes that the Compensation Peer Group reflects the pay practices of the broader consumer products industry.

The MDCC reviews the companies that comprise each peer group on an annual basis and makes changes when these companies merge or are acquired, or when they make acquisitions or sell businesses that substantially change their industry designation.

Tally Sheets

Compensation tally sheets for the most highly-compensated executives, including the NEOs, were prepared and reviewed by the MDCC in Fiscal Year 2007. Information from these tally sheets is considered by the MDCC in making decisions related to salary increases and variable compensation award levels, as well as the design of non-cash compensation programs. Specifically, in addition to performance, the MDCC examines the:

•	Value of historical compensation paid coupled with competitive data to establish future levels;

•	Value of stock options, restricted stock units (“RSUs”) and LTPP units forfeited in the event of a voluntary termination in making decisions regarding grants to encourage retention; and

•	Impact of change-in-control triggers, severance arrangements, and retirement programs to design future stock option, RSU, and LTPP unit grants.

Compensation Elements

The MDCC believes that paying a mix (how compensation is allocated) of elements of compensation best promotes its objectives as described above and therefore it annually examines the mix for each of its NEOs. The total compensation program for NEOs consists of the following:

•	Base cash salary;

•	Annual bonus and long-term cash incentive awards;

•	Equity-based long-term incentive compensation, consisting of RSUs and stock options;

•	Benefits and perquisites; and

•	Retirement and other severance-related benefits.

Competitive data was used to develop the Company’s executive pay guidelines (“Executive Pay Guidelines”), which, in aggregate for Fiscal Year 2007, approximated the median total compensation of the Compensation Peer Group (adjusted for size and other factors) as follows:

Fiscal Year 2007 Executive Pay Guidelines

Guidelines Expressed as a Percentage of Salary
LTPP
	Annual			Performance
	Bonus	RSUs	Stock Options	Units

CEO	200%	76%	MDCC Discretion	275%
Other NEOs	80% - 90%	40% - 45%	70% - 90%	100% - 110%

For FY07, the actual total compensation of the NEOs generally fell below the median of total compensation paid to executives holding equivalent positions in the Compensation Peer Group because there were no payments made in Fiscal Year 2006 or Fiscal Year 2007 under the Company’s LTPP. The MDCC may exercise its discretion in making awards outside of these guidelines.

How Performance is Measured and Rewarded

The Company measures performance in two ways:

1.	Individual contributions to the Company’s success; and

2.	Company and/or business unit financial metrics.

Individual Contributions

The Company’s Performance Management & Development (“PMD”) process is used by the MDCC to establish individual performance goals for each of the NEOs on an annual basis and then to measure actual results against those goals. Year-end performance ratings are used to determine the following compensation elements:

•	The annual salary increase

•	Up to 25% of target payout under the Annual Incentive Plan (“AIP”) objectives considered under the Senior Executive Incentive Compensation Plan (“SEICP”)

•	Up to 25% of the size of the target annual grant of LTPP performance units

•	The amount of stock option and RSU grants

The specifics regarding how performance ratings determine award grants and payouts are described in detail under each program’s description.

Financial Metrics

The financial metrics for all NEO compensation programs are similar to those that the investment community uses to project the future return from a company’s stock:

1. Sales growth

2. Profitability (both pre- and post-tax)

3. Cash flow generation

4. Return on invested capital

5. Returns to shareholders (TSR)

The following compensation programs at the Company incorporate all of these metrics as illustrated in the chart below:

	Salary	Annual	LTPP		Stock
Metric	Increase	Bonus	FY07-08	RSUs	Options
Net Sales	✓	✓
Operating Income	✓	✓
Net Income*	✓	✓
Earnings per Share	✓	✓
Operating Free Cash Flow	✓	✓
Return On Invested Capital	✓		✓
Total Shareholder Return	✓		✓
Stock Price	✓		✓	✓	✓
Dividends	✓		✓	✓
Individual Goals	✓	✓	✓

* Funding metric for Senior Executive Incentive Compensation Plan

The specifics regarding how these metrics determine award grants and payouts are described under the Summary Compensation Table and the Grants of Plan-Based Awards Table.

CASH

Salaries

Base salaries are the foundation for all of the compensation programs provided to NEOs as incentive payments, grants, and benefits are, in most cases, linked to salary. The link to salary enables the MDCC to establish pay guidelines for NEOs that are expressed as a percentage of salary. As salary changes, all of the other elements also change proportionately and the mix remains the same. This mechanism allows the Company to maintain target compensation at the median of the Compensation Peer Group while maintaining the MDCC’s desired mix of compensation elements for each NEO. Salaries of the NEOs are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Salary changes typically take effect on July 1 of each year. In addition to the metrics identified in the table above, increases in salary are based on an evaluation of the individual’s historical and most recent performance rating, level of pay compared to the Compensation Peer Group pay levels, and difficulty of replacement.

Prior to Fiscal Year 2008, Mr. Johnson’s base salary was last increased in May 2001. However, over that time period, Mr. Johnson’s overall compensation opportunity has increased based on his performance and based upon increases in the peer group average for CEOs. The other NEOs received salary increases based on a number of factors, including their performance and pay data from the Compensation Peer Group companies.

Annual Cash Incentive Awards

NEOs are eligible to earn annual cash awards under the SEICP from a pool of funds created from 1.5% of the Company’s net income (the “Incentive Pool”) and with reference to the same standards for bonuses paid under the Company’s AIP. The SEICP is intended to reward NEOs for achieving targeted levels of performance by providing annual awards which, when added to base salary, produce total cash compensation at approximately the 50th percentile of cash compensation of the Compensation Peer Group. The upside and downside variation around the target award opportunity facilitates the objective of varying annual cash compensation to reflect the operating performance of the Company and the contribution of each NEO.

LONG-TERM INCENTIVE COMPENSATION

Overview

The Company has established a Long-Term Incentive (“LTI”) Compensation Program to provide awards of RSUs, stock options, and LTPP units designed to reward outstanding long-term performance while also attracting and retaining key executives. These programs also align NEO compensation with the interests of shareholders by focusing executives on creating shareholder value. The use of RSUs and stock options also promotes stock ownership for NEOs.

The MDCC annually reviews the competitiveness of the Company’s LTI programs both in target value and mix between the various elements of LTI, based on data from the Compensation Peer Group and advice from the MDCC’s compensation consultant. The MDCC also annually examines the performance rating and the compensation earned by each NEO under prior LTI awards to better gauge the size of new grants necessary to achieve the stated compensation objectives.

The NEOs do not influence the size or timing of their individual annual LTI awards, which are generally awarded at the same time each year as part of a formal annual grant process administered by the MDCC. However, the CEO can recommend LTI awards for the other NEOs to the MDCC. The MDCC approves all LTI awards granted to NEOs and has the discretion to make adjustments to the established target award opportunities for each LTI program. The timing of LTI awards is based on the following:

Timing of Grants by LTI Program (1)

	RSUs	Stock Options	LTPP

Annual Grant	Late August or Early September (2)	Late August or Early September (2)	June/July
New Hires	The 1st day of the month that Heinz stock trades on the NYSE on or following 1st day at workplace.		1st day at workplace
Promotions	The 1st day of the month that Heinz stock trades on the NYSE on or following the effective date of promotion.		1st day at workplace

(1)	No grants will be made until at least 24 hours following the release of material non-public information.

(2)	Granted within one-two business days following the public release of the first quarter financial results.

Restricted Stock Units

The MDCC determines the number of RSUs to be granted to participants and the time period for restriction on transferability. The MDCC generally grants RSUs that vest 25% per year. However, the MDCC has occasionally varied the vesting schedule to address circumstances where the awards were intended to facilitate greater retention of key employees or to recognize exceptional performance. Such awards have contained provisions including either accelerated vesting in the case of special performance awards; vesting one-third after the first two years and then one-third in years three and four with forfeiture of all unvested units upon termination; or full vesting on the third or fifth year anniversary of the grant without the possibility of earlier vesting in the case of special retention awards.

Target RSU awards for NEOs are based on the established Executive Pay Guidelines. The MDCC may exercise discretion in approving actual awards, which may be above or below the target guideline based on individual performance and other factors such as retention, market conditions and overall competitiveness of total pay.

The MDCC requires all NEOs to automatically defer any distribution of common stock from RSUs that vest while the executive is a reporting person under Section 16 of the Securities Exchange Act of 1934 until retirement or termination of employment, or for an additional six months if the NEO is affected by Internal Revenue Code Section 409A. At that time, such awards will be fully deductible by the Company.

Stock Options

The MDCC determines the number of non-qualified stock options to be granted to each NEO. Target stock option awards for NEOs are based on the established Executive Pay Guidelines. The MDCC will occasionally exercise discretion regarding awards to each NEO to achieve the targeted level of total pay.

All options are granted at an exercise price equal to the closing price of the Company’s stock on the NYSE on the date of grant. Accordingly, the stock options will have value only if the market price of the common stock increases after the grant date. In determining the size of stock option grants to the NEOs, the MDCC follows the established Executive Pay Guidelines and takes into consideration individual performance as well as the allocation of overall share usage under the Plan to the NEOs. The approach to vesting and expiration is influenced by considerations such as competitiveness, retention impact, and cost.

The MDCC generally grants stock options that vest 25% per year on each of the first four anniversaries of the grant date. The MDCC has occasionally granted awards that vest on a different basis where the awards are intended to recognize new hires or promotions to stock option eligible positions; facilitate greater retention of key employees; or to recognize the exceptional performance of certain individuals.

LTPP Units

The MDCC approves annual LTPP unit grants providing for awards based on financial measures over a two-year period, following the review of the Company’s prior year performance and business plans for future years. The MDCC also considers payouts for completed performance periods at the end of each two-year cycle.

The MDCC determines the number of LTPP units to be granted to each NEO as well as the performance targets (goals) necessary to earn awards. In determining the size of LTPP unit awards to NEOs, the MDCC generally follows the established Executive Pay Guidelines and takes into consideration individual performance. The CEO may recommend to the MDCC an adjustment to the size of the LTPP award as would be determined by the Executive Pay Guidelines for an individual executive (other than the CEO) based on considerations such as performance, retention, long-term potential and the NEO’s PMD rating. These adjustments can range from an increase of 25% to a decrease of 25% in the target LTPP award for the NEO.

The MDCC can exercise discretion regarding awards to each NEO to achieve the targeted level of total pay. Under the Fiscal Year 2003 Stock Incentive Plan, as amended (the “2003 Plan”), the maximum cash award payable to any one executive for a 24-month performance period cannot exceed $6.67 million dollars. In Fiscal Year 2007, the MDCC made no adjustments to the established target NEO LTPP awards granted to the NEOs for the Fiscal Year 2007-2008 performance period.

Change in Control

The MDCC believes that a competitive change in control agreement for NEOs is necessary to retain senior leadership and maintain management’s objectivity should the Company become engaged in a change in control situation. To receive these benefits, there must be two triggering events, in order to achieve the Company’s interest in retention and minimizing the potential costs to the Company in a change in control. Please see “Potential Payment Upon Termination or Change in Control” described below.

Stock Ownership Guidelines

In June 1998, the MDCC adopted ownership guidelines for approximately 100 executives to encourage share ownership by senior management and to maintain focus on building shareholder value (the “Stock Ownership Guidelines”). These guidelines are set as a specific number of shares, which vary by executive level. The MDCC monitors compliance with the Stock Ownership Guidelines. For purposes of determining ownership, the MDCC includes shares owned outright in the executive’s name or through a broker, shares held in trust, vested and unvested RSUs, and shares held in the employee stock purchase plan or 401(k) plan.

The Stock Ownership Guidelines are as follows:

Minimum Ownership
Officer	Requirement (shares)

Chairman, President & CEO	200,000
Executive Vice Presidents	100,000
Vice Presidents (depending on position level)	15,000/20,000/50,000

Until ownership guidelines are met, executives must retain at least 75% of the after-tax gain on Heinz shares acquired through the exercise of options and hold 75% of shares received on the vesting of RSUs on an after-tax basis. Additionally, any LTPP eligible executive who has not met their ownership guidelines will receive the payment of 50% of the after-tax LTPP awards in stock. The MDCC also has the discretion to reduce or eliminate future long-term incentive awards for an executive who is not in compliance with the Stock Ownership Guidelines or does not retain the specified after-tax gain on Heinz shares acquired through exercises of stock options or vesting of RSUs.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of non-performance-based compensation that Heinz may deduct in any one year with respect to each of its five most highly-paid executive officers. Mr. Johnson’s salary of $1,050,000 is the only salary that is above the $1,000,000 threshold, and as such, $50,000 of his salary and the value of his perquisites as determined under the Code are not deductible by the Company. In addition, the Company’s RSUs are not considered performance-based under Section 162(m) of the Code and, as such, would not be deductible by the Company to the extent that the value of the RSUs, upon vesting, when aggregated with other non-deductible compensation, exceeds $1,000,000. However, the Company mandates automatic deferral of each NEO’s vested RSUs until after termination of employment, to preserve the Section 162(m) deductibility. All other annual incentives and long-term incentive amounts are designed to be deductible when they are paid to the NEOs because they meet the definition of performance-based compensation under Section 162(m).

To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the MDCC has not adopted a policy requiring all compensation to be deductible. However, the MDCC considers the impact of this Code provision when making pay changes to each NEO and its normal practice is to take such action as is necessary to preserve the Company’s tax deduction to the extent consistent with the Company’s compensation policies. However, the Company reserves the right to forego any or all of the tax deduction if we believe it to be in the best long-term interests of the Company’s shareholders.

Fiscal Year 2008 Executive Compensation Related Actions

At the MDCC meetings held in Fiscal Year 2008, the Committee approved a number of changes to NEO compensation and to the Company’s executive compensation programs to enhance competitiveness and more closely align programs to the Company’s strategic business objectives. A summary of the material changes made for Fiscal Year 2008 is as follows:

•	In 2001, the CEO’s base salary was set at $1,050,000. At the commencement of Fiscal Year 2008, to appropriately reflect the Company’s outstanding results and to better align with the median of our Compensation Peer Group, the CEO’s salary was increased to $1,150,000.

•	Messrs. Winkleblack and Moran received a special grant of 50,000 and 75,000 shares, respectively, in the form of RSUs on May 3, 2007, which were awarded for the purpose of retention. These special retention awards will vest 100% three years from the date of grant, and if the executive is a reporting person under Section 16 of the Securities Exchange Act of 1934 at the time of vesting, distribution of the shares of common stock will be deferred until the executive retires or otherwise terminates employment with the Company. In addition, these special grants will be forfeited if the executive leaves the Company for any reason within the three-year period.

•	Stock Ownership Guidelines for NEOs were revised from a fixed number of shares to a multiple of salary to better reflect competitive practice. Failure to achieve the stock ownership guideline within five years could render the executive ineligible to participate in the company’s LTI programs.

Summary Compensation Table (Fiscal Year 2007)

							Change in
						Non-	Pension
						Equity	Value and
						Incentive	Nonqualified
						Plan	Deferred
Name and				Stock		Compen-	Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards	Option Awards	sation	Earnings	Compensation	Total
(a)	(b)	($) (c)	($) (d)	($) (2) (e)	($) (3) (f)	($) (4) (g)	($) (5) (h)	($) (6) (7) (i)	($) (j)

William R. Johnson
Chairman, President &
Chief Executive Officer	2007	1,050,000	—	2,071,339	4,043,396	3,150,000	3,991,354	684,427	14,990,516
									(1)
Arthur B. Winkleblack
Executive Vice President &
Chief Financial Officer	2007	542,500	—	308,308	540,645	732,400	69,354	173,621	2,366,828
Jeffrey P. Berger
Executive Vice President
and Chairman Global
Foodservice(8)	2007	538,125	—	423,447	693,866	637,700	264,502	228,715	2,786,355
									(9)
David C. Moran
Executive Vice President and President and Chief Executive Officer of Heinz North America(10)	2007	546,875	—	290,805	313,576	783,700	186,099	177,218	2,298,273
D.E.I. Smyth
Senior Vice President-
Chief Administrative
Officer	2007	413,333	—	333,941	523,632	496,000	164,849	176,020	2,107,775
									(11)

(1)	If Mr. Johnson was not retirement eligible, his “Total Compensation” in FY07 would have been $12,521,351 rather than $14,990,516 reported in the table. This difference is a result of compensation expense for certain equity-based awards being recognized immediately when an employee is retirement eligible. Specifically, the amounts that would have been reflected in the table if Mr. Johnson was not retirement eligible are as follows: (a) Stock Awards: $1,404,706 (rather than $2,071,339 in the table); and (b) Option Awards: $2,240,864 (rather than $4,043,396 in the table).

(2)	The value of the stock awards equals the accounting charge for compensation expense incurred by the Company in FY07 for restricted stock unit (“RSU”) awards granted in FY03-FY07. If an NEO is eligible to retire, the full value of an award is required to be expensed in the year of the grant. Because Messrs. Johnson, Berger and Smyth were eligible to retire in FY07, the full value of their FY07 RSU awards are reported in contrast to the other non-retirement eligible NEOs, whose FY07 awards are being expensed and reported over the four years from the date of the grant. For a discussion of the assumptions made in the valuation of the RSU awards in column (e), please refer to Footnote 1 to the financial statements included as part of the Company’s Annual Reports on Form 10-K for the fiscal years ended April 30, 2003, April 28, 2004, April 27, 2005, and May 3, 2006, and Footnote 10 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 2, 2007.

(3)	The value of the stock option awards equals the accounting charge for compensation expense incurred by the Company in FY07 for stock option awards granted in FY99 and FY04-FY07. If an NEO is eligible to retire, the full value of an award is required to be expensed in the year of the grant. Because Messrs. Johnson, Berger and Smyth were eligible to retire in FY07, the full value of their FY07 stock option awards are reported in contrast to the other non-retirement eligible NEOs, whose FY07 awards are being expensed and reported over the four years from the date of the grant. For a discussion of the assumptions made in the valuation of the stock option awards in column (f), please refer to Footnote 1 to the financial statements included as part of the Company’s Annual Reports on Form 10-K for the fiscal years ended May 3, 2000, April 28, 2004, April 27, 2005 and May 3, 2006, and Footnote 10 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 2, 2007; however, for purposes of the Summary Compensation Table, the estimate of forfeitures was removed from the Black-Scholes calculations.

(4)	All amounts reported in this column are payments made pursuant to the Senior Executive Incentive Compensation Plan as described in the following narrative.

(5)	Includes for FY07 for Messrs. Johnson, Winkleblack, Berger, Moran, and Smyth, the following amounts: (i) the annual pension accrual cost for each executive, which is the difference between the accrued lump sum values for pension accruals as of May 1, 2006 and May 1, 2007; $3,963,651, $69,354, $250,651, $186,099 and $164,849; and (ii) the portion of interest accrued (but not currently paid or payable) on deferred compensation at a rate above 120% of the applicable federal long-term rate, $27,703, $0, $13,851, $0 and $0. The majority of Mr. Johnson’s annual pension accrual cost, $3,065,622, represents the change in Mr. Johnson’s Supplemental Executive Retirement Plan (“SERP”) benefit resulting from a SERP enhancement granted on May 6, 2002 (see the Pension Benefits table and narrative for more details). This SERP enhancement provides retirement benefits necessary to deliver an overall retirement package of 60% of final average earnings at age 60 in line with the compensation peer group practices. The value of this SERP enhancement is being recognized over seven years, at which time Mr. Johnson will have reached age 60. After this benefit is fully recognized in FY09, the annual change in value will decrease to a level estimated to be less than $1,200,000.

(6)	In accordance with SEC rules, disclosure of perquisites and other personal benefits is omitted if the aggregate amount of such compensation for an executive is less than $10,000 for the given year. If the total amount exceeds $10,000, each perquisite must be identified by type, and if the amount of a perquisite exceeds the greater of $25,000 or 10% of total perquisites, its value must be disclosed. Perquisites and other personal benefits provided to NEOs include financial counseling, allowance for a Company automobile, parking, club dues, health exam, executive group umbrella liability insurance, storage and entertainment. The Company permits limited personal and spousal use of the Company-owned aircraft, and the aggregate incremental cost of such personal use, if any, is included in column (i). The Company occasionally provides drivers for business and personal use by the NEOs, and the aggregate incremental cost of such personal use, if any, is included in column (i).

(7)	In addition to the perquisites described in footnote 6 above, this column includes for FY07 for Messrs. Johnson, Winkleblack, Berger, Moran and Smyth, respectively, the following: (i) amounts contributed by the Company under the Company’s qualified defined contribution plan, $514,983, $125,684, $154,426, $137,314 and $119,254; and (ii) amounts paid by the Company to executives for payment of premiums allocable to executive life insurance provided by the Company, $102,755, $10,763, $30,269, $3,614 and $20,292. The amounts in column (i) do not include any value attributable to the Executive Estate Life Insurance Program, see the description in “Executive Estate Life Insurance Program” below.

(8)	Mr. Berger’s title changed from Executive Vice President-Global Foodservice on May 3, 2007.

(9)	If Mr. Berger was not retirement eligible, his “Total Compensation” in FY07 would have been $2,240,595 rather than $2,786,355 reported in the table. This difference is a result of compensation expense for certain equity-based awards being recognized immediately when an employee is retirement eligible. Specifically, the amounts that would have been reflected in the table if Mr. Berger was not retirement eligible are as follows: (a) Stock Awards: $220,694 (rather than $423,447 in the table); and (b) Option Awards: $350,859 (rather than $693,866 in the table).

(10)	Mr. Moran’s title changed from Executive Vice President and President and Chief Executive Officer of Heinz Consumer Products on May 3, 2007.

(11)	If Mr. Smyth was not retirement eligible, his “Total Compensation” in FY07 would have been $1,763,886 rather than $2,107,775 reported in the table. This difference is a result of compensation expense for certain equity-based awards being recognized immediately when an employee is retirement eligible. Specifically, the amounts that would have been reflected in the table if Mr. Smyth was not retirement eligible are as follows: (a) Stock Awards: $195,290 (rather than $333,941 in the table); and (b) Option Awards: $318,394 (rather than $523,632 in the table).

Executive Estate Life Insurance Program

In December 2001, the Company adopted an executive estate life insurance program (“EELIP”) for certain eligible executives. Under the EELIP, in 2001 and 2002, eligible executives’ relinquished compensation in exchange for a loan from the Company equal to 150% of the amount relinquished (“EELIP Loans”). The proceeds of each EELIP Loan were used to fund a life insurance policy purchased by the executive’s family trust. Each of the EELIP Loans was subject to vesting, and the Company will automatically be repaid the amount of the then outstanding principal and interest of the applicable EELIP Loan from the proceeds of the policy after the participant’s and/or participant’s spouse death, as applicable. Two NEOs, Messrs. Johnson and Berger, have outstanding EELIP Loans to the Company that fully vested on or before September 2003. These EELIP Loans accrue interest at the annual rate of 4.99% and 4.6%, respectively. As of May 2, 2007, the total amounts due to the Company plus the accrued interest under each of the EELIP Loans were $6,336,963 and $556,000 for Messrs. Johnson and Berger, respectively. The EELIP Loans to Messrs. Johnson and Berger are permitted to remain outstanding under the Sarbanes-Oxley Act of 2002, so long as their terms are not materially modified.

Grants of Plan-Based Awards (Fiscal Year 2007)

								All Other
							All Other	Option
							Stock Awards:	Awards:
							Number of	Number		Exercise or	Grant Date
			Estimated Future Payouts				Shares of	of Securities		Base Price	Fair Value
	Grant		Under Non-Equity				Stock or	Underlying		of Option	of Stock
	Date	Action	Incentive Plan Awards				Units	Options		Awards	and Option
Name	(1)	Date	Threshold	Target		Maximum	(#) (2) (3) (4)	(#) (3) (5)		($/Sh)	Awards

W.R. Johnson		09-May-06	$393,750	$2,100,000	(6)	$4,593,750
	13-Jun-06	13-Jun-06	$0	$2,880,000	(7)	$5,760,000
	01-Sep-06	30-Aug-06						323,324	(8)	$41.92	$2,163,038
	01-Sep-06	30-Aug-06					19,083				$799,959
A.B. Winkleblack		09-May-06	$91,547	$488,250	(6)	$1,068,047
	13-Jun-06	13-Jun-06	$0	$600,600	(7)	$1,201,200
	01-Sep-06	30-Aug-06						62,123	(9)	$41.92	$415,603
	01-Sep-06	30-Aug-06					5,861				$245,693
J.P. Berger		09-May-06	$90,809	$484,313	(6)	$1,059,434
	13-Jun-06	13-Jun-06	$0	$594,825	(7)	$1,189,650
	01-Sep-06	30-Aug-06						61,526	(9)	$41.92	$411,609
	01-Sep-06	30-Aug-06					5,804				$243,304
D.C. Moran		09-May-06	$92,285	$492,188	(6)	$1,076,660
	13-Jun-06	13-Jun-06	$0	$606,375	(7)	$1,212,750
	01-Sep-06	30-Aug-06						62,721	(9)	$41.92	$419,603
	01-Sep-06	30-Aug-06					5,990				$251,101
D.E.I. Smyth		09-May-06	$62,000	$330,667	(6)	$723,333
	13-Jun-06	13-Jun-06	$0	$416,000	(7)	$832,000
	01-Sep-06	30-Aug-06						36,814	(9)	$41.92	$246,286
	01-Sep-06	30-Aug-06					3,969				$166,380

(1)	The MDCC met on June 13, 2006 and approved the awards under the FY07-08 LTPP. The MDCC also met on August 30, 2006 and approved the FY07 annual equity awards consisting of RSUs and stock options that were to be granted on September 1, 2006 reflecting the Company’s closing stock price as of the grant date ($41.92). The MDCC met on August 30, 2006 because that was a long-standing meeting date. August 30th, however, was the day before the Company’s first quarter of FY07 earnings release, so the grants were awarded on September 1, 2006, more than 24 hours after the earnings release, thus giving the market time to absorb the earnings information.

(2)	The RSU awards were all granted from the 2003 Plan.

(3)	The vesting schedule for the annual grants (both RSUs and stock options) is time-based at 25% per year beginning on the first anniversary of the grant date which is September 1, 2007.

(4)	The Company paid cash dividend equivalents on the RSU award at a non-preferential rate of $0.35 per share per quarter during FY07. Such cash dividend equivalents were paid in October 2006, January 2007 and April 2007.

(5)	The stock option awards have a maximum term of seven years before expiring. The option term was reduced from a maximum of ten years beginning with stock options awarded in FY06.

(6)	The MDCC took the following actions relating to the cash awards under the Annual Incentive Plan (“AIP”) and the H. J. Heinz Company Senior Executive Incentive Compensation (“SEICP”): (i) met on May 9, 2006 and approved the individual target compensation levels under the AIP and the Incentive Pool and individual maximum awards under the SEICP and the financial performance goals of the AIP; and (ii) revised the AIP financial performance goals on August 15, 2006 to increase the earnings per share target value to reflect the Company’s business plan announced on June 1, 2006. The Company’s AIP is a plan having both financial and personal performance metrics for a one-year period (May 4, 2006 through May 2, 2007). Seventy-five (75%) percent of the award is based on financial results and twenty-five (25%) percent on achievement of individual goals. The threshold and maximum award opportunities represent 18.75% and 218.75%, respectively, of the target annual award. The target levels are based on the salary levels for two months at the May and June rates and ten months at rates that became effective in July 2006. A new performance period begins each year. The payout will occur at the end of the fiscal year, if earned, from the SEICP as described below.

(7)	The FY07-08 LTPP utilizes the metrics of Total Shareholder Return (“TSR”) and after-tax Return on Invested Capital (“ROIC”) for a two-year performance period (May 4, 2006 through April 30, 2008). Half of the award opportunity is based on the relative TSR results and half on the ROIC results. The threshold and maximum award opportunities represent 0% and 200%, respectively, of the target award opportunity. A new performance program will begin every year, which results in overlapping performance periods. The awards were granted under the 2003 Plan. In the event that a NEO has not met the Company’s Stock Ownership Guidelines at the time the award is paid, 50% of the net after-tax amount will be paid in the form of vested RSUs, which will be distributed at the end of the fiscal year in which the NEO meets the Company’s Stock Ownership Guidelines in the form of Heinz Common Stock.

(8)	Mr. Johnson’s stock option award during the fiscal year was granted from two distinct company stock option plans: H. J. Heinz Company 2000 Stock Option Plan, as amended (the “2000 Plan”) and the 2003 Plan. The options for 221,597 shares were granted from the plan with the earliest expiration date (the 2000 Plan expires in September 2010) and, because there was an amount still to be awarded, the balance of the stock option award, for 101,727 shares, was granted from the 2003 Plan.

(9)	Messrs. Winkleblack, Berger, Moran and Smyth received stock option awards granted from the 2003 Plan.

The following tables and narrative provide additional information about the various compensation plans, programs and policies reflected in the Summary Compensation Table and the Plan-Based Awards table.

Senior Executive Incentive Compensation Plan (“SEICP”) Material Factors

SEICP provides an annual cash incentive pool of 1.5% of the Company’s net income (the “Incentive Pool”) for the NEOs. The maximum award for any one participant cannot exceed 40% of the Incentive Pool, with the total allocation to all NEOs held to no greater than 100% of the Incentive Pool.

NEOs are eligible to earn annual cash awards under the Company’s SEICP with reference to the metrics established for the AIP in the following manner:

•	The maximum award amount for each NEO is determined as described above;
•	The bonus which would have been payable to each NEO under AIP is determined with reference to the achievement of established metrics under the AIP (“AIP Bonus”); and
•	The MDCC can make discretionary adjustments downward from the SEICP maximum award to the AIP Bonus while maintaining the deductibility of these adjustments under Section 162(m) of the Code provided the payment does not exceed the allowable maximum.

The target awards for the AIP Bonus are determined as a percentage of each NEO’s base salary earned over the fiscal year and are based on the Company’s established Executive Pay Guidelines. In determining actual awards, the MDCC considers, among other factors, actual results against the extent to which the financial targets were significant stretch goals for the organization, and whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results. The overall assessment then determines the percent of the target award that will be paid to the NEO as the annual incentive for that year.

The Company-wide metrics for financial performance for the Fiscal Year 2007 AIP were:

1.  Earnings per Share (EPS)
EPS = net income / average fully-diluted shares outstanding

2.  Operating Free Cash Flow (OFCF)
OFCF = cash flow from operating activities − capital expenditures + proceeds from dispositions of property, plant and equipment

3.  Net Sales Value/Revenue (NSV)
NSV = gross sales − deals and allowances

The Business Unit (BU) specific metrics for financial performance were:

1.  Business Unit Operating Income (BU OI)
BU OI = gross sales − operating costs

2.  Business Unit Operating Free Cash Flow (BU OFCF)
BU OFCF = cash flow from operating activities − (intercompany royalties and dividend income + intercompany receivables/payables) − capital expenditures + proceeds from dispositions of property, plant and equipment

3.  Business Unit Net Sales Value (BU NSV)
BU NSV = gross sales − deals and allowances

The individual performance metrics for Fiscal Year 2007 for Mr. Johnson included improving the financial performance of selected business units and achieving specific milestones against the Company’s leadership plan. The individual performance metrics for Fiscal Year 2007 for the other NEOs included financial metrics that were specific to their businesses, and personnel development such as talent development and skill upgrades.

For Fiscal Year 2007, the specific targets and weightings for the NEOs were:

Minimum to Maximum
Weighting	Financial Metrics	Target	Performance Range

75% for the CEO and CFO and SVP-CAO; 18.75% for all other NEOs	EPS OFCF NSV	$2.35 $800 million $8,625 million	80%-110% 80%-115% 97%-102%
0% for the CEO and CFO and SVP-CAO; 56.25% for all other NEOs	Business Unit (“BU”) OI BU OFCF BU NSV	Varies by BU Varies by BU Varies by BU	Varies by BU Varies by BU 97%-102%
25% for all NEOs(1)	Personal Goals	Personal Goals	Personal Goals

(1)	Underachievement can result in no more than a 25% reduction to this value and overachievement can result in an increase in this value of no more than 25%.

The MDCC assessed the Company’s performance in FY07 and the NEOs’ achievement of individual targets in determining annual incentive bonuses. Because the Company exceeded all of its financial targets established under the AIP, the MDCC approved annual incentive bonuses in amounts slightly greater than the target award, but well below the maximum award. The MDCC utilized less than 49% of the available Incentive Pool. The bonuses were paid in cash to each NEO after the end of Fiscal Year 2007, unless an NEO elected to defer such amount into the Executive Deferred Compensation Plan.

RSUs—Material Factors

The actual number of RSUs granted was determined by dividing the approved award value by the closing price of the Company’s stock on the NYSE on the date of the grant rounded down to the nearest whole share. The NEOs receive cash dividend equivalents on such units during the restricted period at the same rate as shareholders of the Company’s common stock. The value of an annual RSU award (grants made as part of the annual grant or awarded on a pro-rated basis to new hires or due to promotions) is included as compensation for the year of the grant for purposes of the H. J. Heinz Company Supplemental Executive Retirement Plan and the H. J. Heinz Company Employees Retirement and Savings Plan. Upon expiration of the restricted period, distribution of the RSUs is made in shares of common stock; however, if an executive is a reporting person under Section 16 of the Securities Exchange Act of 1934 at the time of vesting, distribution of the RSUs will be deferred until after termination of employment. In the event of retirement, death, disability, or termination without cause, all unvested RSUs continue to vest according to their specific vesting schedules, and for all other terminations, unvested RSUs are forfeited.

Each NEO undertakes non-solicitation and confidentiality covenants pursuant to each RSU award agreement. The NEO agrees, during the term of employment and for 12 months after termination of employment, not to solicit any other employee of the Company for employment outside of the Company. Each NEO also agrees, during the term of employment and for 12 months after termination of employment, not to use or disclose the Company’s confidential information for purposes other than the furtherance of the Company’s business purposes. The NEO consents to the issuance of an injunction with respect to any conduct that leads to a breach of any of these covenants. A breach of these covenants could also result in the immediate forfeiture of any rights in any of the NEO’s unvested RSUs.

Stock Options—Material Factors

The actual number of options granted was determined by dividing the approved award value by the value of a Company stock option computed using the Black-Scholes pricing model for the date of grant, rounded down to the nearest whole share.

An NEO undertakes several covenants upon signing a stock option award agreement, including non-solicitation and confidentiality covenants as described under “RSUs—Material Factors” above. The NEO consents to the issuance of an injunction with respect to any conduct that leads to a breach of any of these covenants.

In addition, each NEO promises not to compete against the Company for eighteen months following the date of termination. If the NEO violates this non-compete covenant, the NEO must immediately return to the Company the pre-tax income resulting from any exercise of the options or any portion thereof, unless such exercise occurred more than twelve months prior to the date of the termination of the NEO’s employment, and also forfeit any unexercised portion of the options.

In the event of retirement, the stock options will expire on the earlier of five years after retirement or the original expiration date. In the event of a termination without cause, all unvested options will continue to vest according to the award agreement and expire on the earlier of the original expiration date or five years after the date of termination. If an NEO dies while an employee or within five years after retirement, the stock options will all vest upon death and then expire one year after death. In the event of disability, the stock options will vest upon the disability and then expire one year after the disability. For all other terminations, unvested stock options will be forfeited.

Long Term Performance Program—Material Factors

The LTPP is funded up to the maximum based on the achievement of a two-year cumulative earnings per share (“EPS”) value. The two-year EPS value for the FY07-08 performance period is equal to approximately two times the EPS achieved in the year prior to the commencement of the performance period. If the two-year EPS value is not achieved, then the LTPP is not funded, and no LTPP award will be paid. If the EPS value is achieved, the LTPP will be funded and the actual award payment will be determined based on the established financial metrics. If the actual awards, calculated based on the financial metrics, are in an amount less than the maximum award value, then the MDCC may make adjustments up or down, but in the case of an upward adjustment, the payment may in no case exceed the maximum award value.

There are two independently measured and equally weighted financial metrics:

After-Tax Return on Invested Capital (“ROIC”)—Fifty percent (50%) of the target award opportunity will be determined by the Company’s performance against a two-year ROIC metric established by the MDCC.

•	After-tax ROIC for FY07-08 will be calculated as follows:

•	ROIC = annual after-tax operating profit / annual average invested capital

•	Annual Average Invested Capital = 5 quarter average net debt + total shareholder’s equity
•	After-tax ROIC for FY07-08 = (FY07 ROIC + FY08 ROIC) / 2

The percent of the target LTPP award earned for the FY07-08 performance period based on ROIC is summarized in the following chart:

			Percent of Target
	2-Year	% of	Award
	Average	Target	Opportunity
Performance	ROIC	Achieved	Earned(1)

Maximum	18.9%	120%	100%
Target	15.75%	100%	50%
Threshold	12.6%	80%	12.5%
Below Threshold	<12.6%	<80%	0%

(1) Represents one-half of the target opportunity.

If the Board approves an acquisition or divestiture during a performance period, it may consider an adjustment to the ROIC targets based on the impact the transaction will have on ROIC. In addition, Operating Income and Annual Average Invested Capital may be adjusted to eliminate the after-tax effects of any charges that may be excluded when determining performance measures under the plan.

Relative Total Shareholder Return (TSR)—Fifty percent (50%) of the target award opportunity will be determined by the Company’s two-year TSR growth rate (the “TSR Value”) compared to the two-year TSR growth rates of the other companies in the TSR Peer Group, previously described in the Compensation Discussion and Analysis.

•	TSR Value for Fiscal Year 2007-2008 will be calculated as follows:

•	Performance Period—Commences the first day of Heinz’s Fiscal Year 2007 (May 4, 2006) and ends two years later on the last day of Heinz’s Fiscal Year 2008 (April 30, 2008).
•	Starting Value—Average of each peer group company’s stock price for the 60 trading days prior to the first day of the performance period.
•	Ending Value—Average of each peer group company’s stock price for the 60 trading days prior to and including the last day of the performance period plus all dividends paid over the performance period.
•	TSR Value—Growth rate between starting value and ending value

The percent of the target LTPP award earned for the Fiscal Year 2007-2008 performance period is based on the Company’s percentile ranking within the TSR Peer Group as shown in the following chart:

Heinz TSR	Rank	Percent of
Percentile	Using TSR	Target Award
Ranking	Peer Group	Opportunity Earned(1)

90%-100%	1	100.0%
80%-89.99%	2	87.5%
70%-79.99%	3	75.0%
60%-69.99%	4	62.5%
50%-59.99%	5	50.0%
40%-49.99%	6	37.5%
30%-39.99%	7	25.0%
20%-29.99%	8	12.5%
Less than 20%	9-10	0.0%

(1)	Represents one-half of the target opportunity.

The total payout for the Fiscal Year 2007-2008 performance period will be determined by adding the percentage of target award earned for each metric and multiplying this times the target award granted to each participant at the beginning of the performance period. Earned LTPP awards are paid in cash unless the participant’s Stock Ownership Guideline has not been achieved. If the NEO has not met his Stock Ownership Guideline, 50% of the earned award (after tax withholding) will be paid in cash and 50% will be in the form of RSUs. The closing share price on the last day of the performance period will be used to convert the cash award to RSUs. At the end of the fiscal year in which a participant meets the stock ownership guidelines, the restrictions will be lifted from the RSUs delivered in lieu of cash. Cash dividend equivalents on these RSUs will be paid until the restrictions have been lifted.

In the event of a qualifying termination (retirement, death, disability or termination without cause) during the first year of the performance period, the award will be pro-rated and paid at the end of the performance period based on the actual results achieved. If this qualifying termination occurs during the second year of the performance period, the full award will be paid (without pro-rating) at the end of the performance period based on the actual results achieved. This approach to vesting eases the transition from the Company for employees who leave the Company for unexpected reasons or due to retirement. For all other terminations, all unpaid LTPP awards will be forfeited.

In partial consideration of the LTPP award, each NEO agrees to a non-solicitation covenant during the term of the NEO’s employment and for 12 months following termination. In addition, each NEO agrees to a non-disclosure covenant with respect to confidential information and the issuance of an injunction with respect to any conduct in violation of these covenants.

The following table sets forth the Outstanding Equity Awards, including awards of stock options and RSUs, of the NEOs at the end of Fiscal Year 2007:

Outstanding Equity Awards at Fiscal Year-End (Fiscal Year 2007)

	Option Awards
				Equity Incentive Plan
	Number of Securities			Awards: Number of
	Underlying			Securities Underlying
	Unexercised Options			Unexercised	Option Exercise
	(#)			Unearned Options	Price	Option
Name	Exercisable	Unexercisable		(#)	($)	Expiration Date

W.R. Johnson	1,109,950	—			$52.76	08-Apr-08
	388,483	—			$44.77	21-Apr-09
	554,976	—			$33.39	12-Sep-10
	554,976	—			$38.99	20-Sep-11
	388,483	—			$32.06	12-Sep-12
	299,999	100,001	(1)		$34.00	12-Sep-13
	147,181	147,182	(2)		$37.06	19-May-14
	89,153	267,462	(3)		$37.18	17-May-12
	—	323,324	(4)		$41.92	01-Sep-13
A.B. Winkleblack	110,995	—			$36.18	07-Jan-12
	58,272	—			$32.06	12-Sep-12
	116,428	38,810	(1)		$34.00	12-Sep-13
	25,500	25,500	(2)		$37.06	19-May-14
	18,172	54,518	(3)		$37.18	17-May-12
	—	62,123	(4)		$41.92	01-Sep-13

	Option Awards
				Equity Incentive Plan
	Number of Securities			Awards: Number of
	Underlying			Securities Underlying
	Unexercised Options			Unexercised	Option Exercise
	(#)			Unearned Options	Price	Option
Name	Exercisable	Unexercisable		(#)	($)	Expiration Date

J.P. Berger	110,995	—			$49.21	10-Jun-08
	55,498	—			$44.77	21-Apr-09
	55,498	—			$33.39	12-Sep-10
	83,246	—			$38.99	20-Sep-11
	44,398	—			$32.06	12-Sep-12
	33,750	11,250	(1)		$34.00	12-Sep-13
	18,500	18,500	(2)		$37.06	19-May-14
	18,172	54,518	(3)		$37.18	17-May-12
	—	61,526	(4)		$41.92	01-Sep-13
D.C. Moran	55,498	—			$52.03	10-Mar-08
	16,649	—			$49.21	10-Jun-08
	33,299	—			$44.77	21-Apr-09
	27,749	—			$38.74	13-Oct-09
	55,498	—			$34.01	14-Apr-10
	55,498	—			$33.39	12-Sep-10
	53,833	—			$38.99	20-Sep-11
	44,398	—			$32.06	12-Sep-12
	40,893	13,631	(1)		$34.00	12-Sep-13
	18,500	18,500	(2)		$37.06	19-May-14
	11,206	33,619	(3)		$37.18	17-May-12
	—	62,721	(4)		$41.92	01-Sep-13
D.E.I. Smyth	110,995	—			$52.76	10-Jun-08
	55,498	—			$44.77	21-Apr-09
	55,498	—			$33.39	12-Sep-10
	55,498	—			$38.99	20-Sep-11
	38,848	—			$32.06	12-Sep-12
	54,999	18,334	(1)		$34.00	12-Sep-13
	18,500	18,500	(2)		$37.06	19-May-14
	11,206	33,619	(3)		$37.18	17-May-12
	—	36,814	(4)		$41.92	01-Sep-13

	Stock Awards
				Equity Incentive
				Plan Awards:
				Number of	Equity Incentive Plan
	Number of Shares		Market Value of	Unearned Shares,	Awards: Market or Payout
	or Units of Stock		Shares or Units of	Units or Other	Value of Unearned Shares,
	That Have		Stock That Have	Rights That Have	Units or Other Rights That
	Not Vested		Not Vested	Not Vested	Have Not Vested
Name	(#)		($) (9)	(#)	($)

W.R. Johnson	4,525	(5)	$210,905
	18,499	(5)	$862,246
	9,690	(5)	$451,651
	10,000	(6)	$466,100
	56,667	(6)	$2,641,233
	14,167	(7)	$660,324
	7,000	(7)	$326,270
	15,674	(3)	$730,577
	19,083	(4)	$889,459

	Stock Awards
				Equity Incentive
				Plan Awards:
				Number of	Equity Incentive Plan
	Number of Shares		Market Value of	Unearned Shares,	Awards: Market or Payout
	or Units of Stock		Shares or Units of	Units or Other	Value of Unearned Shares,
	That Have		Stock That Have	Rights That Have	Units or Other Rights That
	Not Vested		Not Vested	Not Vested	Have Not Vested
Name	(#)		($) (9)	(#)	($)

A.B. Winkleblack	1,709	(5)	$79,672
	2,775	(5)	$129,337
	3,876	(5)	$180,660
	3,193	(6)	$148,841
	6,000	(6)	$279,660
	5,166	(7)	$240,787
	4,766	(3)	$222,155
	5,861	(4)	$273,181
J.P. Berger	1,171	(5)	$54,580
	2,114	(5)	$98,555
	39	(5)	$1,794
	2,567	(6)	$119,632
	4,333	(6)	$201,977
	3,630	(7)	$169,194
	4,766	(3)	$222,155
	5,804	(4)	$270,524
D.C. Moran	1,110	(5)	$51,735
	2,114	(5)	$98,555
	54	(5)	$2,506
	2,567	(6)	$119,632
	4,333	(6)	$201,977
	3,630	(7)	$169,194
	10,000	(8)	$466,100
	3,833	(3)	$178,668
	425	(3)	$19,821
	5,990	(4)	$279,194
D.E.I. Smyth	1,850	(5)	$86,225
	1,110	(5)	$51,735
	1,357	(5)	$63,234
	4,000	(6)	$186,440
	2,453	(6)	$114,350
	3,466	(7)	$161,550
	3,228	(3)	$150,457
	3,969	(4)	$184,995

(1)	The award vests in 25% increments on September 12, 2004, 2005, 2006, and 2007.

(2)	The award vests in 25% increments on May 19, 2005, 2006, 2007, and 2008.

(3)	The award vests in 25% increments on May 17, 2006, 2007, 2008, and 2009.

(4)	The award vests in 25% increments on September 1, 2007, 2008, 2009 and 2010.

(5)	The award vests in 33% increments on September 12, 2003, 2004 and 2005 if target EPS performance is achieved. Because the target EPS performance was achieved for FY03 and FY04, 33% of the award vested on September 12, 2003 and September 12, 2004. The balance of the unvested award (33%) will vest on September 12, 2007.

(6)	The award vests in 33% increments on September 12, 2004, 2005 and 2006 if target EPS performance is achieved. Because the target EPS performance was achieved for FY04, 33% of the award vested on September 12, 2004. The balance of the unvested award (66%) will vest on September 12, 2008.

(7)	The award vested in 33% increments on May 19, 2005, 2006 and 2007.

(8)	The award vests on November 9, 2009.

(9)	Based on the closing stock price of $46.61 on the last day of the Fiscal Year 2007 multiplied by the unrounded number of unvested RSUs.

The following table sets forth the stock options exercised by the NEOs and the restricted stock units that vested for the NEOs in Fiscal Year 2007:

Option Exercises and Stock Vested (Fiscal Year 2007)

	Option Awards				Stock Awards
	Number of				Number of
	Shares Acquired		Value Realized		Shares Acquired	Value Realized
	on Exercise		on Exercise		on Vesting	on Vesting
Name	(#)		($)		(#) (3)	($) (4)

W.R. Johnson	277,487	(1)	3,789,092	(2)	5,225	—
A.B. Winkleblack	—		—		1,589	—
J.P. Berger	—		—		1,589	—
D.C. Moran	—		—		1,420	—
D.E.I. Smyth	—		—		1,076	—

(1)	Reflects the exercise of stock options granted on June 12, 1996 (exercise price of $28.7175). This exercise price reflects the closing price of the Company’s stock on the date of the grant. All option awards made prior to the spin-off of certain businesses to Del Monte Corporation on December 20, 2002, were adjusted to reflect the stock distribution made in connection with such spin-off. The stock options were exercised pursuant to a 10b5-1 plan entered into by Mr. Johnson on March 28, 2006, with the number of options exercised being 13,705 and 56,295 on June 2, 2006; 13,922 and 56,078 on June 5, 2006; 13,780 and 56,220 on June 6, 2006; 12,953 and 54,534 on June 7, 2006. Mr. Johnson retained 100% of the after-tax value of his shares in the Company’s stock despite having previously satisfied the Company’s Stock Ownership Guidelines.

(2)	Reflects eight fair market value stock prices at exercise: $42.57, $42.48, $42.45, $42.893, $41.88, $42.0351, $42.30 and $42.1465.

(3)	Reflects the Fiscal Year 2006 annual award of restricted stock units (RSUs), granted on May 17, 2005, to Messrs. Johnson, Winkleblack, Berger, Moran and Smyth and an off-cycle award granted on November 17, 2005, to D.C. Moran. The vesting schedule is time-based at 25% per year beginning on May 17, 2006. The off-cycle RSU award to D.C. Moran (567 shares) granted on November 17, 2005, in recognition of his promotion to EVP & CEO, Consumer Products, vests 25% per year beginning on May 17, 2006.

(4)	Receipt is deferred as described in “RSUs-Material Factors.” The values of the deferred vested awards based on the closing price of the Company’s stock on May 17, 2006 of $41.03 for Messrs. Johnson, Winkleblack, Berger, Moran, and Smyth are $214,371, $65,186, $65,186, $58,242, and $44,148, respectively.

See the Pension Benefits table below for a description of the retirement benefits for the NEOs:

Pension Benefits (Fiscal Year 2007)

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During
Name	Plan Name	Service	Benefits	FY07
W.R. Johnson	Plan A of the H. J. Heinz Company Employees’ Retirement System	11	$467,099	$0
	Supplemental Executive Retirement Plan	25	$20,518,708	$0
A.B. Winkleblack	Supplemental Executive Retirement Plan	5	$674,581	$0
J.P. Berger	Plan A of the H. J. Heinz Company Employees’ Retirement System	19	$661,621	$0
	Supplemental Executive Retirement Plan	33	$2,863,620	$0
D.C. Moran	Supplemental Executive Retirement Plan	9	$687,875	$0
D.E.I. Smyth	Plan A of the H.J. Heinz Company Employees’ Retirement System	6	$113,518	$0
	Supplemental Executive Retirement Plan	19	$1,449,084	$0

Eligible earnings under all of the retirement plans except Plan A of the H. J. Heinz Company Employees’ Retirement System (“Plan A”) include base salary, annual bonus and the value of the annual RSU award and any RSU award granted on a pro-rated basis to new hires or due to promotions. The benefit from any stock option and any special restricted stock unit awards are not included.

The MDCC reviews annually the eligibility, costs and competitiveness of these retirement benefits and believes that the retirement benefits afforded the Company’s NEOs meet our compensation objectives.

Plan A — Material Factors

Most U.S. full-time salaried employees hired before January 1, 1993, are entitled to retirement benefits under Plan A. Benefits are based on credited service and five-year average eligible compensation through December 31, 1992, the date on which Plan A was frozen. Messrs. Johnson, Berger and Smyth are the only NEOs who are participants in this plan. All are fully vested in this benefit.

SERP — Material Factors

Effective May 1, 2004, the Board of Directors amended the SERP to provide future benefits under a career average cash balance plan. Under the cash balance plan formula, a participant receives monthly pay credits based on the participant’s annual bonus category. Accordingly, each of the NEOs receives a pay credit of eight percent of eligible compensation. Eligible compensation includes base salary, annual bonus payments, and the value of annual RSU grants and any RSU award granted on a pro-rated basis to new hires or due to promotions on the date of the award. The accumulated credits earn five percent interest, compounded monthly.

For service prior to May 1, 2004, participants receive a payment equal to the product of a service-related multiple, frozen as of May 1, 2004, and the participant’s final average eligible compensation during the highest five of the ten years immediately prior to retirement. The service-related multiple ranges from one for less than six years of service with the Company, to a maximum of five after 35 years of service. The service-related multiple for each NEO is as follows: Mr. Johnson, 3.7; Mr. Winkleblack, 1.0; Mr. Berger, 4.5, Mr. Moran, 1.2; and Mr. Smyth, 3.1. Benefits under this service-related multiple formula are reduced by (i) the lump sum value of the Plan A benefit (if any), and (ii) the value of the participant’s Age-Related Company Contribution Account under the Retirement Savings Plan and Excess Plan assuming these contributions earn a fixed rate of interest currently equivalent to the Moody’s Aa Long Term Corporate Bond Index rate of return as such rate changes from time to time.

In addition to the regular SERP benefits described above, on May 6, 2002, the Board of Directors approved an enhancement to the SERP (the “SERP Enhancement”) for Mr. Johnson to align his benefit with competitive industry practices. The SERP Enhancement is expressed as an annual straight life annuity. It provides for an additional benefit equal to 3.85% of final average pay for each additional year of service after May 6, 2002. This benefit is subject to a maximum enhancement of 26.95% after seven years of additional service. It is further limited to the amount equivalent to an annual straight life annuity that does not exceed 60% of final average pay when including the annual straight life annuity value of all other Company provided retirement arrangements upon retirement or on or after age 60. The SERP Enhancement fully vested on May 6, 2007. The amount set forth in the table above in the column entitled “Present Value of Accumulated Benefits” includes the SERP Enhancement for Mr. Johnson.

Nonqualified Deferred Compensation (Fiscal Year 2007)

		B	C		E	F
		Executive	Registrant	D	Aggregate	Aggregate
		Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Balance
A		Last FY	Last FY(1)	in Last FY(2)	Distributions	at Last FYE(3)
Name	Plan	($)	($)	($)	($)	($)

W.R. Johnson	Excess Plan	0	485,654	558,869	0	4,262,374
	Executive Deferred Comp Plan	0	0	0	0	0
	Deferred RSUs	214,371	0	641,877	0	4,846,798
	1986 Plan	0	0	45,070	0	345,534
	Total:	214,371	485,654	1,245,816	0	9,454,706
A.B. Winkleblack	Excess Plan	0	99,236	15,079	0	416,600
	Executive Deferred Comp Plan	0	0	0	0	0
	Deferred RSUs	65,186	0	141,763	0	1,067,640
	1986 Plan	0	0	0	0	0
	Total:	65,186	99,236	156,842	0	1,484,240
J.P. Berger	Excess Plan	0	123,098	150,231	0	1,283,030
	Executive Deferred Comp Plan	469,634	0	173,788	0	1,980,272
	Deferred RSUs	65,186	0	213,452	0	1,612,737
	1986 Plan	0	0	22,535	0	172,767
	Total:	534,820	123,098	560,006	0	5,048,805
D.C. Moran	Excess Plan	0	110,692	15,327.28	0	425,520
	Executive Deferred Comp Plan	0	0	0	0	0
	Deferred RSUs	58,242	0	9,908	0	66,163
	1986 Plan	0	0	0	0	0
	Total:	58,242	110,692	25,236	0	491,683
D. E. I Smyth	Excess Plan	0	92,634	90,966	0	702,009
	Executive Deferred Comp Plan	0	0	46,641	0	550,145
	Deferred RSUs	44,148	0	80,211	0	602,935
	1986 Plan	0	0	0	0	0
	Total:	44,148	92,634	217,818	0	1,855,089

(1)	Employer contributions to the Employee Retirement and Savings Excess Plan were reported in the “All Other Compensation” column of the Summary Compensation Table.

(2)	The amounts reported include earnings from the Executive Deferred Compensation Plan, the 1986 Deferred Compensation Plan, and the Employee Retirement and Savings Excess Plan, including investment gains, cash dividend equivalents paid on deferred RSUs, and interest. Included in these amounts are $27,703 and $13,851 in interest accrued at rate greater than 120% of the applicable federal long-term rate under the 1986 Deferred Compensation Plan for Messrs. Johnson and Berger, respectively, which are reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(3)	The following amounts were reported in the Summary Compensation Table for prior years in which each executive was an NEO:

•	The Company’s contributions to the Employee Retirement and Savings Excess Plan were reported under the column “All Other Compensation”

•	All salary or bonus that was deferred into the Executive Deferred Compensation Plan was reported in the “Salary” or “Bonus” columns

•	All RSU awards for each executive were reported in the “Restricted Stock Awards” column

•	All interest on deferred compensation greater than 120% of the applicable federal long-term rate under the 1986 Deferred Compensation Plan for each executive was reported under the column “All Other Compensation”

1986 Deferred Compensation Plan — Material Factors

The Company administers a 1986 Deferred Compensation Plan under which certain executives who were eligible for the Company’s Long-Term Incentive Program during 1986-87 elected to defer all or a part of their fiscal year 1986 and 1987 annual bonus and LTI awards, as well as to rollover any previously deferred cash awards plus interest accrued. The 1986 Deferred Compensation Program accounts accrue earnings at the greater of 150% of the Moody’s Composite Bond Index or 15% per year. The deferred account is distributed upon age 65 in 15 equal installments. This program was closed in 1987 and as such, no additional earnings may be deferred into it. Currently, Mr. Johnson and Mr. Berger participate, and the Fiscal Year 2007 portion of the interest accrued on this deferred compensation that was greater than 120% of the applicable federal long-term rate is set forth in the footnotes to the Summary Compensation Table.

Executive Deferred Compensation Plan — Material Factors

The Company maintains an Executive Deferred Compensation Plan (“EDCP”) under which eligible executives may make irrevocable elections in advance to defer all or part of their annual bonus and/or their RSU grants. The MDCC believes that the EDCP is appropriate to enable executives to better plan for their retirement and to better manage their tax obligations.

Participants may elect a deferral period of a minimum of one year to a maximum of their retirement date. Payments of deferred amounts may occur in a lump sum of cash or shares of Heinz stock or in up to 15 annual installments, according to the participant’s irrevocable election. In electing to defer an amount under this plan, a participant also defers any federal income tax obligation until the time in which the deferred amount is paid out.

A notional account is established for each participant’s deferred amounts. Investment gains and losses are credited to the account based on hypothetical investments as selected by the participant. The hypothetical investment options are as follows:

•	Interest-bearing cash account

•	H. J. Heinz Company stock account

•	Phantom investment alternatives that include several funds available to all employees through the Employees’ Retirement & Savings Plan, plus a fixed income option

Participants may change the allocation of their deferred account among the various investment alternatives, but amounts that have been allocated to the H. J. Heinz Stock Account may not be transferred to other investment options.

Participants have no interest in any specific asset of the Company; their rights to receive payment under the Plan are equivalent to those of an unsecured general creditor. Any and all investments remain the property of the Company. The credited earnings on each NEO’s account for FY07 are included in the Non-Qualified Deferred Compensation table.

In addition, in compliance with their RSU award agreements, all NEOs are required to defer RSUs that vest while they are reporting persons pursuant to Section 16 of the Securities Exchange Act of 1934. All NEOs deferred their RSUs that vested in Fiscal Year 2007, as is reported in the Non-Qualified Deferred Compensation table.

Excess Plan-Material Factors

The Employee Retirement and Savings Excess Plan (the “Excess Plan”) provides supplementary benefits to the NEOs whose benefits under the Employees’ Retirement and Savings Plan are limited because of the restriction on annual additions that may be made to a qualified defined contribution plan and/or the limitation on compensation that may be taken into account in calculating contributions to such a plan. Only the Company’s age-related company profit-sharing contributions are supplemented under the Excess Plan, and deferrals by the NEOs are not permitted. The Excess Plan also provides for contribution credit on the value of annual RSU awards and any RSU award granted on a pro-rata basis to new hires or due to promotions.

Potential Payments upon Termination or Change in Control

The estimated payments to each NEO triggered in the event of an involuntary termination without cause, retirement, death, disability, involuntary termination with cause and voluntary termination, as well as in the event of a change in control of the Company with and without a termination of employment on May 2, 2007, are as follows:

Summary of Potential Payments Upon Termination (Fiscal Year 2007)
(As of May 2, 2007)

	Involuntary
	Termination
Element	Without Cause	Retirement	Death	Disability

Severance(1)
W.R. Johnson	$2,100,000	$0	$0	$0
A.B. Winkleblack	$1,092,000	$0	$0	$0
J.P. Berger	$1,081,500	$0	$0	$0
D.C. Moran	$1,102,500	$0	$0	$0
D.E.I. Smyth	$832,000	$0	$0	$0
Intrinsic Value of Accelerated Stock Options(2)
W.R. Johnson	$0	$0	$6,705,157	$6,705,157
A.B. Winkleblack	$0	$0	$1,538,381	$1,538,381
J.P. Berger	$0	$0	$1,121,199	$1,121,199
D.C. Moran	$0	$0	$959,751	$959,751
D.E.I. Smyth	$0	$0	$897,552	$897,552
Long Term Performance Program(3)
W.R. Johnson	$1,440,000	$1,440,000	$1,440,000	$1,440,000
A.B. Winkleblack	$300,300	$300,300	$300,300	$300,300
J.P. Berger	$297,413	$297,413	$297,413	$297,413
D.C. Moran	$303,188	$303,188	$303,188	$303,188
D.E.I. Smyth	$208,000	$208,000	$208,000	$208,000
Total
W.R. Johnson	$3,540,000	$1,440,000	$8,145,157	$8,145,157
A.B. Winkleblack	$1,392,300	$300,300	$1,838,681	$1,838,681
J.P. Berger	$1,378,913	$297,413	$1,418,612	$1,418,612
D.C. Moran	$1,405,688	$303,188	$1,262,938	$1,262,938
D.E.I. Smyth	$1,040,000	$208,000	$1,105,552	$1,105,552

(1)	The Company’s Severance Pay Plan provides NEOs with two years of base salary with a signed release.

(2)	Intrinsic value of stock options with vesting accelerated due to each termination event based on the fiscal year-end closing stock price of $46.61.

(3)	For the FY07-08 LTPP, termination during the first year of the two-year performance period generates a pro-rated award. These calculations assume target payouts for all terminations.

Summary of Potential Payments Upon Change in Control for
Named Executive Officers (Fiscal Year 2007) (As of May 2, 2007)

	Change in Control
			Double Trigger
			Involuntary
			Termination
	Single		Without		Good
Element	Trigger(1)		Cause(2)		Reason(3)		Retirement	Death		Disability

Severance Protection Agreement
Pro Rata Bonus(4)
W.R. Johnson	$0		$2,480,000		$2,480,000		$0	$2,480,000		$2,480,000
A.B. Winkleblack	$0		$535,090		$535,090		$0	$535,090		$535,090
J.P. Berger	$0		$443,986		$443,986		$0	$443,986		$443,986
D.C. Moran	$0		$637,540		$637,540		$0	$637,540		$637,540
D.E.I. Smyth	$0		$360,883		$360,883		$0	$360,883		$360,883
Severance(5)
W.R. Johnson	$0		$10,590,000		$10,590,000		$0	$0		$0
A.B. Winkleblack	$0		$3,243,271		$3,243,271		$0	$0		$0
J.P. Berger	$0		$2,954,209		$2,954,209		$0	$0		$0
D.C. Moran	$0		$3,566,370		$3,566,370		$0	$0		$0
D.E.I. Smyth	$0		$2,330,648		$2,330,648		$0	$0		$0
Continuation Coverage (Health & Life)(6)
W.R. Johnson	$0		$330,120		$330,120		$0	$0		$0
A.B. Winkleblack	$0		$54,144		$54,144		$0	$0		$0
J.P. Berger	$0		$112,662		$112,662		$0	$0		$0
D.C. Moran	$0		$32,697		$32,697		$0	$0		$0
D.E.I. Smyth	$0		$82,731		$82,731		$0	$0		$0
Additional Retirement Equivalent(7)
W.R. Johnson	$0		$5,317,439		$5,317,439		$0	$0		$0
A.B. Winkleblack	$0		$1,282,537		$1,282,537		$0	$0		$0
J.P. Berger	$0		$301,270		$301,270		$0	$0		$0
D.C. Moran	$0		$1,563,998		$1,563,998		$0	$0		$0
D.E.I. Smyth	$0		$357,995		$357,995		$0	$0		$0
Excise Tax Gross-Up(8)
W.R. Johnson	$0		$6,975,922		$0		$0	$0		$0
A.B. Winkleblack	$0		$2,024,545		$1,771,059		$0	$0		$0
J.P. Berger	$0		$0		$0		$0	$0		$0
D.C. Moran	$0		$2,288,208		$2,075,123		$0	$0		$0
D.E.I. Smyth	$0		$0		$0		$0	$0		$0
Other
Intrinsic Value of Accelerated Stock Options
W.R. Johnson	$2,666,601	(9)	$6,705,157	(10)	$0	(11)	$0	$6,705,157	(10)	$6,705,157	(10)
A.B. Winkleblack	$732,919	(9)	$1,538,381	(10)	$0	(11)	$0	$1,538,381	(10)	$1,538,381	(10)
J.P. Berger	$318,538	(9)	$1,121,199	(10)	$0	(11)	$0	$1,121,199	(10)	$1,121,199	(10)
D.C. Moran	$348,562	(9)	$959,751	(10)	$0	(11)	$0	$959,751	(10)	$959,751	(10)
D.E.I. Smyth	$407,867	(9)	$897,552	(10)	$0	(11)	$0	$897,552	(10)	$897,552	(10)

	Change in Control
			Double Trigger
			Involuntary
			Termination
	Single		Without		Good
Element	Trigger(1)		Cause(2)		Reason(3)		Retirement	Death	Disability

Intrinsic Value of Accelerated RSUs
W.R. Johnson	$0	(12)	$7,238,765	(13)	$7,238,765	(14)	$0	$0	$0
A.B. Winkleblack	$0	(12)	$1,554,293	(13)	$1,554,293	(14)	$0	$0	$0
J.P. Berger	$0	(12)	$1,138,412	(13)	$1,138,412	(14)	$0	$0	$0
D.C. Moran	$0	(12)	$1,587,381	(13)	$1,587,381	(14)	$0	$0	$0
D. E. I. Smyth	$0	(12)	$998,986	(13)	$998,986	(14)	$0	$0	$0
Long Term Performance Program(15)
W.R. Johnson	$1,440,000		$1,440,000		$1,440,000		$1,440,000	$1,440,000	$1,440,000
A.B. Winkleblack	$300,300		$300,300		$300,300		$300,300	$300,300	$300,300
J.P. Berger	$297,413		$297,413		$297,413		$297,413	$297,413	$297,413
D.C. Moran	$303,188		$303,188		$303,188		$303,188	$303,188	$303,188
D. E. I. Smyth	$208,000		$208,000		$208,000		$208,000	$208,000	$208,000
Total
W.R. Johnson	$4,106,601		$41,077,403		$27,396,324		$1,440,000	$10,625,157	$10,625,157
A.B. Winkleblack	$1,033,219		$10,532,561		$8,740,694		$300,300	$2,373,771	$2,373,771
J.P. Berger	$615,950		$6,369,150		$5,247,951		$297,413	$1,862,598	$1,862,598
D.C. Moran	$651,749		$10,939,132		$9,766,296		$303,188	$1,900,478	$1,900,478
D. E. I. Smyth	$615,867		$5,236,753		$4,339,242		$208,000	$1,466,434	$1,466,434

(1)	There is a Change in Control and individual continues in job.

(2)	There is a Change in Control and the executive is involuntarily terminated by the Company without Cause within 24 months of the Change in Control. Each payment is calculated pursuant to a severance protection agreement, a form of which is filed with the SEC, or the applicable plans.

(3)	There is a Change in Control and the executive is terminated for Good Reason within 24 months of a Change in Control. Each payment is calculated pursuant to the severance protection agreement or the applicable plans.

(4)	Average of FY07, FY06, and FY05 annual cash bonus awards multiplied by the portion of the fiscal year worked by the NEO, which in this case is the entire year.

(5)	Amount equals three times the sum of (FY07 salary + the average of FY07, FY06, and FY05 annual cash bonus awards).

(6)	Amount equals 36 months of health care coverage and three years of life insurance premiums. No discount rate was applied.

(7)	Calculated in accordance with Section 3.1(b)(iv) of the severance protection agreement.

(8)	Based on a stock-for-stock transaction and calculated in accordance with Sections 5 and 6 of the severance protection agreement.

(9)	Intrinsic value of stock options with vesting accelerated due to a Change in Control based on the fiscal year end closing stock price of $46.61. Assumption is that all stock options are replaced. All unvested stock options that were granted prior to May 17, 2005, would immediately vest and continue with original expiration date. All unvested stock options that were granted on or after May 17, 2005, would continue to vest according to schedule.

(10)	Intrinsic value of stock options with vesting accelerated due to a Change in Control and a simultaneous involuntary termination of employment without cause based on the fiscal year end closing stock price of $46.61. Assumption is that all stock options are replaced. All unvested stock options would immediately vest and continue with original expiration date.

(11)	Intrinsic value of stock options with vesting accelerated due to a Change in Control and a simultaneous termination of employment by the NEO for good reason based on the fiscal year end closing stock price of $46.61. Assumption is that all stock options are replaced. All unvested stock options would immediately vest and expire on the last day of employment.

(12)	Assumption is that all RSUs are replaced, therefore there is no acceleration of the unvested restricted stock unit awards. RSUs will continue to vest according to grant schedule.

(13)	Intrinsic value of RSUs with vesting accelerated due to a Change in Control and a simultaneous involuntary termination of employment by the Company without cause based on the fiscal year end closing stock price of $46.61. Assumption is that all RSUs are replaced.

(14)	Intrinsic value of restricted stock units with vesting accelerated due to a Change in Control and a termination of employment by the NEO for good reason based on the fiscal year end closing stock price of $46.61. Assumption is that all RSUs are replaced.

(15)	For the Fiscal Year 2007-2008 LTPP, termination following a Change in Control generates a pro-rated award as of the date of the Change in Control. Assumed target payout for all terminations.

Severance Pay — Material Factors

An employee, including an NEO, is eligible for benefits under the Severance Pay Plan provided that the reason for termination is involuntary on the part of the employee and occurs for reasons beyond the employee’s control, such as job elimination, location closing, or reduction in the workforce. Employees must be willing to provide satisfactory transitional assistance in order to be eligible for severance benefits.

Under the Severance Pay Plan, the basic severance payment is equal to two weeks of salary for each year of service. In return for executing a release, all NEOs are eligible for a severance payment equal to two years of salary.

Severance payments are generally made in a cash lump sum, but may occasionally be made in periodic payments at the discretion of the Company as soon as administratively feasible after the termination of employment and after the former employee’s executed release has become irrevocable.

In the event that an employee is rehired within one year after such termination of employment, the employee will be required to refund to the Company the portion of any severance pay that exceeded the amount of earnings the individual would have received as an employee of the Company, between the time of termination and rehire.

In addition, Company-sponsored health insurance benefits will continue and be paid for by the Company during the severance period of up to two years.

Severance Protection Agreements

The Company maintains severance protection agreements with its NEOs. Those severance protection agreements provide that, in lieu of the benefits under the Severance Pay Plan, the Company will make the following payments or pay the cost of the following benefits if an executive’s employment is terminated involuntarily other than for cause or voluntarily for good reason, within two years after a change in control of the Company:

•	All accrued compensation and a pro-rata bonus;

•	A lump sum payment equal to three times the sum of the executive’s annual salary and bonus as severance pay;

•	A lump sum payment of a retirement benefit determined by taking into account an additional three years of age and service for purposes of calculating such retirement benefits;

•	Life insurance, medical, dental and hospitalization benefits for the NEO and his dependents for three years at the same level as immediately prior to the change in control or at the same level as other similarly situated executives who continue in the employ of the Company. These amounts may be reduced to the extent that the executive becomes eligible for any such benefits pursuant to a subsequent employer’s benefit plans; and

•	Reimbursement for the impact of excise taxes associated with payments that are contingent upon a change in control.

RSU Change in Control Provisions

Pursuant to the 2003 Plan, in the event of a change in control of the Company, RSUs granted prior to May 17, 2005 will vest on the date of the change in control if they are not replaced. For RSU awards made on or after May 17, 2005, the RSUs will either (i) vest on the date of the change in control if they are not replaced by a successor company, or (ii) if they are replaced by a successor company, or the change in control does not involve a successor company, they will vest on the executive’s termination date within 24 months of a change in control not involving a successor company if the termination decision was made by the Company other than for cause, or by the executive for good reason.

Stock Option Change in Control Provisions

Pursuant to the 1996 Stock Option Plan (the “1996 Plan”), the 2000 Stock Option Plan (the “2000 Plan”) and the 2003 Plan, in the event of a change in control of the Company, all stock options granted prior to May 17, 2005, will immediately vest. All stock options granted on or after May 17, 2005, will also immediately vest in the event of a change in control if the stock options are not replaced by a successor company. If the successor company replaces the stock option in the change in control, or the change in control does not involve a successor company, then the stock options will vest upon a qualifying termination from the Company within 24 months of the change in control. A qualifying termination means termination of employment by the Company due to death, disability, retirement, involuntary termination without cause or termination of employment by the executive for good reason.

LTPP — Change in Control Provisions

In the event of a change in control of the Company, all NEOs receive immediate acceleration of their payout based on the pro-rata portion of each performance period completed and verifiable performance to date.

Report of the Management Development and Compensation Committee on Executive Compensation

The Management Development and Compensation Committee of the Board of Directors of H. J. Heinz Company has reviewed and discussed the Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in this Proxy Statement.

Charles E. Bunch, Chair	Dennis H. Reilley
Edith E. Holiday	Thomas J. Usher
Dean R. O’Hare	Michael F. Weinstein

Additional Information

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports with the SEC. To the Company’s knowledge, during the fiscal year ended May 2, 2007, all required filings were made on a timely basis, based on review of the reports and written representations provided to the Company.

No Incorporation by Reference

Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this Proxy Statement under the captions “Report of the Audit Committee” and “Report of the Management Development and Compensation Committee on Executive Compensation” shall not be incorporated by reference into any document filed with the SEC.

Rene D. Biedzinski
Secretary

Dated: July 3, 2007

APPENDIX A

SECOND AMENDED AND RESTATED
H. J. HEINZ COMPANY GLOBAL
STOCK PURCHASE PLAN

SECOND AMENDED AND RESTATED
H. J. HEINZ COMPANY

GLOBAL
STOCK PURCHASE PLAN

SECOND AMENDED AND RESTATED
H. J. HEINZ COMPANY

GLOBAL
STOCK PURCHASE PLAN

1.	PURPOSE.

The purpose of this Plan is to provide an opportunity for Employees of H. J. Heinz Company (the “Corporation”) and its Designated Affiliates, to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is not the intention of the Corporation that the Plan qualify as an “Employee Stock Purchase Plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, this Plan authorizes the grant of options and issuance of Common Stock pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

2.	DEFINITIONS.

(a) “Affiliate” shall mean (i) any parent corporation or subsidiary corporation of the Corporation, as those terms are defined in Sections 424(e) and (f), respectively, of the Code and (ii) any other entity (whether or not a corporation for tax or local law purposes) in which the Corporation has an equity interest.

(b) “Board” shall mean the Board of Directors of the Corporation.

(c) “Code” shall mean the Internal Revenue Code of 1986, of the U.S.A., as amended.

(d) “Committee” shall mean the committee appointed by the Board in accordance with Section 12 of the Plan.

(e) “Common Stock” shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

(f) “Compensation” shall mean an Employee’s total cash compensation including variable and non-variable cash compensation, paid on account of personal services rendered by the Employee to the Corporation or a Designated Affiliate, plus pre-tax contributions of the Employee which are part of deferred compensation or benefit plans maintained by the Corporation or a Designated Affiliate, with any modifications determined by the Committee. The Committee shall have the authority to determine and approve all forms of compensation (such as commissions) to be included in the definition of compensation and may change the definition on a prospective basis.

(g) “Corporation” shall mean H. J. Heinz Company, a Pennsylvania corporation.

(h) “Designated Affiliate” shall mean any Affiliate which has been designated by the Committee as eligible to participate in the Plan with respect to its Employees.

(i) “Employee” shall mean an individual classified as an employee by the Corporation or a Designated Affiliate on the payroll records of the Corporation or the Designated Affiliate during the relevant participation period.

(j) “Offering Date” shall mean the first business day of each Purchase Period.

(k) “Fair Market Value” shall mean the value of one (1) share of Common Stock on the relevant date, determined as follows:

(1) If the shares are traded on an exchange, the reported “closing price” on the trading day which precedes the relevant day (e.g., the Offering Date or Purchase Date);

(2) If (1) does not apply, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

(l) “Participant” shall mean a participant in the Plan as described in Section 4 of the Plan.

(m) “Plan” shall mean this Amended and Restated H. J. Heinz Company Global Stock Purchase Plan.

(n) “Purchase Date” shall mean the last business day of each Purchase Period.

(o) “Purchase Period” shall mean a three-month, six-month or other period as determined by the Committee, provided that such period shall not exceed 27 months. The first Purchase Period shall commence on the Plan’s Effective Date. Subsequent Purchase Periods, if any, shall run consecutively after the termination of the preceding Purchase Period.

(p) “Shareholder” shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation’s by-laws.

3.	ELIGIBILITY.

Any Employee regularly employed on a full-time or part-time basis by the Corporation or by a Designated Affiliate on an Offering Date shall be eligible to participate in the Plan with respect to the Purchase Period commencing on such Offering Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one month’s employment) prior to an Offering Date for the Employee to be eligible to participate with respect to the Purchase Period beginning on that Offering Date and provided further that (1) the Committee may exclude part-time employees from participation pursuant to criteria and procedures established by the Committee and (2) the Committee may impose an eligibility period on participation of up to two years employment with the Corporation and/or a Designated Affiliate with respect to participation on any prospective Offering Date. The Board also may determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code section 414(g). An Employee shall be considered employed on a full-time basis unless his or her customary employment is less than 20 hours per week or five months per year. Employees whose employment terms are covered by a collective bargaining agreement are ineligible to participate in the Plan unless the collective bargaining agreement specifically provides for participation in this Plan. The Board may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws, foreign laws, stock exchange requirements or U.S. accounting rules.

4.	PARTICIPATION AND WITHDRAWAL.

4.1 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, on a date prescribed by the Committee prior to an applicable Offering Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation or by following an electronic or other enrollment process as prescribed by the Committee. Participation may be conditioned on an eligible Employee’s consent to transfer and process personal data and on acknowledgment and agreement to Plan terms and other specified conditions. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s base salary, not to exceed fifteen percent (15%) of the Employee’s Compensation, or such greater percentage, as specified by the Committee, as applied to a Purchase Period. The Committee may provide for a separate election (of a different percentage) for a specified item or items of Compensation, including specified bonus payments, if any. All payroll deductions may be held by the Corporation and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by the Corporation under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account. Payroll deductions made with respect to employees paid in currencies other than U.S. dollars shall be converted to U.S. dollars as of each Purchase Date using the then applicable exchange rate, as determined by the Committee; provided, however, that the Committee may determine, with respect to any Purchase Period, that payroll deductions shall be converted to U.S. dollars based on an average or median exchange rate applicable for the relevant Purchase Period.

4.2 A Participant may decrease his or her rate of payroll deductions at any time unless other procedures are prescribed by the Committee. A Participant may increase his or her rate of payroll deductions only effective on the first payroll date following the next Purchase Date by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless the Committee determines to change the maximum permissible rate.

4.3      (a) Under procedures established by the Committee, a Participant may discontinue participation in the Plan at any time during a Purchase Period by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to discontinue the payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless the Committee determines to change the maximum permissible rate.

(b) If a Participant discontinues participation during a Purchase Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Purchase Date, but the Participant will not again participate until he or she re-enrolls in the Plan. Alternatively, participants may request a cash distribution of monies accumulated but not yet distributed by following such procedures, electronic or otherwise, as specified by the Committee. The Committee may establish rules limiting the frequency with which Participants may discontinue and resume payroll deductions under the Plan and may impose a waiting period on Participants wishing to resume payroll deductions following discontinuance. The Committee also may change the rules regarding discontinuance of participation or changes in participation in the Plan.

(c) In the event any Participant terminates employment with the Corporation or any Designated Affiliate for any reason (including death) prior to the expiration of a Purchase Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or the Participant’s estate without interest (except where required by local law). Whether a termination of employment has occurred shall be determined by the Committee. The Committee also may establish rules regarding when leaves of absence or change of employment status (e.g., from full-time to part-time, transfer to an Affiliate which is not a Designated Affiliate) will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Affiliates. In the event of a Participant’s death, any accumulated payroll deductions will be paid, without interest, to the estate or legal representative of the Participant.

5.	OFFERING.

5.1 The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be 5,000,000 shares.

5.2 Each Purchase Period shall be determined by the Committee. Unless otherwise determined by the Committee, the Plan will operate with successive semi-annual Purchase Periods commencing at the Plan Effective Date. The Committee shall have the power to change the duration of future Purchase Periods, without shareholder approval, and without regard to the expectations of any Participants.

5.3 With respect to each Purchase Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase the number of shares of Common Stock which may be purchased with the payroll deductions accumulated in an account maintained on behalf of such Employee (assuming payroll deductions at a rate of 15% of base salary or such greater percentage of base salary as determined by the Committee) during each Purchase Period at the purchase price specified in Section 5.4 below. Each eligible employee is subject to a limit of $25,000 for purchases during a calendar year.

5.4 The option price under each option shall be (not less than eighty-five percent (85%)) established by the Committee (“Designated Percentage”) of the Fair Market Value (as defined in Section 2(k)) of the Common Stock on the Purchase Date on which the Common Stock is purchased. The Committee may change the Designated Percentage with respect to any future Purchase Period, but not below eighty-five percent (85%), and the Committee may determine with respect to any prospective Purchase Period that the option price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date.

6.	PURCHASE OF STOCK.

Upon the expiration of each Purchase Period, a Participant’s option shall be exercised automatically for the purchase of that number of full and fractional shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 5.4.

7.	PAYMENT AND DELIVERY.

Upon the exercise of an option on each Purchase Date, the Corporation shall deliver (by electronic or other means) to the Participant a record of the Common Stock purchased, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee (or a broker selected by the Committee) or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of such shares or to restrict transfer of such shares. The Committee may require that shares purchased under the Plan shall automatically participate in a dividend reinvestment plan or program maintained by the Corporation. The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in Section 7.

8.	RECAPITALIZATION.

8.1 If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

8.2 The Board, if it so determines in the exercise of its sole discretion, also may adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event the Corporation effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

8.3 The Board’s determinations under this Section 8 shall be conclusive and binding on all parties.

9.	MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.

9.1 In the event of the proposed liquidation or dissolution of the Corporation, the Purchase Period then in progress will terminate immediately prior to the consummation of such proposed liquidation or dissolution, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

9.2 In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants, without interest.

10.	TRANSFERABILITY.

Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 4.2.

11.	AMENDMENT OR TERMINATION OF THE PLAN.

11.1 The Plan shall continue until September 14, 2014, unless previously terminated in accordance with Section 11.2.

11.2 The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the shareholders, no such revision or amendment shall:

(a) materially increase the number of shares subject to the Plan, other than an adjustment under Section 8 of the Plan;

(b) materially modify the requirements as to eligibility for participation in the Plan, except as otherwise specified in this Plan;

(c) materially increase the benefits accruing to Participants;

(d) reduce the purchase price specified in Section 5.4, except as specified in Section 8;

(e) extend the term of the Plan beyond the date specified in Section 11.1; or

(f) amend this Section 11.2 to defeat its purpose.

12.	ADMINISTRATION.

The Board shall appoint a Committee consisting of at least two members who will serve for such period of time as the Board may specify and who may be removed by the Board at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duties, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, to adopt sub-plans applicable to specified Affiliates or locations and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

13.	COMMITTEE RULES FOR FOREIGN JURISDICTIONS.

13.1 The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

13.2 The Committee may also adopt sub-plans applicable to particular Affiliates or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

14.	SECURITIES AND EXCHANGE CONTROL LAWS REQUIREMENTS.

The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

15.	GOVERNMENTAL REGULATIONS.

This Plan and the Corporation’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

16.	NO ENLARGEMENT OF EMPLOYEE RIGHTS.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Affiliate or to interfere with the right of the Corporation or Designated Affiliate to discharge any Employee at any time. It is not intended that any rights or benefits provided under this Plan shall be considered part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long service awards, pension, retirement or similar payments.

17.	GOVERNING LAW.

This Plan shall be governed by Pennsylvania law.

18.	EFFECTIVE DATE.

This Plan was effective September 15, 1999, subsequent to the approval of the shareholders of the Corporation at the annual meeting on September 9, 1999. This plan as amended shall be effective upon approval of the shareholders of the Corporation at The Annual Meeting on August 15, 2007.

A-1

H.J. HEINZ COMPANY (“HEINZ”)
SUB-PLAN TO THE
GLOBAL STOCK PURCHASE PLAN (the “PLAN”)
FOR PARTICIPANTS LOCATED IN THE EUROPEAN ECONOMIC AREA

I.	PURPOSE OF THE SUB-PLAN.

Heinz has established the Plan to provide eligible employees with an opportunity to purchase Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company.

Section 13.2 of the Plan authorizes the Committee to adopt special terms applicable to particular Affiliates or locations. The Committee has determined that it is appropriate and advisable to establish a Sub-Plan to the Plan with effect from May 8, 2007, for the purpose complying with applicable local laws implementing the EU Prospectus Directive. The terms of the Plan shall, subject to the modifications in the following rules, constitute a Sub-Plan to the Plan for Participants located in any EU Member State or European Economic Area (“EEA”) treaty adherent state (the “Sub-Plan”).

II.	TERMS OF THE SUB-PLAN.

Notwithstanding any other provision in the Plan, in no event shall the total consideration to be paid by Participants located in EU Member States and EEA treaty adherent states for the purchase of the Company’s Common Stock pursuant to an offer under this Sub-Plan, when combined with the total consideration of all other offers of securities to the public by the Company of its Common Stock within EU Member States and EEA treaty adherent states, exceed the amount of €2,499,999 in a twelve month period. In order not to exceed this limit, the Company shall limit the number of shares of Common Stock that may be purchased by such Participants to ensure that the total consideration of all offers of its Common Stock within EU Member States and European Economic Area treaty adherent states does not exceed €2,499,999 in a twelve month period. Any such limit imposed under this Sub-Plan will be applied to all impacted Participants on similar terms and on a pro-rata basis.

APPENDIX B

H. J. Heinz Company
Amended and Restated Fiscal Year 2003 Stock Incentive Plan

1.	Purposes

The purposes of the Plan are to promote the growth and profitability of the Company by enabling it to attract and retain the best available personnel for positions of substantial responsibility; to motivate Participants, by means of appropriate incentives, to achieve long-range goals; to provide incentive compensation opportunities that are competitive with those of other similar companies; and to align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s Common Stock and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

2.	Effective Date

Subject to the approval of the shareholders of the Company at the annual meeting of the Company’s shareholders on September 12, 2002, the Plan shall be effective as of September 12, 2002. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

3.	Definitions

Capitalized terms used in this Plan have the meanings specified in this Section 3:

“Award” means a grant to a Participant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash Awards, or any combination thereof.

“Award Grant” means the written notification or agreement confirming an Award and setting forth the terms and conditions thereof.

“Board of Directors” means the Board of Directors of the Company.

“Cash Award” means the right to receive cash with the amount of such cash subject to achievement of specified Performance Goals and subject to such other restrictions and conditions as may be established by the Committee.

“Cause” means an act of dishonesty, moral turpitude or an intentional or grossly negligent act detrimental to the best interests of the Company or a Subsidiary, as determined by the Committee; provided that, if a Participant is a party to a Severance Protection Agreement with the Company, and such Participant’s employment with the Company is terminated in a manner such that the Participant is entitled to any payments or benefits (including accrued payments or benefits) under the terms of the Severance Protection Agreement, then “Cause” for purposes of this Plan shall have the meaning set forth in the Severance Protection Agreement.

“Change in Control” means any of the following events:

(1) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” means an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, (ii) the Company or any Subsidiary, or (iii) any Person in connection with a transaction described in paragraph (3) below.

(2) The individuals who, as of the Effective Date, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Consent” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

(3) A merger, consolidation or reorganization involving the Company or a subsidiary of the Company, unless

(i) the Voting Securities of the Company, immediately before such merger, consolidation or reorganization, continue immediately following such merger, consolidation or reorganization to represent, either by remaining outstanding or by being converted into voting securities of the surviving corporation resulting from such merger, consolidation or reorganization or its parent (the “Surviving Corporation”), at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the Surviving Corporation;

(ii) the individuals who were members of the Incumbent Board immediately before the execution of the agreement providing for such merger, consolidation or reorganization constitute more than one-half of the members of the board of directors of the Surviving Corporation; and

(iii) no person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately before such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(4) A complete liquidation or dissolution of the Company.

(5) Completion of the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

(6) Any other transaction involving the Company designated as a “Change in Control” by a majority of the Board of Directors.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Management Development and Compensation Committee of the Board of Directors described in Section 4, or any committee or other person or persons designated by the Board of Directors as successor to the powers and duties of the Management Development and Compensation Committee as described in Section 4.

“Common Stock” means the Company’s common stock, par value $.25 per share, except as this definition may be modified as provided in Section 13.

“Company” means H. J. Heinz Company, a Pennsylvania corporation.

“Covered Employee” means a person defined as such in Code section 162(m)(3) and the regulations thereunder (or any successor section and regulations thereunder).

“Date of Termination” means the first day occurring on or after the date or grant of an Award on which the Participant is not performing services for the Company or any Subsidiary, regardless of the reason for cessation of services; provided that a cessation of services shall not be deemed to occur by reason of a transfer of a Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that a Participant’s services shall not be considered terminated while the Participant is on an approved leave of absence from the Company or a Subsidiary. If, as a result of a sale or other transaction, the organization for which a Participant is performing services ceases to be the Company or a Subsidiary and the Participant is not, at the end of the 30-day period following the transaction, performing services for the Company or an organization that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Date of Termination.

“Director” means any member of the Board of Directors who is not an Employee.

“Disability” has the meaning ascribed to such term in the Company’s Long Term Disability Plan. For the purposes of this Plan, the question whether a Participant’s condition shall be considered a Disability shall be determined in each case by the Committee and such determination by the Committee shall be final and binding. Notwithstanding the foregoing, if a Participant is a party to a Severance Protection Agreement with the Company, and such Participant’s employment with the Company is terminated in a manner that the Participant is entitled to any payments or benefits (including accrued payments or benefits) under the term of the Severance Protection Agreement, then “Disability” for purposes of this Plan shall have the meaning set forth in the Severance Protection Agreement.

“Effective Date” shall have the meaning set forth in Section 2.

“Employee” means any employee of the Company or a Subsidiary, including any such person who is an officer or a member of the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” means the period from the date of grant of an Option or Stock Appreciation Right to the Expiration Date of such Option or Stock Appreciation Right.

“Exercise Price” means the price established by the Committee (or determined according to a method established by the Committee) at the time an Option or Stock Appreciation Right is granted and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option or Stock Appreciation Right (or, if greater, the par value of a share of Common Stock), provided that if a Stock Appreciation Right is granted in tandem with an Option that was previously outstanding, the Exercise Price of such Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option (or, if greater, the par value of a share of Common Stock on such date).

“Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date specified in the Award Grant after which such Option or Stock Appreciation Right may not be exercised; provided that the Expiration Date shall not be later than the earliest to occur of:

(i) the ten-year anniversary of the date of grant;

(ii) if the Participant’s Date of Termination occurs by reason of Retirement, the five-year anniversary of such Date of Termination;

(iii) if the Participant’s Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

(iv) if the Participant’s Date of Termination occurs by reason of involuntary termination without Cause by the Company or a Subsidiary, or by the Participant for Good Reason, the 90th day after the Date of Termination unless the Committee determines otherwise;

(v) if the Participant’s Date of Termination occurs by reason of involuntary termination by the Company or a Subsidiary for Cause, the Date of Termination; or

(vi) if the Participant’s Date of Termination occurs voluntarily by the Participant or for any other reason not described above, the Date of Termination.

The Committee in its sole discretion may establish an Expiration Date later than as described above, but not later than the ten-year anniversary of the date of grant. Notwithstanding the foregoing, if the Participant’s Date of Termination occurs by reason of death or Disability or if death or Disability of the Participant occurs after Retirement or involuntary termination without Cause and before the otherwise applicable Expiration Date, the Expiration Date for a Non-Statutory Option or Stock Appreciation Right which was exercisable as of the date of death or Disability or which becomes exercisable by reason of death or Disability shall not be earlier than the first anniversary of the date of Date of Termination.

“Fair Market Value” as of any specified date means the closing sale price of the Common Stock on the New York Stock Exchange—Composite Tape on such date or, if there are no sales on such date, on the next day on which there are sales.

“Good Reason” means the occurrence after a Change in Control of any of the events or conditions described in the following subsection (1) through (5):

(1) a change in the Participant’s title, position, duties or responsibilities (including reporting responsibilities) which represents an adverse change from the Participant’s title, position, duties or responsibilities as in effect at any time within 90 days preceding the date of the Change in Control or at any time thereafter; or any removal of the Participant from or failure to reappoint or reelect him or her to any one of such offices or positions, except in connection with the termination of the Participant’s employment for Disability, Cause, as a result of the Participant’s death, or by the Participant other than for Good Reason;

(2) a reduction in the Participant’s base salary or any failure to pay the Participant any compensation or benefits to which the Participant is entitled within five days after the date due;

(3) the Participant being required by the Company to perform the Participant’s regular duties at any place outside a 30-mile radius from the place where the Participant’s regular duties were performed immediately before the Change in Control, except for reasonably required travel on the Company’s business which is not materially greater than such travel requirements in effect immediately before the Change in Control;

(4) the failure by the Company to provide the Participant with compensation and benefits, in the aggregate, at least equal (in opportunities) to those provided for under the compensation and employee benefit plans, programs and practices in which the Participant was participating at any time within 90 days preceding the date of a Change in Control or at any time thereafter; or

(5) for any Participant who is a party to a Severance Protection Agreement with the Company, any additional event or condition that constitutes “Good Reason” under such Severance Protection Agreement.

Any event or condition described in subsection (1) through (5), above, which occurs before a Change in Control but which the Participant reasonably demonstrates (a) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (b) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Plan notwithstanding that it occurred before the Change in Control.

“Incentive Option” means an Option which is an “incentive stock option” as defined in Code section 422 (or any successor section thereto).

“Non-Statutory Option” means an Option which is not intended to qualify as an Incentive Option as defined above.

“Option” means an Incentive Option or a Non-Statutory Option granted by the Company pursuant to the Plan to purchase shares of Common Stock at an Exercise Price established by the Committee.

“Participant” means an Employee, Director or other person selected by the Committee to receive an Award. The term shall include any transferee or transferees of any person who has received an Award to the extent the transfer is permitted by the Plan and the applicable Award Grant.

“Performance Award” means an Award of Performance Shares and/or a Cash Award.

“Performance Goal” means a target based on Performance Measures that is established by the Committee in connection with a Performance Award; Performance Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

“Performance Measures” means criteria established by the Committee relating to any of the following: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; ability to execute against customer service goals; and innovation as measured by a percentage of sales from new products. Performance Measures may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

“Performance Share” means a grant of shares of Common Stock, Restricted Stock or Restricted Stock Units which are contingent on achievement of specified Performance Goals and satisfaction of such other restrictions and conditions as may be established by the Committee.

“Plan” means the H. J. Heinz Company Fiscal Year 2003 Stock Incentive Plan.

“Restricted Stock” means a grant of shares of Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the completion of service by the Participant, or achievement of other objectives, as determined by the Committee.

“Restricted Stock Unit” means a grant of a Stock Unit which is subject to a risk of forfeiture or other restrictions including those that will lapse upon the completion of service by the Participant, or achievement of other objectives, as determined by the Committee.

“Retirement” means cessation of services for the Company or a Subsidiary by reason of retirement under the provisions of any formal retirement plan of the Company or Subsidiary.

“Stock Appreciation Right” means a grant which entitles the Participant to receive, in cash or Common Stock (as determined pursuant to subsection 7(C)), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) an Exercise Price established by the Committee.

“Stock Unit” means a right to receive shares of Common Stock in the future.

“Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

“Subsidiary Corporation” means any corporation in which the Company owns, directly (or indirectly through Subsidiary Corporations), at least 50% of the total combined voting power of all classes of stock.

“Successor” means the person or persons entitled in lieu of the Participant to receive any shares of Common Stock or other benefits under the Plan by reason of a beneficiary designation, will, laws of intestacy, or family assignments as permitted under the Plan. The Successor of a deceased Participant shall be the person or persons entitled to do so under a beneficiary designation in accordance with Section 11 or, if none, under the Participant’s will or, if the Participant shall have failed to designate a beneficiary or make testamentary disposition of such benefits or shall have died intestate, by the Participant’s legal representative or representatives.

“Surviving Corporation” means the surviving corporation, its parent or any other entity that results from any merger, consolidation or reorganization of the Company.

4.	Administration

The Plan shall be administered by a Management Development and Compensation Committee of not less than three Directors of the Company appointed by the Board of Directors. No person shall be eligible or continue to serve as a member of such Committee unless such person is “independent” as defined by the New York Stock Exchange and an “outside director” within the meaning of regulations under Code section 162(m).

The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.

The Committee shall have the authority and discretion to interpret the Plan and to make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to the Chief Executive Officer of the Company or a committee of officers of the Company, except with respect to Awards to any Covered Employee or to an officer or other person subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.

5.	Eligibility

Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, those Employees, Directors or other persons who will be granted one or more Awards under the Plan, and who thereby will become “Participants” in the Plan.

(A) In determining eligibility to receive an Award, as well as in determining the type and amount of the Award to any Participant, the Committee shall consider the position and responsibilities of the person being considered, the nature and value to the Company or a Subsidiary of such person’s services and accomplishments, such person’s present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Committee may deem relevant.

(B) The Plan does not constitute a contract of employment or for provision of other services, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of or continue to provide services to the Company or any Subsidiary or give any participating employee or other individual any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan, nor shall the Plan in any way interfere with the right of the Company or any Subsidiary to terminate the employment or services of any participating employee or other individual at any time.

(C) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

6.	Shares Available

Subject to the provisions of Section 13, the type and number of shares of Common Stock for which Awards may be granted under the Plan shall be determined in accordance with this Section 6:

(A) The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized but unissued or currently held or shares reacquired by the Company and presently or hereafter held as treasury shares, including shares purchased in the open market or in private transactions.

(B) Subject to the following provisions of this Section 6, the maximum number of shares of Common Stock that may be delivered to Participants and their Successors under the Plan shall be equal to the sum of: (i) seventeen million (17,000,000) shares of Common Stock; (ii) any shares of Common Stock subject to Awards under this Plan which are forfeited, expire or are canceled or settled in cash without delivery of shares of Common Stock; (iii) any shares of Common Stock tendered (either actually or through attestation) to pay the Exercise Price of any Option or to satisfy withholding taxes; and (iv) any shares of Common Stock withheld for payment of withholding taxes.

(C) The following additional limitations are imposed on the shares of Common Stock that may be delivered to Participants and their Successors as provided above.

(1) The maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Options shall be nine million (9,000,000) shares.

(2) The maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to Section 9 (relating to Other Stock Awards) and Section 10 (relating to Performance Shares) shall be, in the aggregate, fifty percent (50%) of the total shares reserved for Awards pursuant to paragraph (B) above.

(3) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 8 (relating to Options and Stock Appreciation Rights) shall be three million (3,000,000) shares during any 36 month period. If an Option is in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of applying the limitations of this subparagraph (3).

(4) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 9 (relating to Other Stock Awards) and Section 10 (relating to Performance Shares) shall be, in the aggregate, one million (1,000,000) shares during any 36 month period.

(5) For Cash Awards that are intended to be “performance-based compensation” (within the meaning of regulations under Code section 162(m)), the maximum Awards payable in cash to any one individual for a 36-month performance period shall not exceed ten million dollars ($10,000,000). Such maximum shall be reduced proportionately in the case of a performance period of less than 36 months and shall be increased proportionately for a performance period of longer than 36 months (but no further adjustment shall be made in the case of a performance period of greater than 60 months). If, after an amount has been earned with respect to a Cash Award, the delivery of such amount is deferred pursuant to Section 7(B), any additional amount attributable to earnings during the deferral period shall be disregarded for purposes of this limitation.

7.	Awards

The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Awards to Participants consisting of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Cash Awards or any combination thereof, as more fully described in Sections 8 through 10, subject to such terms and conditions as the Committee deems appropriate. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other compensation plan of the Company or any Subsidiary, including the plan of any acquired entity.

(A) Dividends and Dividend Equivalents

The Committee may provide that Awards denominated in Common Stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the Participant. In addition, dividends or dividend equivalents paid on outstanding Awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

(B)	Deferrals

The Committee may require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, conversion of deferred amounts into deferred Common Stock (or other) equivalents, or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

(C) Settlements

Settlement of Awards may be in the form of cash, shares of Common Stock, other Awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose.

8.	Options and Stock Appreciation Rights

The Committee may grant Options containing such terms and conditions as shall be requisite, in the judgment of the Committee, to constitute either Incentive Options or Non-Statutory Options. Non-Statutory Options shall be identified as such in the Award Grant. The Committee may grant Stock Appreciation Rights either (i) independently of Options or (ii) in tandem with Options such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share. The grant of each Option or Stock Appreciation Right shall be confirmed in writing by an Award Grant in the form prescribed by the Committee.

(A)	Exercise Price

At the time an Option or Stock Appreciation Right is granted, the Committee shall determine the Exercise Price. Except for adjustments as provided in Section 13, the Exercise Price for any outstanding Option or Stock Appreciation Right may not be decreased after the date of grant nor may any outstanding Option or Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower Exercise Price.

(B) Exercise Period

Each Option or Stock Appreciation Right granted under this Plan shall be exercisable during such period and under such circumstances as the Committee shall determine, subject to the following rules unless otherwise determined by the Committee:

(1) An Option or Stock Appreciation Right must be exercised prior to the Expiration Date.

(2) With respect to any Option or Stock Appreciation Right granted on or prior to May 16, 2005, each Option or Stock Appreciation Right shall become immediately exercisable upon the occurrence of a Change in Control whether or not otherwise then exercisable under this Plan or the provisions of the applicable Award Grant relating thereto. With respect to any Option or Stock Appreciation Right granted on or after May 17, 2005, such Option or Stock Appreciation Right shall become immediately vested and exercisable as to 100% of the shares of Common Stock subject to the Option or Stock Appreciation Right upon (i) the occurrence of a Change in Control if such Option or Stock Appreciation Right is not assumed, substituted or replaced by a Surviving Corporation or other successor to the business of the Company with an award of equivalent value, or (ii) if clause (i) does not apply, the termination of the Participant’s employment with or services for the Company within 24 months following a Change in Control if such termination is (a) by the Company for reasons other than Cause or (b) by the Participant for Good Reason, but, in either case of clause (i) or (ii), only to the extent the Option or Stock Appreciation Right has not otherwise been terminated and canceled or become exercisable as of such date.

(3) The effect of a Participant’s cessation of performance of services for the Company and its Subsidiaries shall be as follows:

(i) Retirement. If cessation of performance of services is the result of Retirement, the Participant may exercise any outstanding Option or Stock Appreciation Right at any time after and to the extent that such Option or Stock Appreciation Right has become exercisable under the terms of the applicable Award Grant and before the applicable Expiration Date.

(ii) Death. If a Participant dies while the Participant is continuing to perform services for the Company or a Subsidiary or during the period following Retirement and before the Expiration Date, the Successor may exercise the Participant’s Options or Stock Appreciation Rights at any time prior to the applicable Expiration Date, whether or not such Options or Stock Appreciation Rights were otherwise exercisable on the date of the Participant’s death under this Plan or the applicable Award Grant.

(iii) Disability. If the Committee determines that a Participant ceased to perform services for the Company or a Subsidiary because of Disability, any Option or Stock Appreciation Right held by such Participant on the Date of Termination may be exercised (whether or not such Option or Stock Appreciation Right was otherwise exercisable on the Date of Termination under this Plan or the provisions of the Award Grant relating thereto) at any time prior to the Expiration Date.

(iv) Involuntary Termination without Cause. If the Participant ceases to perform services for the Company and its Subsidiaries involuntarily without Cause, the Participant may exercise any outstanding Option or Stock Appreciation Right at any time after and to the extent that such Option or Stock Appreciation Right has become exercisable under the terms of the applicable Award Grant and before the applicable Expiration Date.

(v) Involuntary Termination for Cause. If a Participant ceases to perform services for the Company and its Subsidiaries involuntarily for Cause, any outstanding Options held by such Participant shall be immediately cancelled on such Date of Termination.

(vi) Other Termination. If a Participant ceases to perform services for the Company and its Subsidiaries for any reason other than as set forth in subparagraphs (i) through (v) above, the Participant may exercise any outstanding Option or Stock Appreciation Right at any time after and to the extent that such Option or Stock Appreciation Right has become exercisable under the terms of the applicable Award Grant and before the applicable Expiration Date.

(C) Exercise Procedures

Each Option or Stock Appreciation Right granted under this Plan may be exercised to the extent exercisable, in whole or in part at any time during the Exercise Period, for such number of shares as shall be prescribed by the provisions of the Award Grant evidencing such Option, provided that:

(1) An Option or Stock Appreciation Right may be exercised by the Participant or a Successor only by written notice (in the form prescribed by the Committee) to the Company specifying the number of shares to which such notice applies.

(2) The aggregate Exercise Price of the shares as to which an Option may be exercised shall be, in the discretion of the Committee, (a) paid in U.S. funds by any one or any combination of the following: cash, (including check, draft or wire transfer made payable to the order of the Company), or delivery of Common Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing shares of Common Stock which have been held for more than six months (or such other period of time as the Committee deems appropriate), whose value shall be deemed to be the Fair Market Value on the date of exercise of such Common Stock, or (b) deemed to be paid in full provided the notice of the exercise of an Option is accompanied by a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Exercise Price or (c) paid upon such terms and conditions, including provision for securing the payment of the same, as the Committee, in its discretion, shall provide.

(3) As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Exercise Price of the shares with respect to which an Option has been exercised, a certificate or certificates representing such shares shall be registered in the name or names of the Participant or Successor and shall be delivered to the Participant or Successor. If any part of the Exercise Price is paid on a deferred basis (to the extent such deferral is permitted by the Committee), the shares for which payment has been deferred shall be registered in the name of the Participant or Successor but the certificate or certificates representing such shares shall not be delivered to the Participant or Successor until the Exercise Price for such shares has been paid in full.

(D) Special Rules Relating to Incentive Options

(1) No Incentive Option may be granted to an individual who is not an Employee of the Company or a Subsidiary Corporation.

(2) No Incentive Option may be granted on or after the 10th anniversary of the Effective Date.

(3) The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time during any calendar year by an Employee under all plans of the Company and its Subsidiaries shall not exceed the greater of $100,000 or such sum as may from time to time be permitted under Code section 422.

9.	Other Stock Awards

The Committee may make Awards consisting of Restricted Stock or Restricted Stock Units, containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. Vesting of Restricted Stock Unit Awards granted to other than Directors that are not granted in lieu of other compensation or to replace forfeited awards from a prior service recipient shall require either the achievement of Performance Measures or other performance objectives, or the completion of a specified period of service with the Company or the Subsidiaries. If the right to become vested in a Restricted Stock Award or Restricted Stock Unit Award granted under this Section 9 is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation or to replace forfeited awards from a prior service recipient, then the required period of service for full vesting shall be not less than three years, subject to acceleration of vesting in the following circumstances:

(A) to the extent permitted by the Committee, in the event of the Participant’s death, Disability, or involuntary termination without Cause; or

(B) with respect to Awards granted on or prior to May 16, 2005, in the event of a Change in Control, unless such Award is replaced by an award of equivalent value provided by the Surviving Corporation which replacement award vests not later than the replaced Award and, to the extent not previously vested, vests in full in the event of any involuntary cessation of performance of services for the Surviving Corporation following the Change in Control (other than involuntary termination by reason of an act of dishonesty, moral turpitude or an intentional or grossly negligent act detrimental to the best interests of the Surviving Corporation) unless otherwise determined by the Committee at the time of the Award; and

(C) with respect to any Award granted on or after May 17, 2005, unless otherwise provided by the Committee in any individual Award Agreement at the time of grant, upon (i) the occurrence of a Change in Control if such Award is not assumed, substituted or replaced by a Surviving Corporation or other successor to the business of the Company with an award of equivalent value, or (ii) if clause (i) does not apply, the termination of the Participant’s employment with or services for the Company within 24 months following a Change in Control if such termination is by the Company for reasons other than Cause or by the Participant for Good Reason but, in either case of clause (i) or (ii), only to the extent the Award has not otherwise been terminated and canceled as of such date.

10.	Performance Awards

The Committee may make Awards consisting of Performance Shares or Cash Awards, containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. Performance Awards shall be conditioned on the achievement of Performance Goals, based on one or more Performance Measures, as determined by the Committee, over a performance period (not less than one year) prescribed by the Committee. For Awards under this Section 10 intended to be “performance-based compensation” within the meaning of regulations under Code section 162(m), the grant of the Awards and the performance goals shall be made during the period required under Code section 162(m). In the event that a Change in Control occurs after a Performance Award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Goals relating to the portion of the performance period completed as of the date of the Change in Control.

11.	Non-Transferability

Unless otherwise designated by the Committee to the contrary, each Award granted under the Plan shall by its terms be non-transferable by the Participant (except by will or the laws of descent and distribution). An Option or Stock Appreciation Right shall be exercisable during the Participant’s lifetime only by the Participant, his or her guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. A Participant may also designate a beneficiary to exercise his or her Awards after the Participant’s death. The Committee may amend outstanding Awards to provide for transfer, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members.

12.	Listing and Registration of Shares

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Awards which would result in the purchase or issuance of shares may be exercised or otherwise settled unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

13.	Adjustments

The Committee will make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company’s share price or share status, provided that any such actions are consistently and equitably applicable to all affected Participants.

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, reorganization, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, such adjustments to reflect such change shall be made by the Committee with respect to (i) the aggregate number of shares and/or kind of shares that may be issued under the Plan or that may be subject to Awards of a specified type and/or to any individual; (ii) the number of shares and/or kind of shares covered by outstanding Awards to any individual under the Plan; and/or (iii) the applicable price per share with respect to any outstanding Options, Stock Appreciation Rights and other Awards under the Plan.

14.	Tax Withholding

Delivery of any shares or any other benefits under the Plan is subject to withholding of applicable taxes. The Committee unilaterally or by arrangement with the Participant or Successor shall make appropriate provision for satisfaction of withholding taxes in the case of any transaction under the Plan which gives rise to a withholding requirement. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns and which have been held for more than six months (or such other period of time that the Committee deems appropriate), or (to the extent of minimum statutory withholding requirements) through withholding of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

15.	Amendments and Termination

The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the shareholders of the Company subject to Section 13, (a) increase the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 6(B) or the maximum number of shares that may be issued, as provided in Section 6(C), (b) change the class of individuals eligible for Awards, or (c) change the rules governing Exercise Price. The Board of Directors may, in its discretion, terminate this Plan at any time. No amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Successor), adversely affect the rights of any Participant or Successor under any Award granted under the Plan prior to the date such amendment is adopted, provided that adjustments pursuant to Section 13 are not be subject to such limitation. Subject to the foregoing and the requirements of Code section 162(m), the Board of Directors may without further action on the part of the shareholders of the Company or the consent of Participants, amend the Plan, (a) to permit or facilitate qualification of Options thereafter granted under the Plan as Incentive Options, (b) to ensure compliance with recently enacted provisions of Code Section 409A governing the timing of deferral elections, distribution requirements, and changes in distribution elections, with respect to nonqualified deferred compensation arrangements, and (c) to preserve the Company’s tax deduction under Code section 162(m).

16.	Foreign Jurisdictions

The Committee may, from time to time, adopt, amend, and terminate under the Plan such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction to Participants who are subject to such laws and who receive Awards under the Plan.

17.	Compliance with Code section 162(m)

With respect to Covered Employees, transactions under the Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Code section 162(m) or any successor section thereto. Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void as relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.

18.	Notices

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, Post Office Box 57, Pittsburgh, Pennsylvania 15230, addressed to the attention of the Secretary; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or a Subsidiary or, if applicable, to the Participant’s Successor at the last known address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party.

APPENDIX C

May 8, 2007

H. J. Heinz Company

Audit Committee Charter

Purpose:  The primary functions of the Audit Committee are to:

1.	Oversee management’s establishment and maintenance of processes to provide for the reliability and integrity of the accounting policies, financial statements, and financial reporting and disclosure practices of the Company.

2.	Oversee management’s establishment and maintenance of processes to provide for an adequate system of internal control over financial reporting at the Company and assist with the oversight by the Board of Directors and the Corporate Governance Committee of the Company’s compliance with applicable laws and regulations.

3.	Oversee management’s establishment and maintenance of processes to provide for compliance with the Company’s financial policies.

4.	Retain the independent registered public accounting firm and oversee their independence and oversee the qualifications and performance of both the independent registered public accounting firm and internal auditors.

5.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Responsibilities and Duties:  Among its responsibilities and duties, the Audit Committee shall:

Process and Administration

1.	Hold at least five meetings per year and such additional meetings as may be called by the Chairperson of the Audit Committee, a majority of the members of the Audit Committee, or at the request of the independent registered public accounting firm or the Vice President-Corporate Audit. A quorum shall consist of at least three members.

2.	Create an agenda for the ensuing year.

3.	Report through its Chairperson to the Board of Directors following the meetings of the Audit Committee.

4.	Maintain minutes or other records of meetings and activities of the Audit Committee.

5.	Review the responsibilities outlined in this charter annually and report and make recommendations to the Board of Directors on any revisions to this charter.

6.	Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

7.	Provide a mechanism for the independent registered public accounting firm and internal auditors to communicate directly with the Audit Committee without management present and periodically meet separately with each of the independent registered public accounting firm, internal auditors and management.

8.	Delegate authority to one or more members where appropriate.

9.	Establish a process for, and conduct, an annual performance evaluation of the Audit Committee.

Monitoring and Oversight Activities

1.	Review with management and the independent registered public accounting firm and internal auditors significant risks and exposures, and review and assess the steps management has taken to identify and manage such risks and exposures.

2.	Review and discuss earnings releases, as well as corporate policies with respect to the types of information to be disclosed and types of presentations to be made to analysts and rating agencies.

3.	Review and discuss with management and the independent registered public accounting firm the Company’s quarterly and audited annual financial statements, including (a) matters required to be discussed by the independent registered public accounting firm by Statement on Auditing Standards No. 61 (as it may be amended), and the independent registered public accounting firm’s opinion rendered with respect to such financial statements, and (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The discussion should include, where appropriate, a discussion about the Company’s critical accounting estimates, accounting principles, financial statement presentation, significant financial reporting issues and judgments (including off-balance sheet structures and the use of pro forma or non-GAAP financial information), the adequacy of the Company’s internal controls, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements. Based on this review and discussion, recommend, as appropriate, to the Board of Directors the inclusion of the audited financial statements in the Company’s Form 10-K and annual report.

4.	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting including obtaining from management, their assessments of the Company’s internal control over financial reporting; review the recommendations made by management and the independent registered public accounting firm and internal auditors regarding internal control over financial reporting and other matters relating to the accounting procedures and the books and records of the Company and review any material weaknesses or significant deficiencies in, or changes to, internal control over financial reporting or any fraud involving management reported to the Audit Committee by the independent registered public accounting firm or management and the resolution of any material weaknesses or significant deficiencies.

5.	Receive reports from, and provide the Audit Committee’s views with respect to, any information regarding accounting, internal accounting controls, or audit matters that the Corporate Governance Committee has become aware of as a result of monitoring the Company’s compliance with laws, regulations, and the Global Code of Conduct.

6.	Establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.	Review and approve expense accounts of the Chairman and the Chief Executive Officer (this activity is performed by the Audit Committee Chairperson).

8.	Perform other functions as assigned by the Board of Directors.

Independent Registered Public Accounting Firm and Internal Auditors

1.	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In this regard, the Audit Committee has the sole authority to appoint, subject to ratification by the Company’s shareholders, review the performance of, and as necessary, replace the independent registered public accounting firm, which reports directly to the Audit Committee.

2.	Receive from the independent registered public accounting firm, at least annually, and assess, a report delineating all relationships between the independent registered public accounting firm and the Company and any other relationships that may adversely affect the independence of the independent registered public accounting firm, including an assurance that each member of the engagement team is in compliance regarding length of service.

3.	Review and approve in advance, at the discretion of the Committee, all services planned or expected to be rendered by the Company’s independent registered public accounting firm in accordance with the Audit Committee’s “Engaging the Independent Registered Public Accounting Firm” policy, along with a description of the services and the estimated fees. (By approving the audit engagement, a service within the scope of the engagement shall be deemed to have been pre-approved.)

4.	Review any reports prepared by the independent registered public accounting firm and provided to the Audit Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application, and disclosure of critical accounting policies and practices, alternative treatments, assumptions, estimates or methods that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent registered public accounting firm, and any other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

5.	Obtain and review, at least annually, a report by the independent registered public accounting firm describing (a) the auditing firm’s internal quality-control procedures, and (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities or inspection by the Public Company Accounting Oversight Board, within the preceding five years, and any actions taken to address with any such issues.

6.	As appropriate confer with the independent registered public accounting firm regarding the scope and results of their integrated audit of the consolidated financial statements of the Company, and management’s assessment of the Company’s internal control over financial reporting; review and approve the independent registered public accounting firm’s audit scope and approach and their plans, if any, to use the work of the internal auditors or others; review and approve the Company’s internal audit charter, annual audit plans and budgets (including progress against those plans/budgets and, as appropriate, confer with the internal auditors regarding the scope and results of their work); direct the attention of the independent registered public accounting firm and internal auditors to specific matters or areas deemed by the Audit Committee or the auditors to be of special significance; review with the independent registered public accounting firm and resolve, where applicable, any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent registered public accounting firm’s activities or on access to requested information, and disagreements between management and the independent registered public accounting firm regarding accounting and financial disclosure, as well as any other matters required to be brought to the Audit Committee’s attention by applicable auditing standards; and authorize the independent registered public accounting firm and internal auditors to perform such supplemental reviews or audits as the Audit Committee may deem desirable.

7.	Oversee the independence, objectivity and performance of the internal audit function by reviewing the nature, extent, quality and effectiveness of the internal audit program including the anticipated level of support for and coordination with the independent registered public accounting firm’s audit process, as well as approve the appointment, replacement or dismissal of the Vice President- Corporate Audit.

8.	Set clear hiring policies for employees and former employees of the independent registered public accounting firm.

Composition:  The Audit Committee shall be appointed by the Board of Directors and be composed of at least five Directors, including a Chairperson, each of whom shall meet the NYSE definition of “independent” for directors and audit committee members, including the definition set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as determined by the Board of Directors, and any additional standards adopted by the Board. All Audit Committee members shall, in the judgment of the Board of Directors, be financially literate and at least one member shall be an audit committee financial expert, as defined by the U.S. Securities and Exchange Commission.

Assignment and Removal of Committee Members:  Audit Committee members shall serve until their resignation, retirement or removal by the Board or until a successor is appointed. An Audit Committee member may be removed by majority vote of the independent Directors of the full Board.

Members will be appointed to the Committee by the Board of Directors, upon the recommendation of the Corporate Governance Committee. Audit Committee assignments will be based on the Board member’s business and professional experience and qualifications. The need for continuity, subject matter expertise, tenure and the desires of the individual Board members will also be considered.

No member of the Audit Committee may serve simultaneously on the audit committees of more than two other public companies.

Outside Advisors:  The Audit Committee shall have the authority, and shall have appropriate funding from the Company, to retain independent counsel, accountants and other advisors as the Audit Committee determines appropriate to assist it in the performance of its functions.

Role of Committee:  Although the Audit Committee has the powers and responsibilities set forth in this charter, the role of the committee is generally oversight. The members of the Audit Committee are not full-time employees of the Company and generally are not accountants or auditors by profession. Consequently, the Audit Committee does not conduct audits, independently verify management’s representations, or determine that the Company’s financial statements and disclosures are complete and accurate, are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), or fairly present the financial condition, results of operations and cash flows of the Company in accordance with GAAP. These are the responsibilities of management. The independent registered public accounting firm is responsible for expressing an opinion on the Company’s financial statements and internal control over financial reporting based upon their audit. The Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with GAAP or that the audit of the Company’s financial statements has been carried out in accordance with auditing standards adopted by the Public Company Accounting Oversight Board.

APPENDIX D

November 8, 2006

H. J. HEINZ COMPANY

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE CHARTER

Purpose:  The purpose of the Management Development and Compensation Committee (the “Committee”) is to oversee the process of selecting and planning the succession of the Chief Executive Officer (“CEO”) and other senior executive officers, determine the compensation of the CEO and other senior executives, and review and approve the compensation policies of the Company.

Responsibilities:  The responsibilities and activities of the Committee include but are not limited to:

•	Recommending to the Board candidates for the Chief Executive Officer of the Company.

•	Recommending to the Board candidates for the executive officers who report directly to the Chief Executive Officer.

•	Developing corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance against those goals and objectives, and determining and approving the CEO’s compensation based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. The Committee will solicit the opinions of independent non-Committee Board members before taking final action.

•	Reviewing and approving corporate goals and objectives for compensation payable to executive officers who directly report to the CEO, evaluating their performance, and determining and approving their compensation against such goals, objectives, and performance. The Committee will solicit the opinions of independent non-Committee Board members before taking final action.

•	Reviewing and approving the overall compensation policy for all officers, including the use of employment agreements, retirement and severance plans and arrangements, deferred compensation arrangements, and other executive benefits and perquisites.

•	Making recommendations to the Board with respect to the structure of overall incentive-compensation and equity-based plans applicable to executive officers or other employees and administering such plans, including determining the aggregate number of shares or stock units to be awarded annually and grant terms.

•	Reviewing annually the succession plan of the Chief Executive Officer and other executive officers as part of a Talent Review in which all Board members participate.

•	Encouraging the diversity of candidates for executive positions.

•	Preparing the report of the Management Development and Compensation Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement, reviewing and discussing with management the Company’s disclosures about executive officer compensation, and recommending whether the Company’s compensation discussion and analysis should be included in applicable SEC filings.

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•	Evaluating the Committee’s performance annually and making revisions and updates to this Charter periodically as appropriate.

•	Updating the Board with respect to Committee meetings and actions taken.

•	Delegating any of the above responsibilities to a sub-committee of directors as necessary and as permitted under Pennsylvania law.

Composition:  The Committee is comprised of at least three directors, all of whom must be independent. For purposes hereof, an “independent” director is a director who meets the New York Stock Exchange independence requirements and the Company’s Director Independence Standards. Additionally, members of the Committee must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

Meetings:  The Committee will meet as often as it deems necessary or appropriate but in no event less than four times per year, either in person or by teleconference. A majority of the members of the Committee must be present at a meeting to constitute a quorum. The Committee will keep minutes of its meetings and maintain those minutes with the books and records of the Company.

Assignment and Removal of Committee Members:  Members will be appointed to the Committee by the Board of Directors, upon recommendation of the Corporate Governance Committee. Committee assignments will be based on the Board member’s business and professional experience, qualifications and public service. The need for continuity, subject matter expertise, tenure and the desires of the individual Board members will also be considered. Committee members will serve until their resignation, retirement, removal by the Board or until a successor is appointed. A Committee member may be removed by majority vote of the independent directors of the full Board.

Outside Advisors:  The Committee will have the authority, and shall have appropriate funding from the Company, to retain such outside consultants, experts and other advisors as it determines appropriate to assist it in the performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Committee in the evaluation of director, CEO or senior executive compensation, and to approve the consultant’s fees and other retention terms.

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APPENDIX E

January 10, 2007

H. J. HEINZ COMPANY

CORPORATE SOCIAL RESPONSIBILITY COMMITTEE CHARTER

Purpose: The Committee has oversight of the Company’s attention to issues of social responsibility and the Company’s policies, practices, and progress on social, technical, employment, charitable, political, environmental, and other matters of significance to the Company’s performance, business activities, or reputation as a global corporate citizen.

Responsibilities: The responsibilities and activities of the Committee include but are not limited to:

•	Monitoring issues and practices relating to the Company’s global social accountability, Global Operating Principles, Supplier Guiding Principles, and human rights matters, and overseeing publication of the Company’s Corporate Social Responsibility Report.

•	Reviewing employment issues, EEO matters, diversity initiatives, environmental matters, and workplace health and safety issues.

•	Reviewing issues relating to food safety and security, nutrition, biotechnology, and food packaging regulations.

•	Reviewing significant lawsuits, investigations by governmental entities and other significant legal matters involving the Company or one of its affiliates that affect or could affect the Company’s performance, business activities, or reputation as a global corporate citizen.

•	Monitoring programs and activities aimed at enhancing the Company’s global communications, crisis management, media relations, and community relations.

•	Overseeing the H. J. Heinz Company Foundation and other charitable efforts of the Company and its affiliates.

•	Overseeing the H. J. Heinz Company Political Action Committee and any political and lobbying activity of the Company and its affiliates.

•	When appropriate, making recommendations to the Board with respect to any of the areas that the Committee oversees, reviews, or monitors, and any other major social responsibility policies and practices of the Company.

•	Reviewing and making recommendations to the Board regarding shareholder proposals submitted for inclusion in the Company’s annual proxy materials that relate to social responsibility issues.

•	Consulting with management when necessary and, to the extent appropriate in conducting its responsibilities, seeking advice and assistance from the Company’s employees, legal counsel, or other advisors.

•	Reporting regularly to the Board with respect to the Committee’s responsibilities.

•	Evaluating the Committee’s performance annually.

•	Reviewing this Charter annually and recommending changes to the Board as appropriate.

•	Performing any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

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While the Corporate Social Responsibility Committee has the responsibilities set forth in this Charter, it is not the duty of the Corporate Social Responsibility Committee to plan or implement the Company’s programs with respect to social responsibility or to determine that the Company’s policies and practices on social, technical, employment, charitable, political, or environmental matters are complete, or constitute the most appropriate policies and practices for the Company. This is the responsibility of management.

Composition: The Corporate Social Responsibility Committee is comprised of at least three directors, all of whom must be independent. To be independent, a director must meet the New York Stock Exchange independence requirements and the Company’s Director Independence Standards.

Meetings: The Corporate Social Responsibility Committee will meet as often as it deems necessary or appropriate, but in no event less than two times per year, either in person or by teleconference. At least a majority of the members of the Committee must be present at a meeting to constitute a quorum. The Committee will keep minutes of its meetings and maintain those minutes with the books and records of the Company.

Assignment and Removal of Committee Members: Members, including the Chair, will be appointed to the Committee by the Board, upon recommendation of the Corporate Governance Committee. Committee assignments will be based on the Board member’s business and professional experience, qualifications, and public service. The need for continuity, subject matter expertise, and tenure, and the desires of the individual Board members will also be considered. Committee members will serve until their resignation, retirement, or removal by the Board or until a successor is appointed. A Committee member may be removed by majority vote of the independent directors of the full Board.

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APPENDIX F

May 8, 2007

H. J. HEINZ COMPANY

CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose: The Corporate Governance Committee assists the Board of Directors by identifying, screening and recommending qualified candidates to serve as directors of the Company (consistent with criteria approved by the Board), and maintaining oversight of the Board’s operations and effectiveness and compliance with the Company’s Code of Business Conduct. The Committee takes a leadership role in shaping the corporate governance of the Company.

Responsibilities: The responsibilities and activities of the Committee include:

1.	Monitoring the Company’s compliance with applicable laws, regulations and the Company’s Global Code of Conduct.

2.	Overseeing a set of Corporate Governance Principles applicable to the Company and, at least annually, reviewing and reporting the results of such review to the Board.

3.	Developing and making recommendations to the Board concerning the selection criteria to be used by the Committee in seeking nominees for election to the Board in accordance with the Company’s Corporate Governance Principles.

4.	Reviewing specific Board candidates, including candidates recommended by shareholders, to evaluate their qualifications including, among other things, potential conflicts of interest, and related party transactions.

5.	Reviewing the independence, both in appearance and in fact, of directors and director nominees.

6.	Identifying and recommending qualified candidates for election or reelection to the Board at each Annual Meeting of Shareholders of the Company and for election to fill vacancies on the Board.

7.	Retaining search firms, as necessary, to assist in identifying qualified board candidates. The Committee has the sole authority to retain, terminate search firms and approve search firm fees and other retention terms.

8.	Reviewing and recommending to the Board whether to accept or reject any resignation tendered by a Board member who received a greater number of votes “withheld” from his or her election than “for” such election in an uncontested election for directors.

9.	Recommending to the Board candidates for assignment to or removal from Board committees, and considering the rotation of members of various Board committees.

10.	Considering the need for new Board committees, determining the functions of the various committees, and delegating additional responsibilities to the various committees.

11.	Overseeing the evaluation of the Board and evaluating the Committee’s performance on an annual basis. Periodically reviewing director contributions to the Board.

12.	Reviewing and recommending retirement and/or other tenure policies for directors.

13.	Providing orientation for new directors and continuing education for all directors.

14.	Reviewing and recommending to the Board actions to be taken, if any, regarding resignations tendered by a Board member due to a substantial change in the director’s principal occupation or business association during his or her tenure as a director.

F-1

15.	Reviewing directorships in other public companies offered to senior officers.

16.	Assessing the reporting channels through which the Board receives information, and the quality and timeliness of information received by the Board before meetings and on a periodic basis.

17.	Making recommendations to the Board concerning changes in non-employee director compensation.

18.	Periodically reviewing the adequacy of the Committee’s charter and, if necessary, recommending proposed changes for Board approval.

19.	Establishing the procedure for independent directors to meet outside the presence of management at regularly scheduled executive sessions.

20.	Establishing the procedure for shareholder communications with the Board.

21.	Reviewing management’s responses to shareholder proposals concerning corporate governance issues.

22.	Reviewing at least on an annual basis the policy statement regarding a shareholder rights plan included in the Company’s Corporate Governance Principles and reporting to the Board any recommendations relating thereto as it may deem advisable.

23.	Notifying the Audit Committee of any matters regarding accounting, internal control, or audit matters that this Committee has become aware of as a result of monitoring the Company’s compliance with laws, regulations and the Global Code of Conduct.

Size and Composition: The Committee is comprised of at least three directors, all of whom must be independent. Independent shall mean a director who meets the NYSE’s definition of independence and as determined by the Board in accordance with the Corporate Governance Principles and the H. J. Heinz Company Director Independence Standards. The Committee will designate and the Board will approve one person as Chairman of the Committee.

Meetings: The Corporate Governance Committee will meet at least two times each year, either in person or by teleconference, and a majority of the members of the Committee shall constitute a quorum. The Committee will report regularly to the Board with respect to its activities. The Committee will keep minutes of its meetings and maintain those minutes with the books and records of the Company.

Assignment and Removal of Committee Members: Members will be assigned to the Committee by the Board of Directors, upon recommendation of the Committee. Committee assignments will be based on the member’s business and professional experience, qualifications and public service. The need for continuity, subject matter expertise, tenure and the desires of the individual Board members will also be considered. Committee members will serve for one year until their next re-election, resignation, retirement, removal, or reassignment by the Board or until a successor is assigned. A Committee member may be removed by majority vote of the independent directors of the full Board.

Outside Advisors: The Committee has the authority to retain, terminate and approve the compensation of such outside consultants, experts and other advisors as it determines appropriate to assist it in the performance of its functions.

Delegation: As necessary, the Committee may delegate its responsibilities to a subcommittee, to the extent permitted by applicable law and regulations, provided that the subcommittee consists entirely of independent directors.

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APPENDIX G

May 2007

H. J. Heinz Company

Director Independence Standards

1.	Absence of a material relationship

An “independent” director is a director who the Board of Directors has determined has no material relationship with Heinz, either directly, or as a partner, shareholder, or executive officer of an organization that has a relationship with Heinz. A relationship is “material” if, in the judgment of the Board, the relationship would interfere with the director’s independent judgment. For purposes of these standards, “Heinz” means H. J. Heinz Company and its consolidated subsidiaries, collectively.

a.	Materiality Guidelines

The Board of Directors has established guidelines for determining when a relationship between a director (or an organization with which a director is associated), and Heinz, is material. In determining whether a particular relationship would be viewed as interfering with a director’s independent judgment, the Board considers among other things, the guidelines set forth below.

A director is not deemed to be independent if:

•	the director, or the director’s “immediate family member”[1]; received any payment from Heinz in excess of $100,000 during any twelve-month period within the last three years, other than compensation for board service and pension or other forms of deferred compensation for prior service with Heinz, except that compensation received by an immediate family member for service as an employee of Heinz (other than as an executive officer) need not be considered in determining independence;

•	the director is an executive officer or employee of, or his or her immediate family member, is an executive officer of, a company, or other for profit entity, to which Heinz made, or from which Heinz received for property or services (other than those arising solely from investments in the Company’s securities), payments in excess of the greater of $1 million or 2% of such company’s consolidated gross revenues in any of the last three fiscal years;

•	the director serves as an executive officer of any tax exempt organization which received contributions from Heinz in any of the preceeding three fiscal years in an aggregate amount that exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

1  An immediate family member includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

b.	Relationships

The Board will consider each relationship not only from the standpoint of the director, but also from the standpoint of persons and organizations with which the director has a relationship.

Without limiting the types of relationships that the Board may determine to not be material, the Board has determined that relationships of the following types will not be considered material relationships that would impair a director’s independence:

•	commercial relationships in which a director (or a member of his or her immediate family)

(a) is the holder together with any other directors or executive officers of less than a 10% equity interest in an entity which is a party to a transaction with the Company; or

(b) is a director, officer or employee of or the holder together with any other directors or executive officers of a ten percent or greater equity interest in an entity with which the Company has ordinary course business dealings or with which the Company has a commercial banking, investment banking or insurance brokerage relationship, in each case, (i) to which Heinz has not made, or from which Heinz has not received for property or services (other than those arising solely from investments in the Company’s securities), payments in excess of the greater of $1 million or 2% of such entity’s consolidated gross revenues in any of the last three fiscal years and (ii) where the director (or immediate family member) is not directly involved in the entity’s business dealings with the Company; or

•	membership in, or association with, the same professional association, social, educational, fraternal or religious organization, club or institution, as an executive officer or other director of the Company.

Notwithstanding the above, any other type of relationship not included in the categorical standards described in this section would have to be evaluated independently by the Board of Directors.

2.	Three-year cooling-off period

In addition to the guidelines set forth above:

•	No director (other than the Chief Executive Officer) will be independent if he or she is currently, or was at any time within the last three years, an employee of Heinz.

•	No director, and no immediate family member of a director, may currently be, or have been within the last three years, employed as an executive officer of another company where any of Heinz’s present executive officers at the same time serves or served on that company’s compensation committee.

•	No director will be independent if he or she has any immediate family member that is currently, or was at any time within the last three years, an executive officer of Heinz.

•	No director will be independent if (i) he or she or an immediate family member is a current partner of a firm that is Heinz’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm; and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or

(iv) the director or an immediate family member was at any time within the last three years but is no longer a partner or employee of such a firm and personally worked on Heinz’s audit within that time.

3.	Additional requirements for Audit Committee members

In addition to the guidelines set forth above, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director:

•	receives directly or indirectly any consulting, advisory, or compensatory fee from Heinz, other than fees for service as a director or fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Heinz (provided that such compensation is not contingent in any way on continued service); or

•	is an affiliated person of Heinz or it subsidiaries, as determined in accordance with Securities and Exchange Commission (“SEC”) regulations. In this regard, Audit Committee members are prohibited from owning or controlling more than 10% of any class of Heinz’s voting securities or such lower amount as may be established by the SEC.

4.	Additional requirements for Compensation Committee members

In addition to the guidelines set forth above, a director is not considered independent for purposes of serving on the Compensation Committee, and may not serve on the Compensation Committee, if the director:

•	receives directly or indirectly any remuneration as specified for purposes of Section 162(m) of the Internal Revenue Code;

•	has ever been an officer of Heinz; or

•	has a direct or indirect material interest in any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships required to be disclosed under SEC Regulation S-K Item 404(a) and involving, generally, amounts in excess of $120,000.

5.	Compliance with NYSE listing standards and Securities and Exchange Commission regulations

These independence standards are intended to meet the requirements of the NYSE listing standards and regulations adopted by the Securities and Exchange Commission and the Internal Revenue Service.

H. J. HEINZ COMPANY
This Proxy is Solicited on Behalf of the Board of Directors
WILLIAM R. JOHNSON, THEODORE N. BOBBY, and ARTHUR B. WINKLEBLACK are, and each of them is, appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H. J. Heinz Company to be held at The Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania 15222, on Wednesday, August 15, 2007, at 9:00 a.m., and at any adjournments thereof, and to vote the number of shares of Common Stock that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting in the manner specified and on any other business that may properly come before the meeting.
Please vote on the matters stated on the reverse side. You can vote by signing, dating, and returning the proxy card promptly using the enclosed envelope or by Internet or toll-free telephone by following the instructions on the reverse side of this proxy card.
This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is given on this card, this proxy will be voted “FOR” Items 1 through 7.
Address Change/Comments (Mark the Corresponding Box on the Reverse Side)
s FOLD AND DETACH HERE s
ADMISSION TICKET H. J. HEINZ COMPANY
2007 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, August 15, 2007 9:00 a.m.
The Westin Convention Center Hotel 1000 Penn Avenue Pittsburgh, Pennsylvania 15222
THIS TICKET WILL ADMIT TWO PERSONS

Mark Here for Address Change or Comments
PLEASE SEE REVERSE SIDE
The Board of Directors recommends a vote FOR all seven proposals.
1. Election of Directors
Nominees: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN
2. Ratification of Independent Registered 5. To amend the Company By-Laws and Articles
01 W. R. Johnson 07 D. R. O’Hare of Incorporation to reduce the shareholder Public Accounting Firm.
02 C. E. Bunch 08 N. Peltz vote required to amend limitation of director liability and director and officer indemnification.
03 L. S. Coleman, Jr. 09 D. H. Reilley
04 J. G. Drosdick 10 L. C. Swann 3. To amend and extend the Amended and 6. To amend the Company Articles of
05 E. E. Holiday 11 T. J. Usher Restated Global Stock Purchase Plan. Incorporation to reduce the shareholder
06 C. Kendle 12 M. F. Weinstein vote required to approve certain business combinations.
FOR all twelve WITHHOLD nominees AUTHORITY 4. To approve performance metrics under
7. To amend the Company Articles of Incorpo-unless to vote the Fiscal Year 2003 Stock Incentive Plan. ration to require a majority voting standard otherwise for all in the election of directors. indicated. nominees.
Yes No INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below. The proxies are also authorized to vote, Will Attend in their discretion, upon such other matters Meeting as may properly come before the meeting. Signature (and title, if applicable) Date
NOTE: Please sign exactly as your name appears on this proxy. If joint owners, EITHER may sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full name, title, and company name.
s FOLD AND DETACH HEREs
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to Annual Meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.
Internet Telephone Mail www.proxyvoting.com/hnz 1-866-540-5760
Mark, sign, and date Use the Internet to vote your proxy. Use any touch-tone telephone to vote your proxy card Have your proxy card in hand when your proxy. Have your proxy card in and you access the web site. OR hand when you call. OR return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report on the Internet at: www.heinz.com/annual_report/ and the Proxy Statement at: www.heinz.com/proxy/

H. J. HEINZ COMPANY
This Proxy is Solicited on Behalf of the Board of Directors
WILLIAM R. JOHNSON, THEODORE N. BOBBY, and ARTHUR B. WINKLEBLACK are, and each of them is, appointed and authorized to represent the undersigned at the Annual Meeting of Shareholders of H. J. Heinz Company to be held at The Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania 15222, on Wednesday, August 15, 2007, at 9:00 a.m., and at any adjournments thereof, and to vote the number of shares of Third Cumulative Preferred Stock that the undersigned would be entitled to vote if personally present on all proposals coming before the meeting in the manner specified and on any other business that may properly come before the meeting.
Please vote on the matters stated on the reverse side. You can vote by signing, dating, and returning the proxy card promptly using the enclosed envelope or by Internet or toll-free telephone by following the instructions on the reverse side of this proxy card.
This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is given on this card, this proxy will be voted “FOR” Items 1 through 7.
Address Change/Comments (Mark the Corresponding Box on the Reverse Side)
s FOLD AND DETACH HERE s
ADMISSION TICKET H. J. HEINZ COMPANY
2007 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, August 15, 2007 9:00 a.m.
The Westin Convention Center Hotel 1000 Penn Avenue Pittsburgh, Pennsylvania 15222
THIS TICKET WILL ADMIT TWO PERSONS

Mark Here for Address Change or Comments
PLEASE SEE REVERSE SIDE
The Board of Directors recommends a vote FOR all seven proposals.
1. Election of Directors
Nominees: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN
2. Ratification of Independent Registered 5. To amend the Company By-Laws and Articles
01 W. R. Johnson 07 D. R. O’Hare of Incorporation to reduce the shareholder Public Accounting Firm.
02 C. E. Bunch 08 N. Peltz vote required to amend limitation of director liability and director and officer indemnification.
03 L. S. Coleman, Jr. 09 D. H. Reilley
04 J. G. Drosdick 10 L. C. Swann 3. To amend and extend the Amended and 6. To amend the Company Articles of
05 E. E. Holiday 11 T. J. Usher Restated Global Stock Purchase Plan. Incorporation to reduce the shareholder
06 C. Kendle 12 M. F. Weinstein vote required to approve certain business combinations.
FOR all twelve WITHHOLD nominees AUTHORITY 4. To approve performance metrics under
7. To amend the Company Articles of Incorpo-unless to vote the Fiscal Year 2003 Stock Incentive Plan. ration to require a majority voting standard otherwise for all in the election of directors. indicated. nominees.
Yes No INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below. The proxies are also authorized to vote, Will Attend in their discretion, upon such other matters Meeting as may properly come before the meeting. Signature (and title, if applicable) Date
NOTE: Please sign exactly as your name appears on this proxy. If joint owners, EITHER may sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full name, title, and company name.
s FOLD AND DETACH HEREs
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to Annual Meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.
Internet Telephone Mail www.proxyvoting.com/hnz-pre 1-866-540-5760
Mark, sign, and date Use the Internet to vote your proxy. Use any touch-tone telephone to vote your proxy card Have your proxy card in hand when your proxy. Have your proxy card in and you access the web site. OR hand when you call. OR return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report on the Internet at: www.heinz.com/annual_report/ and the Proxy Statement at: www.heinz.com/proxy/

H. J. HEINZ COMPANY
VOTING INSTRUCTION CARD FOR 2007 ANNUAL MEETING
H. J. Heinz Company Employee Stock Ownership Plan/Employees Retirement and Savings Plan H. J. Heinz Company SAVER Plan
The undersigned, as a participant in one or more of the H. J. Heinz Company benefit plans noted above, hereby directs Mellon Bank, N. A. as trustee (“the Trustee”) of the plans, to vote all shares of Common Stock of H. J. Heinz Company (“the Company”) credited to the undersigned’s account in such plans at the Annual Meeting of Shareholders of the Company to be held on August 15, 2007, and at any adjournments thereof, in accordance with these instructions, on the matters stated on the reverse side, and on the transaction of such other business as may properly come before the meeting. Your vote is important to us. Plan participants may give directions by toll-free telephone or Internet by following the instructions on this form or by completing, dating, and signing this form and returning it promptly in the enclosed postage-paid envelope. If you give your instructions by Internet or by telephone you do not need to mail back an instruction form. The shares represented by this voting instruction form will be voted as directed. If your signed confidential voting instructions are received by August 13, 2007, but you do not indicate your preferences as to the matters being voted upon, or if your signed confidential voting instructions are not received by August 13, 2007, the shares, together with other shares for which no instructions were received, will be voted on each proposal in the same proportions as the Trustee votes shares for which clear and timely instructions were received by the Trustee from other plan participants.
Address Change/Comments (Mark the Corresponding Box on the Reverse Side)
s FOLD AND DETACH HERE s
ADMISSION TICKET H. J. HEINZ COMPANY
2007 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, August 15, 2007 9:00 a.m.
The Westin Convention Center Hotel 1000 Penn Avenue Pittsburgh, Pennsylvania 15222
THIS TICKET WILL ADMIT TWO PERSONS

Mark Here for Address Change or Comments
PLEASE SEE REVERSE SIDE
The Board of Directors recommends a vote FOR all seven proposals.
1. Election of Directors
Nominees: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN
2. Ratification of Independent Registered 5. To amend the Company By-Laws and Articles
01 W. R. Johnson 07 D. R. O’Hare of Incorporation to reduce the shareholder Public Accounting Firm.
02 C. E. Bunch 08 N. Peltz vote required to amend limitation of director liability and director and officer indemnification.
03 L. S. Coleman, Jr. 09 D. H. Reilley
04 J. G. Drosdick 10 L. C. Swann 3. To amend and extend the Amended and 6. To amend the Company Articles of
05 E. E. Holiday 11 T. J. Usher Restated Global Stock Purchase Plan. Incorporation to reduce the shareholder
06 C. Kendle 12 M. F. Weinstein vote required to approve certain business combinations.
FOR all twelve WITHHOLD nominees AUTHORITY 4. To approve performance metrics under
7. To amend the Company Articles of Incorpo-unless to vote the Fiscal Year 2003 Stock Incentive Plan. ration to require a majority voting standard otherwise for all in the election of directors. indicated. nominees.
Yes No INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below. The proxies are also authorized to vote, Will Attend in their discretion, upon such other matters Meeting as may properly come before the meeting. Signature (and title, if applicable) Date
NOTE: Please sign exactly as your name appears on this proxy. If joint owners, EITHER may sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full name, title, and company name.
s FOLD AND DETACH HEREs
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your Internet or telephone vote authorizes the proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.
Your Internet and Telephone Voting is available through 11:59 P.M. Eastern Time on August 13, 2007.
Internet Telephone Mail www.proxyvoting.com/hnz-emp 1-866-540-5760
Mark, sign, and date Use the Internet to vote your proxy. Use any touch-tone telephone to vote your proxy card Have your proxy card in hand when your proxy. Have your proxy card in and return it in the you access the web site. OR hand when you call. OR enclosed postage-paid envelope.
If you vote your proxy card by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report on the Internet at: www.heinz.com/annual_report/ and the Proxy Statement at: www.heinz.com/proxy/